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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Soliciting Material under §240.14a-12

Ford Motor Company
(Name of Registrant as Specified In Its Charter)

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Notice of 2019 Virtual Annual Meeting
of Shareholders and Proxy Statement

Thursday, May 9, 2019 at 8:30 a.m., Eastern Daylight Savings Time
Virtual Annual Meeting of Shareholders
Online Meeting Only — No Physical Meeting Location

Ford Motor Company One American Road Dearborn, Michigan 48126-2798

Dear Shareholders:

It is my pleasure to inform you that our 2019 Annual Meeting of Shareholders will be conducted online on Thursday, May 9, 2019, starting at 8:30 a.m. EDT. The virtual nature of the meeting will continue to enable increased shareholder accessibility, while improving meeting efficiency and reducing costs. Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. Information on how to participate in this year's virtual meeting can be found on page 87.

In 2018 we took aggressive steps to improve the efficiency and focus of our traditional automotive business. Equally important we accelerated our efforts to be a leader in the mobility services of tomorrow. While 2018 was challenging, we still achieved our ninth consecutive year of solid earnings and positive operating-related cash flow. These profits enabled us to distribute $3.1 billion to our shareholders last year, and $18.4 billion since 2012.

As we strengthen our product portfolio we are committed to reducing vehicle emissions by delivering CO2 reductions consistent with the Paris Climate Accord. We are investing $11 billion in electrification to deliver 40 new hybrid and electric vehicles globally by 2022.

Looking farther into the future, the actions we are taking to improve efficiencies are freeing up capital to invest in emerging businesses. We expect to invest $4 billion in our autonomous vehicle efforts through 2023, including our $1 billion investment in Argo AI.

As we move into the 21st century we are reimagining what mobility will look like beyond the privately owned internal combustion engine automobile. That means not just smart cars, but also smart roads, smart parking, and smart public transit systems, all talking to one another. It means rethinking cities so that even as millions more people move to cities the air is cleaner, the streets less congested and everyone has access to efficient, affordable and sustainable mobility.

Since the days of the Model T people have trusted us to get them where they want to go, do what is right for them and make their lives better. Whatever form mobility takes in the future, our Board of Directors, leadership team and extended family of employees are determined to continue earning your trust as we strive to become the world's most trusted company designing smart vehicles for a smart world.

Thank you for your support of our efforts.

March 29, 2019

/s/ William Clay Ford, Jr.

William Clay Ford, Jr.
Chairman of the Board

Notice of Virtual Annual Meeting of
Shareholders of Ford Motor Company

Thursday, May 9, 2019
8:30 a.m., Eastern Daylight Savings Time

This year's virtual annual meeting will begin promptly at 8:30 a.m., Eastern Daylight Savings Time. If you plan to participate in the virtual meeting, please see the instructions on page 87 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/FORD2019.

ITEMS OF BUSINESS:

1.
The election of the 13 director nominees named in the Proxy Statement.

2.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford's independent registered public accounting firm for 2019.

3.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.

4.
Approval of the Tax Benefit Preservation Plan.

5.
Consideration of the three shareholder proposals set forth in the Proxy Statement.

If you were a shareholder at the close of business on March 13, 2019, you are eligible to vote at this year's annual meeting.

Please read these materials so that you will know which items of business we intend to cover during the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or online as to how you would like your shares voted. This will allow your shares to be voted as you instruct even if you cannot participate in the meeting. Instructions on how to vote your shares by telephone or online are on the proxy card enclosed with the Proxy Statement.

Please see Other Items and the Questions and Answers section beginning on page 83 for important information about the proxy materials, voting, the virtual annual meeting, Company documents, communications, and the deadline to submit shareholder proposals for the 2020 Annual Meeting of Shareholders.

Shareholders are being notified of the Proxy Statement and the form of proxy beginning March 29, 2019.

March 29, 2019

Dearborn, Michigan

/s/ Jonathan E. Osgood

Jonathan E. Osgood
Secretary

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or online voting. See our Questions and Answers beginning on page 84 for information about the virtual meeting and voting by telephone or online and how to revoke a proxy.

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS	2019 Proxy Statement	i

ii	TABLE OF CONTENTS	2019 Proxy Statement

Proxy Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the Questions and Answers section beginning on page 84 for important information about proxy materials, voting, the virtual annual meeting, Company documents, and communications.

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning March 29, 2019.

TIME OF VIRTUAL ANNUAL MEETING

Thursday, May 9, 2019
8:30 a.m., Eastern Daylight Savings Time
We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FORD2019. There will not be a physical meeting location.	Corporate Website: www.corporate.ford.com Annual Report: www.annualreport.ford.com

MEETING AGENDA

VOTING MATTERS	Board Recommendations	Pages

Election of the 13 Director Nominees Named in the Proxy Statement	FOR	24-33
Ratification of Independent Registered Public Accounting Firm	FOR	34-35
Approval of the Compensation of the Named Executives	FOR	36-72
Approval of the Tax Benefit Preservation Plan	FOR	73-75
Shareholder Proposal — Give Each Share an Equal Vote	AGAINST	76-78
Shareholder Proposal — Lobbying Disclosure	AGAINST	79-80
Shareholder Proposal — Political Spending Disclosure	AGAINST	81-82

CORPORATE GOVERNANCE HIGHLIGHTS

•
Lead Independent Director

•
Independent Board Committees — Audit, Compensation, and Nominating and Governance

•
Committee Charters

•
Independent Directors Meet Regularly Without Management and Non-Independent Directors

•
Regular Board and Committee Self-Evaluation Process

•
Separate Chairman of the Board and CEO

•
Confidential Voting

•
Shareholders Have the Right to Call Special Meetings
•
Shareholders May Take Action by Written Consent

•
Strong Codes of Ethics

•
Annual Election of All Directors

•
Majority Vote Standard — No Supermajority Voting Requirement

•
Board Meetings in 2018: 9

•
Standing Board Committees — Meetings in 2018: Audit: 11, Compensation: 8, Finance: 7, Nominating and Governance: 4, Sustainability and Innovation: 4

•
77% of the Director Nominees are Independent

PROXY SUMMARY	2019 Proxy Statement	1

DIRECTOR NOMINEES

	AGE DIRECTOR SINCE PRINCIPAL OCCUPATION	QUALIFICATIONS	COMMITTEES	OTHER BOARDS

Stephen G. Butler Independent	71 2004 Retired Chairman and Chief Executive Officer, KPMG, LLP and retired Chairman of KPMG International		Audit (Chair) Nominating & Governance	ConAgra Brands, Inc

Kimberly A. Casiano Independent	61 2003 President, Kimberly Casiano & Associates, San Juan, Puerto Rico		Audit Nominating & Governance Sustainability & Innovation	Mead Johnson Nutrition Company Mutual of America

Anthony F. Earley, Jr. Independent	69 2009 Retired Executive Chairman of the Board of Directors, PG&E Corporation		Compensation (Chair) Nominating & Governance Sustainability & Innovation	Southern Company

Edsel B. Ford II	70 1988 Consultant, Ford Motor Company		Finance Sustainability & Innovation

William Clay Ford, Jr.	61 1988 Executive Chairman and Chairman of the Board of Directors, Ford Motor Company		Finance (Chair) Sustainability & Innovation

James P. Hackett	63 2017 President and Chief Executive Officer, Ford Motor Company

William W. Helman IV Independent	60 2011 General Partner, Greylock Partners		Finance Nominating & Governance Sustainability & Innovation (Chair)

William E. Kennard Independent	62 2015 Chairman, Velocitas Partners LLC		Finance Nominating & Governance (Chair) Sustainability & Innovation	AT&T Inc. MetLife, Inc. Duke Energy Corporation

John C. Lechleiter Independent	65 2013 Retired Chairman, Eli Lilly and Company		Compensation Nominating & Governance	Nike, Inc.

John L. Thornton Independent	65 1996 Executive Chairman, Barrick Gold Corporation		Compensation Finance Nominating & Governance	Barrick Gold Corporation

John B. Veihmeyer Independent	63 2017 Retired Chairman and Chief Executive Officer, KPMG, LLP and retired Chairman of KPMG International		Audit Nominating & Governance

Lynn M. Vojvodich Independent	51 2017 Former Executive Vice President & Chief Marketing Officer, Salesforce		Audit Nominating & Governance Sustainability & Innovation	Booking Holdings Inc.

John S. Weinberg Independent	62 2016 Chairman of the Board of Directors and Executive Chairman, Evercore Partners Inc.		Finance Nominating & Governance Sustainability & Innovation	Evercore Partners Inc.

2	PROXY SUMMARY	2019 Proxy Statement

CD&A Roadmap

1 Performance

- Company Net Income of $3.7 billion
- Company Adjusted EBIT of $7.0 billion*
- Company Adjusted Operating Cash Flow of $2.8 billion*
- Distributed $3.1 billion to shareholders, including a supplemental dividend

2 Compensation Determination

- Continued alignment of the interests of our executives with those of our shareholders through performance-based compensation with a significant portion tied to the Company's stock performance
- 2018 Performance Unit grant has a three-year performance period with key internal financial metrics (75% weighting) and relative TSR metric (25% weighting)
- Consistent application of our Compensation Philosophy, Strategy, and Guiding Principles

3 Risk and Governance

- Appropriate mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities
- Rigorous clawback and recovery provisions addressing events such as restatement of financials due to misconduct, violation of non-compete provisions, or ethical or criminal violations
- Stock ownership guidelines that align executive and shareholder interests
- Capped payouts of Incentive Bonuses and Performance Unit grants

4 NEO Compensation

- Incentive Bonus Plan paid out at 72% of target based on performance against metrics
- 2016 Performance Unit grants paid out at 38% of target based on performance against metrics
- 2018 Performance Units have three-year performance period—payout in 2021
- NEO pay levels are commensurate with 2018 performance and overall business results — reinforcing Ford's pay-for-performance compensation philosophy

5 2018 Say-on-Pay

- 2018 Say-on-Pay vote received 96.1% support
- Implemented double-trigger change-in-control provisions beginning with 2016 equity grants

6 Say-on-Pay Approval

- 2018 laid the foundation for becoming the world's most trusted company, building smart cars for a smart world
- Pay is commensurate with business performance
- Pay practices are aligned with shareholder interests
- Pay is tied to robust risk and governance features
- Added gender pay equity statement to our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles

*
See pages 27, 74, and 75 of Ford's 2018 Form 10-K for definitions and reconciliations to GAAP.

PROXY SUMMARY	2019 Proxy Statement	3

*	See pages 27 and 74 of Ford's 2018 Form 10-K for definitions and reconciliations to GAAP.

IMPROVING OUR FITNESS TO FINANCE OUR GROWTH

The information in this Performance Section shows we continue to deliver positive results over a sustained time period. In order to create greater value for our stakeholders, it is important that we attack costs as well as redesign our business operations to take advantage of future growth opportunities. The graphics below show some of our achievements in our areas of strength and the strategic choices we are making to drive future growth.

ACHIEVEMENTS	STRATEGIC CHOICES

In 2018, Ford was America's best-selling vehicle brand for the ninth consecutive year	Announced that we would exit sedan silhouettes in North America and focus our portfolio on more profitable and faster growing segments
Launched Ranger in the U.S., the second best-selling medium pickup outside the U.S.	Signed memorandum of understanding with Mahindra Group in India to co-develop midsize and compact SUVs, electric vehicles, and connected car solutions
Full-year F-Series sales were up 1.4 percent on a total of 909,330 trucks sold, marking its 42nd year as America's best-selling pickup	Miami Automated Vehicle drive for analysts and media highlighted our technology and business models for moving people and goods — exceeded expectations
Ford was the commercial vehicle leader in Europe for the fourth straight year	Announced plan to deploy cellular vehicle-to-vehicles technology in all-new vehicles in the U.S. beginning in 2022
Began redesign of our global salaried workforce to increase effectiveness and efficiency	Announced the first formal agreements in a broad alliance with Volkswagen to develop commercial vans and medium-sized pickups for global markets

4	PROXY SUMMARY	2019 Proxy Statement

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for stockholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback provision in our incentive grants
Maintain robust stock ownership goals for executives

Condition grants of long-term incentive awards on non-competition and non-disclosure restrictions
Mitigate undue risk-taking in compensation programs
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Compensation Committee (see Corporate Governance — Compensation Committee Operations on pp. 16-17)
Include a double-trigger change-in-control provision for equity grants (see Compensation Discussion and Analysis — 2018 Say-on-Pay on p. 58)

PROXY SUMMARY	2019 Proxy Statement	5

WE DO NOT

Provide evergreen employment contracts
Pay out dividend equivalents on equity awards during vesting periods or performance periods

Maintain individual change-in-control agreements for Named Executives
Reprice options

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long- Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Variable	% of Salary

Form of Delivery	Cash	Cash	Performance Units* and Time-Based Units*	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

*
A Performance Unit is an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Restricted Stock Unit ("Time-Based Unit") represents the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

6	PROXY SUMMARY	2019 Proxy Statement

Our compensation practices have been consistently supported by shareholders, as evidenced by recent Say-on-Pay results.

We regularly meet with investors and consider any concerns shared with us. For instance, in 2015 we made significant changes to our Performance Unit program that addressed investor comments.

•
Named Executives' compensation is tied to our 2018 and 2016-2018 performance periods

•
80% of our Named Executives' target compensation is performance-based

•
We added a gender pay equity statement to our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles
•
Executive stock ownership guidelines continue to align the interests of executives with shareholders

•
We continued a modest share buyback program to offset the dilutive effect of our equity compensation plans

•
Executive pay practices are tied to robust risk and control features

PROXY SUMMARY	2019 Proxy Statement	7

8	PROXY SUMMARY	2019 Proxy Statement

STAKEHOLDER ENGAGEMENT

Ford has a philosophy of direct, open, transparent and frequent engagement with our stakeholders, including:

•
Ford's senior leadership team and Investor Relations met with fixed income and equity holders, as well as potential holders, at eighteen conferences and eighteen roadshows. We hosted quarterly earnings calls, which were webcast, and also engaged with the capital markets via phone calls, emails, in-house meetings, and other industry events. We also held an autonomous vehicle event in Miami attended by key stakeholders.

•
As an indication of our commitment to fostering strong communication ties with our stakeholders, we met with shareholders representing 57% of our institutional equity investor base and fixed income investors holding 25% of our unsecured debt outstanding. Topics discussed included: long term strategy, financial and operating performance, risk management, and environmental, social and governance practices. We found these meetings to be informative, and we continue to incorporate many stakeholder suggestions into our Proxy Statement and communications strategy.

ENVIROMENTAL, SOCIAL, AND GOVERNANCE

For Ford, the commitment to create a better world is as strong as ever before. We apply our global reach and resources to bring about positive impact, provide trusted mobility and drive human progress. Each June, we release our Sustainability Report, which details our performance and progress toward our sustainability and corporate responsibility goals. Some of our highlights in our 2017-2018 report are the following:

Reaffirmed our commitment to address climate change by delivering CO2 reductions consistent with the Paris Accord
We completed our first formal human rights saliency assessment in line with the UN Guiding Principles Reporting Framework and are taking steps to develop action plans to manage and remediate issues identified, and expand reporting on them
We are investing $11 billion to put hybrid and fully electric vehicles models on the road by 2022, as well as responsible development of the self-driving car	Through our supply chain initiative, the Partnership for A Cleaner Environment (PACE), we shared our best practice examples with 50 suppliers, to minimize our overall environmental impact

In 2017, we achieved our carbon dioxide manufacturing emissions reduction goal eight years ahead of schedule, reducing our global CO2 emissions from manufacturing operations by 30% per vehicle produced
In 2017, $63 million of charitable donations were made through the Ford Motor Company Fund. More than 237,000 volunteering hours were donated by current and retired employees across more than 1,700 community projects in 40 countries

PROXY SUMMARY	2019 Proxy Statement	9

Corporate Governance

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford's Corporate Governance Principles may be found on its website at www.corporate.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation and continuing education, and a requirement that the Board and each of its Committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company's Corporate Governance Principles by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Our Governance Practices

Ford has a long history of operating under sound corporate governance practices, which is a critical element of creating profitable growth for all. These practices include the following:

Annual Election of All Directors.
Majority Vote Standard. Each director must be elected by a majority of votes cast.
Independent Board. 77% of the Director Nominees are independent.
Lead Independent Director. Ensures management is adequately addressing the matters identified by the Board.
Independent Board Committees. Each of the Audit, Compensation, and Nominating and Governance committees is comprised entirely of independent directors.
Committee Charters. Each standing committee operates under a written charter that has been approved by the Board and is reviewed annually.
Independent Directors Meet Regularly Without Management and Non-Independent Directors.
Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.

Mandatory Deferral of Compensation for Directors. In 2018, approximately 68% of annual director fees were mandatorily deferred into Ford restricted stock units, which strongly links the interests of the Board with those of shareholders.
Separate Chairman of the Board and CEO. The Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors.
Confidential Voting.
Special Meetings. Shareholders have the right to call a special meeting.
Shareholders May Take Action by Written Consent.

Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all directors and senior financial personnel, and a code of conduct that applies to all employees.

10	CORPORATE GOVERNANCE	2019 Proxy Statement

Leadership Structure

Ford determines the most suitable leadership structure from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors. James P. Hackett is our President and CEO, and William Clay Ford, Jr., is Chairman of the Board of Directors as well as our Executive Chairman. We believe this structure is optimal for Ford at this time because it allows Mr. Hackett to focus on leading the organization while allowing Mr. Ford to focus on leading the Board of Directors. Furthermore, the Board has appointed Ellen R. Marram as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chairman of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. The duties of the Lead Independent Director include:

•
chairing the executive sessions of our independent directors;

•
advising on the selection of Board Committee Chairs; and

•
working with Mr. Ford and Mr. Hackett to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chairman, and Lead Independent Director and provides Ford with sound corporate governance in the management of its business.

Board Meetings, Composition, and Committees

COMPOSITION OF BOARD OF DIRECTORS / NOMINEES

The Nominating and Governance Committee recommends the nominees for all directorships. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to the Board to serve until the next annual meeting. In 2018 we implemented a more robust peer and Board and Committee self-assessment process. The Lead Independent Director communicates with each director concerning their performance and that of their peers and shares any significant concerns. We also instituted an evaluation process whereby every five years each director's skills and qualifications are analyzed as to whether such skills and qualifications remain relevant in light of changing business conditions.

During 2018, the Committee recommended that the size of the Board be kept at 14. Ms. Marram is not standing for re-election this year having reached our mandatory retirement age. Consequently, the Committee recommended that the size of the Board be reduced to 13 at this time.

The Board believes that it has an appropriate mix of short- and medium-tenured directors as well as long-tenured directors that provide a balance that enables the Board to benefit from fresh insights and historical perspectives during its deliberations. In addition, having two members of the Ford family, William Clay Ford, Jr. and Edsel B. Ford II, who are first cousins, bring a unique historical and long-term perspective to Board deliberations. In addition, the Board has managed succession planning effectively with strategic waivers of the mandatory retirement age where appropriate to maintain certain expertise while new directors supplement the Board structure.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications, and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than November 30, 2019, to be considered by the Committee for inclusion in the following year's nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on p. 24 under Election of Directors.

CORPORATE GOVERNANCE	2019 Proxy Statement	11

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Lead Independent Director or at the request of any non-employee director. Additionally, all of the independent directors meet periodically (at least annually) without management or non-independent directors present.

BOARD COMMITTEES

Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the New York Stock Exchange LLC ("NYSE") Listed Company and Securities and Exchange Commission ("SEC") rules and the Company's Corporate Governance Principles. Under these standards members of the Audit Committee also satisfy the heightened SEC independence standards for audit committees and the members of the Compensation Committee satisfy the additional NYSE independence standards for compensation committees. Each member of the Audit Committee also meets the financial literacy requirements of the NYSE Listed Company rules. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company's expense.

The Company has published on its website (www.corporate.ford.com) the charter of each of the Audit, Compensation, Finance, Nominating and Governance, and Sustainability and Innovation Committees of the Board. Printed copies of each of the committee charters are available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

BOARD COMMITTEE FUNCTIONS

Audit Committee: Selects the independent registered public accounting firm, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.

Reviews activities, organization structure, and qualifications of the General Auditor's Office, and participates in the appointment, dismissal, evaluation, and determination of the compensation of the General Auditor.

Discusses earnings releases and guidance provided to the public and rating agencies.

Reviews, at least annually, policies with respect to risk assessment and risk management.

Exercises reasonable oversight with respect to the implementation and effectiveness of the Company's compliance and ethics program, including being knowledgeable about the content and operation of the compliance and ethics program.

Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

As appropriate, obtains advice and assistance from outside legal, accounting, or other advisors.

Prepares an annual report of the Audit Committee to be included in the Company's proxy statement.

Reviews our cyber security practices twice each year.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee: Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and approves Company goals and objectives related to the Executive Chairman, the President and

12	CORPORATE GOVERNANCE	2019 Proxy Statement

CEO, and other executive officers' compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman, the President and CEO, and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, Performance Units, other stock-based awards, other incentive awards, and other benefits, direct and indirect, of the Executive Chairman, the President and CEO, and other executive officers.

Conducts a risk assessment of the Company's compensation policies and practices.

Considers and makes recommendations on Ford's executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company's proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company's proxy statement.

Assesses the independence of the Committee's consultant. Assesses annually the adequacy of the Compensation Committee Charter.

Reports to the Board of Directors about these matters.

Finance Committee: Reviews all aspects of the Company's policies and practices that relate to the management of the Company's financial affairs, consistent with law and specific instructions given by the Board of Directors.

Reviews capital allocation priorities, policies, and guidelines, including the Company's cash flow, minimum cash requirements, and liquidity targets.

Reviews the Company's capital appropriations financial performance against targets by conducting interim reviews and an annual review of previously approved capital programs and periodic review of acquisitions and new business investments.

Reviews with management, at least annually, the annual report from the Treasurer of the Company's cash and funding plans and other Treasury matters.

Reviews the strategy and performance of the Company's pension and other retirement and savings plans.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee: Reviews and makes recommendations on: (i) the nominations or election of directors; and (ii) the size, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board, including whether current members and candidates possess skills and qualifications that support the Company's strategy.

Develops and recommends to the Board corporate governance principles and guidelines.

Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for director nominees (other than self-nominations). See Composition of Board of Directors/Nominees on p. 11.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

Sustainability and Innovation Committee: Evaluates and advises on the Company's pursuit of innovative practices and technologies that improve environmental and social sustainability, enrich our customers' experiences, and increase shareholder value.

Discusses and advises on the innovation strategies and practices used to develop and commercialize technologies.

Annually reviews the Company's Sustainability Report Summary and initiatives related to innovation.

Assesses annually the adequacy of the Sustainability and Innovation Committee Charter.

Reports to the Board of Directors about these matters.

CORPORATE GOVERNANCE	2019 Proxy Statement	13

Board's Role in Risk Management

The oversight responsibility of the Board and its Committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating, and strategic risks. Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, OSHA/safety, etc.). Reporting Risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance. Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.). Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.

We believe that key success factors in the risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Units and Functional Skill Teams. More specifically, we have institutionalized the Creating Value Roadmap Process, which includes a Business Plan Review and Special Attention Review process where, on a regular basis, the senior leadership of the Company reviews the status of the business, the risks and opportunities presented to the business (in the areas of compliance, reporting, operating, and strategic risks), and, utilizing the principles of design thinking and critical thinking, develops specific plans to address those risks and opportunities.

The Company has adopted a formal policy that requires the Creating Value Roadmap Process to be implemented by all Business Units and Functional Skill Teams. Our General Auditor's Office audits against the policies and procedures that have been adopted to support the Creating Value Roadmap Process. The Board of Directors recognizes the Creating Value Roadmap Process as the Company's primary risk management tool, and the Audit Committee and the Board review annually the Creating Value Roadmap Process, the Company's adherence to it, and its effectiveness. We continually review our enterprise risk management processes and procedures with the goal of improving our assessment of, and response to, risks and opportunities.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain committees of the Board, with each Board committee reporting to the full Board following each committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk. The Board and the Audit and Compensation Committees periodically review policies related to personnel matters, including those related to sexual harassment and anti-retaliation policies related to whistleblowers. The Board, the Sustainability and Innovation Committee, the Compensation Committee, and the Finance Committee all play a role in overseeing strategic risk management.

The scope and severity of risks presented by cyber threats have increased dramatically, and constant vigilance is required to protect against intrusions. We take cyber threats very seriously, conducting alternating internal and external annual audits of our cyber security capabilities. These audits are a useful tool for ensuring that we maintain a robust cyber security program to protect our investors, customers, employees, and intellectual property. The Audit Committee reviews our cyber security practices twice each year, with report outs to the Board as needed.

We also maintain an industry-leading cyber security insurance program with many of the world's largest and most respected insurance companies. Additionally, we are a founding member of the Board of the Automotive Information Sharing and Analysis Center. Our current seat on that Board ensures that we preserve relationships that help to protect ourselves against both enterprise and in-vehicle security risks.

14	CORPORATE GOVERNANCE	2019 Proxy Statement

OVERSIGHT OF RISK MANAGEMENT
	COMPLIANCE & REPORTING	OPERATING & STRATEGIC

FORD BOARD Oversight	Audit Committee	Sustainability & Innovation Committee Compensation Committee Finance Committee

FORD MANAGEMENT Day-to-Day	Compliance Reviews Sarbanes-Oxley Compliance Internal Controls Disclosure Committee	Business Units & Skill Teams Business Plan Review Special Attention Review Quality, Product, Strategy, and People Forums

AUDIT COMMITTEE FINANCIAL EXPERT AND AUDITOR ROTATION

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Stephen G. Butler as an Audit Committee financial expert. Mr. Butler meets the independence standards for audit committee members under the NYSE Listed Company and United States Securities and Exchange Commission ("SEC") rules. The lead partner of the Company's independent registered public accounting firm is rotated at least every five years.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

In 2018, we conducted an annual assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•
mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;

•
alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and incentivize performance results;

•
inclusion of non-financial metrics, such as quality, and other quantitative and qualitative performance factors in determining actual compensation payouts;
•
capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives — the Compensation Committee has negative discretion over incentive program payouts;

•
use of Time-Based Units that vest ratably over three years and Performance Units that have a three-year performance period with performance measured against internal financial metrics (75% weighting) and relative Total Shareholder Return ("TSR") (25% weighting);

•
generally providing senior executives with long-term equity-based compensation on an annual basis — we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•
double-trigger change-in-control provisions for equity grants awarded in and after 2016; and

•
stock ownership goals that align the interests of executive officers with those of our shareholders — this discourages executive officers from focusing on short-term results without regard to longer-term consequences.

Recoupment Policy. The Committee formally adopted a policy of recoupment of compensation in certain circumstances. The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards in the event: (i) the Company issues a material restatement of its financial statements, and the restatement was caused by such officer's intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards.

Our Compensation Committee considered compensation risk implications during its deliberations on the design

CORPORATE GOVERNANCE	2019 Proxy Statement	15

of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

COMPENSATION COMMITTEE OPERATIONS

The Compensation Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers and approving the compensation structure for senior management, including officers. The Committee is comprised of four directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee's membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.corporate.ford.com.

The Committee makes decisions regarding the compensation of our officers that are Vice Presidents and above, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation Award Committee (comprised of William Clay Ford, Jr., and James P. Hackett) to approve grants of options, Performance Units, Time-Based Units, and other stock-based awards, and to the Annual Incentive Compensation Award Committee (also comprised of Messrs. Ford and Hackett) to determine bonuses for other employees.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee (see Director Compensation in 2018 on pp. 32-33).

The Compensation Committee considers recommendations from Mr. Ford, Mr. Hackett, and the Chief Human Resources Officer in developing compensation plans and evaluating performance of other executive officers. The Committee's consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

As in prior years, in 2018 the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee, which has the sole authority to review and approve the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended all eight of the Committee meetings in 2018.

The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Company by Semler Brossy; (ii) the amount of fees the Company paid to Semler Brossy as a percentage of the firm's total revenue; (iii) Semler Brossy's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisor employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisor with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisor employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisor employed by Semler Brossy as compensation consultant to the Committee has not created any conflict of interest.

In addition, the Committee reviewed survey data provided by the Willis Towers Watson Executive Compensation Database (see Competitive Survey on pp. 43-44). Willis Towers Watson does not make recommendations to, nor does it assist, the Committee in determining compensation of executive officers. Willis Towers Watson is retained by Ford management, not the Committee.

Committee meetings typically occur prior to the meetings of the full Board of Directors. Incentive Bonus targets and awards, Performance Unit grants, Time-Based Units, and cash awards typically are decided at the February or March Committee meeting (see Timing of Awards on pp. 46-47). Officer salaries are reviewed in February each year.

See the Compensation Discussion and Analysis on pp. 38-59 for more detail on the factors considered by the Committee in making executive compensation decisions.

16	CORPORATE GOVERNANCE	2019 Proxy Statement

The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Vice President level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is:

•
no more than 15% of all officers should be on unaffiliated for-profit boards at any given point in time; and

•
no officer should be a member of more than one unaffiliated for-profit board.

Independence of Directors and Relevant Facts and Circumstances

DIRECTOR INDEPENDENCE

A majority of the directors must be independent directors under applicable SEC and NYSE Listed Company rules. These rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford's Corporate Governance Principles and may be found at the Company's website, www.corporate.ford.com.

•
Employee or Former Employee.  No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•
Independent Auditor Affiliation.  No director who is, or in the past three years has been, affiliated with or employed by the Company's present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•
Interlocking Directorship.  No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•
Additional Compensation.  No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Immediate Family Members.  Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

Other Relationships.  The following commercial, charitable, and educational relationships will not be considered to be material relationships that would impair a director's independence:

  (i)
  Sales and Purchases of Products/Services. If within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years.

  (ii)
  Indebtedness. If within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company's indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford's indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years.

  (iii)
  Charitable Contributions. If within the preceding three years a Ford director served as an executive officer, director, or trustee of a charitable or educational organization, and

CORPORATE GOVERNANCE	2019 Proxy Statement	17

  Ford's discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization's total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford's contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Stephen G. Butler, Kimberly A. Casiano, Anthony F. Earley, Jr., William W. Helman IV, William E. Kennard, John C. Lechleiter, Ellen R. Marram, John L. Thornton, John B. Veihmeyer, Lynn M. Vojvodich, and John S. Weinberg. Additionally, the Board has determined that each of Stephen G. Butler, Kimberly A. Casiano, John B. Veihmeyer, and Lynn M. Vojvodich is independent under the heightened SEC independence standards for audit committees and that each of Anthony F. Earley, Jr., John C. Lechleiter, Ellen R. Marram, and John L. Thornton is independent under the additional NYSE independence standards for compensation committees.

DISCLOSURE OF RELEVANT FACTS AND CIRCUMSTANCES

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as a member of such company's board of directors or, in the case of Messrs. Earley and Weinberg, as an officer of such a company. In addition to Messrs. Earley and Weinberg, these directors included Mr. Kennard, Ms. Marram, and Mr. Thornton. The Company also made donations to certain institutions with which certain directors are affiliated. These included Ms. Casiano, Mr. Earley, Dr. Lechleiter, Mr. Thornton and Mr. Veihmeyer. In addition, the Company made charitable donations in each director's name in lieu of holiday gifts. None of the relationships described above was material under the independence standards contained in our Corporate Governance Principles.

Codes of Ethics

The Company has published on its website (www.corporate.ford.com) its code of conduct handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company's chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer, and the principal accounting officer, must be approved by the Nominating and Governance Committee, and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. The Nominating and Governance Committee also reviews management's monitoring of compliance with the Company's Code of Conduct. Printed copies of each of the codes of ethics referred to above are also available by writing to our Investor Relations Department at Ford Motor Company, Investor Relations, P.O. Box 6248, Dearborn, MI 48126.

Communications with the Board and Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board as a whole, the non-employee Directors as a group, or the Lead Independent Director. You may send communications to our Directors, including any concerns regarding Ford's accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Lead Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications relating to the Company's accounting, internal controls, or auditing matters will be relayed to

18	CORPORATE GOVERNANCE	2019 Proxy Statement

the Audit Committee. Communications relating to governance will be relayed to the Nominating and Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Responses will be sent to those that include a return address, as appropriate. You may also find a description of the manner in which you can send communications to the Board on the Company's website (www.corporate.ford.com).

All members of the Board are expected to participate in the annual meeting, unless unusual circumstances would prevent such participation. Last year, of the fourteen then current members of the Board, thirteen attended the virtual annual meeting.

Beneficial Stock Ownership

FIVE PERCENT BENEFICIAL OWNERS OF COMMON STOCK

Pursuant to SEC filings, the Company was notified that as of December 31, 2018, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock

State Street Corporation and certain of its affiliates*	State Street Financial Center One Lincoln Street Boston, MA 02111	356,398,646	9.1%

The Vanguard Group and certain of its affiliates	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	293,113,787	7.5%

BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	269,502,457	6.9%

*
State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 4.3% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.

FIVE PERCENT BENEFICIAL OWNERS OF CLASS B STOCK

As of February 1, 2019, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Lynn F. Alandt*	Ford Estates, 2000 Brush, Detroit, MI 48226	7,396,839	10.44%
David P. Larsen, as trustee of various trusts**	Ford Estates, 2000 Brush, Detroit, MI 48226	11,650,171	16.44%
Voting Trust***	Ford Estates, 2000 Brush, Detroit, MI 48226	70,778,212	99.90%
*
Includes shares beneficially owned in either an individual or fiduciary capacity as sole trustee or as a co-trustee.

**
Represents beneficial ownership of shares held in a fiduciary capacity as sole trustee or as a co-trustee. Mr. Larsen disclaims beneficial ownership of these shares.

***
These Class B Stock shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The trust is of perpetual duration until terminated by the vote of shares representing over 50% of the participants and requires the trustees to vote the shares as directed by a plurality of the shares in the trust.

CORPORATE GOVERNANCE	2019 Proxy Statement	19

BENEFICIAL STOCK OWNERSHIP

The following table shows how much Ford stock each current director, nominee, and Named Executive beneficially owned as of February 1, 2019. No director, nominee, or executive officer, including Named Executives, beneficially owned more than 0.12% of Ford's total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2019. Executive officers held options exercisable on or within 60 days after February 1, 2019 to buy 4,915,046 shares of Ford common stock.

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

Stephen G. Butler*	129,196	156,474
Kimberly A. Casiano*	86,893	146,552
Anthony F. Earley, Jr.*	127,391	65,946
James D. Farley, Jr.	1,435,791	0
James P. Hackett*	871,074	0
William W. Helman IV*	96,100	39,118
Joseph R. Hinrichs	1,664,617	1,051
William E. Kennard*	66,519	0

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

John C. Lechleiter*	167,896	5,284
Ellen R. Marram**	99,026	253,865
Robert L. Shanks	1,599,775	0
John L. Thornton*	164,348	303,100
John B. Veihmeyer*	20,894	0
Lynn M. Vojvodich*	35,739	0
John S. Weinberg*	66,364	0

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Edsel B. Ford II*	1,102,433	160,284	5,372,562	7.58%
William Clay Ford, Jr.*	4,642,400	145,820	14,195,687	20.04%

All Directors and Executive Officers as a group 22 persons beneficially owned 0.37% of Ford common stock or securities convertible into Ford common stock as of February 1, 2019

*
Indicates Director Nominees

**
Ms. Marram is not standing for re-election at the 2019 Annual Meeting

1
For executive officers, included in the amounts for "All Directors and Executive Officers as a group" are Restricted Stock Units issued under our Long-Term Incentive Plans ("LTI Plans") as long-term incentive grants in 2018 and prior years for retention and other incentive purposes.

  In addition, amounts shown include Restricted Stock Units issued under the LTI Plans as follows: 502,370 units for Mr. Shanks; 585,790 units for William Clay Ford, Jr.; 676,474 units for Mr. Farley; 675,979 units for Mr. Hinrichs; and 738,059 units for Mr. Hackett.

  In addition, amounts shown include Restricted Stock Units issued under the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company ("2014 Plan") as follows: 123,196 units for Mr. Butler; 78,730 units for Ms. Casiano; 91,391 units for Mr. Earley; 66,519 units for Mr. Kennard; 122,896 units for Dr. Lechleiter; 78,730 units for Ms. Marram; 20,894 units for Mr. Veihmeyer; 35,739 units for Ms. Vojvodich; and 66,364 units for Mr. Weinberg.

  Included in the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 393,285 shares of common stock and 959,895 shares of Class B Stock that are either held directly by his immediate family or by charitable funds which he controls. William Clay Ford, Jr., has disclaimed beneficial ownership of 953,775 shares of Class B Stock that are either held directly by members of his immediate family or indirectly by members of his immediate family in trusts in which Mr. Ford has no interest. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 393,285 shares of common stock and 1,913,670 shares of Class B Stock.

  No director or executive officer had pledged shares of common stock as security or hedged their exposure to common stock.

2
Also, on February 1, 2019 (or within 60 days after that date), the Named Executives listed below have rights to acquire shares of common stock through the exercise of stock options under Ford's stock option plans (which amounts are included in the "Ford Common Stock" column), as follows:

Person	Number of Shares

James D. Farley, Jr.	272,017
William Clay Ford, Jr.	3,448,490
James P. Hackett	0

Person	Number of Shares

Joseph R. Hinrichs	342,664
Robert L. Shanks	468,636

3
In general, these are common stock units credited under a deferred compensation plan and payable in cash and in the cases of William Clay Ford, Jr., and Joseph R. Hinrichs, include stock units under a benefit equalization plan.

20	CORPORATE GOVERNANCE	2019 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2018 and prior years.

Certain Relationships and Related Party Transactions

POLICY AND PROCEDURE FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer ("related party transactions") are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee's approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course of business between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course of business between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course of business by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

RELATED PARTY TRANSACTIONS

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the "Lions"), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium "Ford Field." The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2018 was $63,509. William Clay Ford, Jr., is a minority owner and is a director and officer of the Lions.

In 2014, Ford entered into a Sponsorship Agreement with a wholly owned subsidiary of the Lions to be the exclusive title sponsor of an NCAA sanctioned, men's

CORPORATE GOVERNANCE	2019 Proxy Statement	21

college football "Bowl" game to be played in each of the 2014-2016 seasons at Ford Field. We named the Bowl the "Quick Lane Bowl" for our Quick Lane Tire & Auto Center brand and acquired several broadcast television messages, event signage, and other advertising in exchange for a sponsorship fee. In 2016, the Company extended its sponsorship of the Quick Lane Bowl for another three years to cover the 2017-2019 seasons. The cost incurred during 2018 was $681,000.

Paul Alandt, Lynn F. Alandt's husband, is a minority owner of two Ford franchised dealerships and a Lincoln franchised dealership. In 2018, Ford charged the dealerships about $165.6 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $37.7 million for services in the ordinary course of business. Also in 2018, Ford Motor Credit Company LLC, a wholly owned entity of Ford, provided about $276.3 million of financing to dealerships owned by Mr. Alandt and paid about $1.4 million to them in the ordinary course of business. The dealerships paid Ford Credit about $286.1 million in the ordinary course of business. Additionally, in 2018, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $19.0 million and $111.0 million, respectively.

In March 2001, Marketing Associates, LLC (dba OneMagnify), an entity in which Edsel B. Ford II and his family have a controlling equity interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2018, the Company paid Marketing Associates, LLC approximately $62.4 million for marketing and related services provided in the ordinary course of business.

In April 2016, the Company approved an investment of up to $10 million over five years in Fontinalis Capital Partners II, a venture capital fund that invests in next-generation mobility start-up entities. As of March 1, 2019, we have invested $8.3 million. Our investment has yielded several benefits, including: (i) increased early exposure to possible mobility investments; (ii) the ability to invest directly in an entity whether or not the investment fund invests in the entity; and (iii) increased exposure to venture capital mobility expertise. As of January 1, 2019, William Clay Ford, Jr. had a 7.85% interest and Lynn F. Alandt had a 4% interest in the investment fund.

In January 2018, Ford Smart Mobility LLC, a wholly-owned entity of Ford, acquired for $60 million

TransLoc Inc., a software company providing demand-response transit solutions, data solutions and other tools to improve operational efficiency for business-to-government and business-to-business customers. TransLoc will accelerate growth in key areas of our mobility strategy and we obtained key talent for positions within our mobility team. Fontinalis Capital Partners II owned 14.5% of TransLoc on the date of acquisition. As of January 1, 2018, William Clay Ford, Jr. had a 7.85% interest and Lynn F. Alandt had a 4% interest in Fontinalis Capital Partners II.

During 2018, the Company employed Henry Ford III, son of Edsel B. Ford II, as an Associate Director in our global Corporate Strategy skill team. Henry Ford III received 2018 compensation of approximately $201,829 consisting primarily of salary, bonus, and stock awards.

During 2018, the Company employed the husband of Marcy S. Klevorn, President, Mobility, as a Senior Project Manager in our Information Technology skill team. He received 2018 compensation of approximately $169,569 consisting primarily of salary and bonus.

During 2018, the Company employed Alexandra Ford English, daughter of William Clay Ford, Jr., as a member of our Automated Vehicle Business Team. Ms. Ford English received 2018 compensation of approximately $171,000, consisting primarily of salary and bonus.

During 2018, the Company employed the husband of Catherine O'Callaghan, Vice President and Controller, as a Manager, Marketing Sales & Service. He received 2018 compensation of approximately $454,222, consisting primarily of salary, bonus, and stock awards.

Pursuant to SEC filings, the Company was notified that as of December 31, 2018, State Street Corporation, and its affiliate State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, and certain of its affiliates, owned approximately 9.1% of our common stock. During 2018, the Company paid State Street Corporation and its affiliates approximately $2.8 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2018, BlackRock, Inc., 55 East 52nd Street, New York, NY 10022, and certain of its affiliates, owned approximately 6.9% of the Company's common stock. During 2018, the Company paid BlackRock, Inc. approximately $10.3 million in the ordinary course of business.

22	CORPORATE GOVERNANCE	2019 Proxy Statement

The following chart shows the process for identification and disclosure of related party transactions.

CORPORATE GOVERNANCE	2019 Proxy Statement	23

Proposal 1. Election of Directors

IDENTIFICATION OF DIRECTORS

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and suggestions from Company management. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Thirteen directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected. Ms. Marram, having reached our mandatory retirement age of 72, will not stand for re-election at the 2019 Annual Meeting of Shareholders.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

QUALIFICATIONS CONSIDERED FOR NOMINEES

Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity, and we endeavor to have a diverse Board, with experience in business, international operations, finance, manufacturing and product development, marketing and sales, government, education, technology, and in areas that are relevant to the Company's global activities. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Each of the nominees for director is now a member of the Board of Directors, which met nine times during 2018. Each of the nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2018. The nominees provided the following information about themselves as of the latest practical date. Additionally, for each director nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee supports the Company's strategy and thus, should serve as a director.

24	PROPOSAL 1. Election of Directors	2019 Proxy Statement

Stephen G. Butler

• Age: 71 • Independent Director Since: 2004 Committees: Audit (Chair and financial expert), Nominating and Governance

Experience: Mr. Butler served as Chairman and Chief Executive Officer of KPMG, LLP from 1996 until he retired in 2002. He also served as Chairman of KPMG International from 1999 until 2002. Mr. Butler held a variety of management positions, both in the United States and internationally, during his 33-year career at KPMG.

Reasons for Nomination: Mr. Butler has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. Mr. Butler's financial expertise and risk management skills have been instrumental in guiding Ford through its restructuring, which continues to be important as the Company continues to develop and implement its growth strategy. Mr. Butler brings valuable insight into strategic and client service innovations. He is credited with helping KPMG create a cohesive firm to effectively serve international clients. Mr. Butler's leadership skills, financial expertise, and international business experience add significant value to the goals of improving our fitness, fulfilling our financial reporting obligations, and identifying areas throughout the Company where we might create greater cohesiveness.

Current Public Company Directorships: ConAgra Brands, Inc.

Kimberly A. Casiano

• Age: 61 • Independent Director Since: 2003 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Casiano has been the President of Kimberly Casiano & Associates since 2010. Her firm provides advisory services in marketing, recruiting, communications, advocacy, and diversity to target the U.S. Hispanic market, the Caribbean, and Latin America. Ms. Casiano served as President and Chief Operating Officer of Casiano Communications, Inc., a Hispanic publisher of magazines and direct marketing company, from 1994 through 2009. She joined the company in 1987 and held various management positions. Ms. Casiano is a member of the Board of Directors of Scotiabank of Puerto Rico, the Hispanic Scholarship Fund, and the Latino Corporate Directors Association.

Reasons for Nomination: Ms. Casiano has extensive domestic and international experience in marketing and sales, particularly in the U.S. Hispanic community and Latin America. Ford benefits from Ms. Casiano's global business and executive experience cultivated through years spent managing her own company. Ms. Casiano consistently provides Ford with valuable insight in our where to play and how to win analyses and enterprise risk management systems.

Current Public Company Directorships: Mead Johnson Nutrition Company and Mutual of America

PROPOSAL 1. Election of Directors	2019 Proxy Statement	25

Anthony F. Earley, Jr.

• Age: 69 • Independent Director Since: 2009 Committees: Compensation (Chair), Nominating and Governance, Sustainability and Innovation

Experience: Mr. Earley was the Executive Chairman of PG&E Corporation from March 2017 until December 2017. From September 2011 until February 2017, he served as the Chairman, Chief Executive Officer, and President of PG&E Corporation, which filed for bankruptcy on January 29, 2019 as a result of potential liabilities for wildfires in California. Before joining PG&E Corporation, Mr. Earley served in a number of executive leadership roles at DTE Energy including Executive Chairman, Chairman, Chief Executive Officer, President, and Chief Operating Officer. In addition, Mr. Earley served as President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley also served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer.

Reasons for Nomination: Among other qualifications, Mr. Earley brings a wealth of executive leadership experience to the Board. These experiences complement our plan by providing valuable insight into ways in which Ford can operate profitably at the current demand, while changing our product mix. His expertise in electrical infrastructure complements our electrification strategy by providing key insight into the development of innovative products such as the development of hybrid and electric vehicles our customers want and value.

Current Public Company Directorships: Southern Company

Public Company Directorships Within the Past Five Years: PG&E Corporation

Edsel B. Ford II

• Age: 70 • Director Since: 1988 Committees: Finance, Sustainability and Innovation

Experience: Mr. Ford serves as a consultant to Ford and has served in this capacity since 1999. Previously, Mr. Ford served as a Vice President of Ford Motor Company and as the former President and Chief Operating Officer of Ford Motor Credit Company.

Reasons for Nomination: Mr. Ford has a wealth of valuable experience in the automotive industry. During his time as an executive at the Company and as a consultant for the Company, he developed deep knowledge of the Company's business. Mr. Ford's life-long affiliation with the Company provides the Board with a unique historical perspective and a focus on the long-term interests of the Company. Mr. Ford also adds significant value in various stakeholder relationships, both domestically and abroad, including relationships with dealers, non-government organizations, employees, and the communities in which Ford has a significant presence. In addition, Mr. Ford's experience in creative and technology-driven marketing allows him to provide valuable insight in developing marketing and vehicle distribution strategies.

Public Company Directorships Within the Past Five Years: International Speedway Corporation

26	PROPOSAL 1. Election of Directors	2019 Proxy Statement

William Clay Ford, Jr.

• Age: 61 • Director Since: 1988 Committees: Finance (Chair), Sustainability and Innovation

Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. Mr. Ford was Chair of the Finance Committee from 1995 until October 2001 and was elected Chairman of the Board of Directors in January 1999. He served as Chief Executive Officer of the Company from October 2001 until September 2006 when he became Executive Chairman. Mr. Ford is also Vice Chairman of the Detroit Lions, Inc., former Chairman of the Detroit Economic Club, and trustee of the Henry Ford Museum. He also is a member of the board of Business Leaders for Michigan.

Reasons for Nomination: Mr. Ford has served in a variety of key roles at Ford and understands the Company and its various stakeholders. His long-term perspective and lifelong commitment to the Company adds significant value to the Company's stakeholder relationships. Mr. Ford, an early and influential advocate for sustainability at the Company, has long been recognized as a leader in advancing mobility, connectivity, and electrification in the automobile industry, which adds significant value to Board deliberations.

Public Company Directorships Within the Past Five Years: eBay Inc.

James P. Hackett

• Age: 63 • Director Since: 2017 • Independent Director: September 2013-March 2016 Committees: N/A

Experience: Mr. Hackett was elected President and Chief Executive Officer of Ford Motor Company in May 2017. Since March 2016, Mr. Hackett served as Chairman of Ford Smart Mobility LLC, a subsidiary of Ford formed to accelerate the Company's plans to design, build, grow, and invest in emerging mobility services. Prior to joining Ford Smart Mobility, Mr. Hackett was a member of the Ford Motor Company Board of Directors starting in 2013. As a member of the Sustainability and Innovation Committee, he was actively involved with the Ford senior leadership team in launching the Company's Ford Smart Mobility plan. He also served on the Audit and the Nominating and Governance Committees. Mr. Hackett was vice chairman of Steelcase, a global leader in the office furniture industry, from 2014 to 2015. He retired as Chief Executive Officer of Steelcase in February 2014, after having spent 20 years leading the Grand Rapids-based office furniture company.

Reasons for Nomination: As a consumer-focused visionary, Mr. Hackett is credited with guiding Steelcase to becoming a global leader in the office furniture industry. During his 30 years there, he helped transform the office furniture company from traditional manufacturer to industry innovator. Having spent his career focused on the evolving needs of consumers, Mr. Hackett is equipped to lead the Company's commitment to becoming the world's most trusted company, designing smart vehicles for a smart world that help people move more safely, confidently, and freely.

Public Company Directorships Within the Past Five Years: Steelcase Inc. and Fifth Third Bancorp

PROPOSAL 1. Election of Directors	2019 Proxy Statement	27

William W. Helman IV

• Age: 60 • Independent Director Since: 2011 Committees: Finance, Nominating and Governance, Sustainability and Innovation (Chair)

Experience: Mr. Helman is a General Partner at Greylock Partners, a venture capital investment firm focused on early stage investments in technology, enterprise software and consumer internet. He joined Greylock in 1984 and served as Managing Partner from 1999 to 2013. Mr. Helman is on the board of the Broad Institute.

Reasons for Nomination: Mr. Helman's experience with technology investments and social media marketing provides a unique and valued perspective as these issues are becoming increasingly important as the auto industry adopts new technologies, develops innovative solutions to personal mobility challenges, and adapts to new social media techniques. Mr. Helman's expertise in investing in new innovations offers the Board valuable insight as Ford continues to invest in connectivity and mobility technologies in order to deliver innovative products our customers want and value.

William E. Kennard

• Age: 62 • Independent Director Since: 2015 Committees: Finance, Nominating and Governance (Chair), Sustainability and Innovation

Experience: Mr. Kennard is the Chairman and co-founder of Velocitas Partners LLC, an asset management firm. Mr. Kennard served as chairman of the U.S. Federal Communications Commission (FCC) from 1997 to 2001 and served as the FCC's general counsel from 1993 to 1997. As U.S. Ambassador to the European Union from 2009 to 2013, he worked to eliminate regulatory barriers to commerce and to promote transatlantic trade, investment, and job creation. In addition to his public service, Mr. Kennard was a managing director of The Carlyle Group from 2001 to 2009 where he led investments in the telecommunications and media sectors. He also serves as a trustee of Yale University.

Reasons for Nomination: Mr. Kennard has extensive experience in the public policy, law, telecommunications, and private equity fields. In particular, he has shaped policy and pioneered initiatives to help technology benefit consumers worldwide. Mr. Kennard is regarded as a champion for consumers in the digital age, and we believe this expertise, unique perspective, and first-hand knowledge of the technological regulatory landscape help guide our strategy as we accelerate our innovative work in the areas of in-car connectivity and mobility solutions in a smart world.

Current Public Company Directorships: AT&T Inc., MetLife, Inc., and Duke Energy Corporation

28	PROPOSAL 1. Election of Directors	2019 Proxy Statement

John C. Lechleiter

• Age: 65 • Independent Director Since: 2013 Committees: Compensation, Nominating and Governance

Experience: Dr. Lechleiter retired as Eli Lilly and Company's President and Chief Executive Officer on December 31, 2016, after 37 years with the company. He also served as Chairman of the Board of Directors of Lilly from 2009 through May 2017. Dr. Lechleiter joined Lilly in 1979 as a senior organic chemist in process research and development and became head of that department in 1982. In 1984, he began serving as director of pharmaceutical product development for the Lilly Research Center. He later held roles in project management, regulatory affairs, product development, and pharma operations. In 2005, he was named Lilly's President and Chief Operating Officer and joined the Board of Directors. Dr. Lechleiter is a member of the American Chemical Society. He serves on the boards of United Way Worldwide, the Indiana Economic Development Corporation, Battelle, Indiana Biosciences Research Institute, and Lilly Endowment, Inc. He is a member emeritus of the board of the Central Indiana Corporate Partnership.

Reasons for Nomination: Dr. Lechleiter's experience as a chairman and chief executive officer of a multinational company and his knowledge of science, marketing, management, and international business aid the Board in its deliberations. Dr. Lechleiter's background and experience in research and development also provide the Company with meaningful insight as it accelerates the development of new products. Additionally, Dr. Lechleiter's extensive experience in a highly regulated industry operating in a changing landscape will assist the Board as the Company adapts to an increasingly complex and dynamic environment, both in the core business and autonomous vehicles.

Current Public Company Directorships: Nike, Inc.

Public Company Directorships Within the Past Five Years: Eli Lilly and Company

John L. Thornton

• Age: 65 • Independent Director Since: 1996 Committees: Compensation, Finance, Nominating and Governance

Experience: Mr. Thornton has served as Executive Chairman of Barrick Gold Corporation since April 2014. He also serves as Chairman of Silk Road Finance Corporation, an Asian investment firm, and Non-Executive Chairman of PineBridge Investments, a global asset manager. He is a Professor, Director of the Global Leadership Program, and a Member of the Advisory Board of the Tsinghua University School of Economics and Management in Beijing. He is also Chairman Emeritus of the Brookings Institution in Washington, D.C. Mr. Thornton retired as President and Director of The Goldman Sachs Group, Inc. in 2003. Mr. Thornton also previously served as Chairman of Goldman Sachs Asia and as Co-Chief Executive of Goldman Sachs International, overseeing the firm's business in Europe, the Middle East, and Africa. Mr. Thornton is Co-Chair of the Asia Society, and is also a trustee, advisory board member or member of, the China Investment Corporation (CIC), Confucius Institute Headquarters, King Abdullah University of Science and Technology, McKinsey Advisory Council, Schwarzman Scholars, and the African Leadership Academy. He is also Vice Chairman of the Morehouse College Board of Trustees.

Reasons for Nomination: Mr. Thornton has extensive international business and financial experience. Mr. Thornton brings valuable insight into emerging markets gained through his oversight of the presence of Goldman Sachs International on multiple continents. Mr. Thornton's extensive experience in finance and business matters, both domestically and internationally, is critical to achieving our fitness goals of financing our long-term strategic plan, improving our balance sheet, and creating profitable growth. Mr. Thornton's unique knowledge brings to the Board valuable insight in international business, especially in China, which has become one of the world's most important automotive growth markets.

Current Public Company Directorships: Barrick Gold Corporation

Public Company Directorships Within the Past Five Years: China Unicom (Hong Kong) Limited

PROPOSAL 1. Election of Directors	2019 Proxy Statement	29

John B. Veihmeyer

• Age: 63 • Independent Director Since: 2017 Committees: Audit, Nominating and Governance

Experience: Mr. Veihmeyer served as Chairman of KPMG International from 2014 until his retirement after 40 years with KPMG in September 2017. Before becoming global chairman, Mr. Veihmeyer held numerous leadership roles at KPMG, including U.S. Chairman and Chief Executive Officer from 2010 to 2015, U.S. Deputy Chairman, managing partner of KPMG's Washington, D.C. operations, and global head of Risk Management and Regulatory. Mr. Veihmeyer currently serves as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board. He is also a member of the Board of Trustees of the University of Notre Dame.

Reasons for Nomination: Mr. Veihmeyer has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. His experience leading KPMG, which has member firms in over 150 countries, has provided Mr. Veihmeyer with significant exposure to business operations in every region of the world. Mr. Veihmeyer also previously served on the board of Catalyst, Inc. and has been recognized for his leadership in diversity and inclusion. Mr. Veihmeyer's financial expertise, executive leadership experience, risk management skills, and international exposure bring value to the Company's Board at an unprecedented time of disruption in the automotive industry and in an increasingly complex regulatory environment.

Lynn M. Vojvodich

• Age: 51 • Independent Director Since: 2017 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. Previously, Ms. Vojvodich was Executive Vice President and Chief Marketing Officer of Salesforce.com, Inc. from September 2013 until February 2017. In this role, she led Salesforce's branding and positioning, public relations, digital marketing, content marketing, marketing campaigns, and strategic events. Before joining Salesforce, Ms. Vojvodich held marketing leadership roles at Microsoft and BEA Systems, and served as a partner with venture capital firm Andreessen Horowitz. She is the founder of Take3, a marketing strategy firm.

Reasons for Nomination: Ms. Vojvodich has a wealth of expertise in marketing technology and innovation, market analysis, and the software industry. As Ford continues to transform itself into the world's most trusted company, Ms. Vojvodich provides valuable guidance regarding how the Company should market and position itself in its automotive and mobility businesses, including the use of digital strategies. Ms. Vojvodich's experience advising start-up and growth-stage technology businesses lends itself to the Company as it continues culture-shaping initiatives to attract talent and deliver a broader suite of mobility products and services.

Current Public Company Directorships: Booking Holdings Inc.

30	PROPOSAL 1. Election of Directors	2019 Proxy Statement

John S. Weinberg

• Age: 62 • Independent Director Since: 2016 Committees: Finance, Nominating and Governance, Sustainability and Innovation

Experience: Mr. Weinberg became Chairman of the Board of Directors and Executive Chairman of Evercore Inc. in November 2016. Previously, Mr. Weinberg served as Vice Chairman of the Goldman Sachs Group from June 2006 until October 2015. His career at Goldman Sachs spanned more than three decades, with the majority of his time spent in the banking division. Mr. Weinberg currently serves as a board member of New York-Presbyterian Hospital and Middlebury College. He also is a member of the Investment Committee of the Cystic Fibrosis Foundation.

Reasons for Nomination: Mr. Weinberg has extensive experience in finance, banking, and capital markets, as well as a deep understanding of Ford, its history, and the needs of its business. During his time with Goldman Sachs, Mr. Weinberg served as a trusted advisor to Ford and other manufacturing clients. As Ford transforms itself into the world's most trusted company, making smart cars for a smart world, Mr. Weinberg's financial expertise will aid the Company in rapidly improving our fitness to lower costs, reallocate capital, and finance our business plan.

Current Public Company Directorships: Evercore Inc.

PROPOSAL 1. Election of Directors	2019 Proxy Statement	31

Director Compensation in 2018

(a)	(b)	(c)					(d)	(e)
	Fees Earned or Paid in Cash [1]	Stock Awards [2]	Fees [3]	Perquisites/ Evaluation Vehicles [4]	Tax Reimbursement	Life Insurance Premiums [5]	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

Stephen G. Butler	130,000	214,990	0	21,767	19,345	254	41,366	386,356
Kimberly A. Casiano	100,000	214,990	0	22,132	12,006	254	34,392	349,382
Anthony F. Earley, Jr.	125,000	214,990	0	15,349	13,316	254	28,919	368,909
Edsel B. Ford II	100,000	214,990	650,000	21,372	16,957	762	689,091	1,004,081
William W. Helman IV	120,000	214,990	0	715	0	0	715	335,705
William E. Kennard	120,000	214,990	0	20,313	14,128	254	34,695	369,685
John C. Lechleiter	100,000	214,990	0	16,853	18,521	254	35,628	350,618
Ellen R. Marram	150,000	214,990	0	17,165	12,320	64	29,549	394,539
John L. Thornton	100,000	214,990	0	16,227	13,200	254	29,681	344,671
John B. Veihmeyer	100,000	214,990	0	20,081	11,357	254	31,692	346,682
Lynn M. Vojvodich	100,000	214,990	0	25,513	17,448	254	43,215	358,205
John S. Weinberg	100,000	214,990	0	18,274	17,104	64	35,442	350,432
1
Fees.    Effective as of January 1, 2017, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:

Annual Board membership fee	$315,000
Annual Lead Independent Director fee	$50,000
Annual Audit Committee chair fee	$30,000
Annual Compensation Committee chair fee	$25,000
Annual other Committee chair fees	$20,000

In 2016, a review of director compensation at companies similarly situated to Ford indicated that Ford was below the median levels paid to directors. The increases are consistent with Ford's philosophy of paying its directors near the top level of the leading companies in order to permit the Company to continue to attract quality directors. The entire increase in the Annual Board membership fee is mandatorily deferred into restricted stock units pursuant to the 2014 Plan.

As discussed in footnote 2 below, certain directors chose to receive all or a portion of their fees in restricted stock units pursuant to the 2014 Plan in addition to the mandatory portion. Pursuant to SEC rules, the dollar value of any fees any director elected to receive in restricted units in excess of the fees mandatorily paid in restricted stock units pursuant to that plan is shown in the "Fees Earned or Paid in Cash" column.

2
2014 Plan. Effective January 1, 2014, the Board adopted the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company. The 2014 Plan was approved by shareholders at the 2014 Annual Meeting. The 2014 Plan is structured so that approximately 68% (the "mandatory portion") of the Annual Board membership fee is mandatorily paid in Restricted Stock Units ("RSUs"). The amounts shown in column (c) are the grant date values of the RSUs relating to the mandatory portion of fees paid under the 2014 Plan. Each Director also had the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2014 Plan. The RSUs vest immediately upon grant. Each Director had the option to choose when the RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) at separation from the Board. The Board adopted the 2014 Plan because the RSUs settle in shares of common stock, thus further aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board. In light of the requirement that approximately 68% of annual director fees are paid in RSUs, and that directors may not dispose of such RSUs or shares of stock until after separation from the Board, there is no minimum share ownership requirement for members of the Board. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock. For any directors whose RSUs have settled into shares of common stock, they are required to reinvest those dividends into additional shares of common stock until separation from the Board.

3
The amount shown for Edsel B. Ford II reflects the fees he earned pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. The consulting fee is payable quarterly in arrears in cash. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford. This agreement will continue until either party ends it with 30 days' notice.

4
Perquisites and Evaluation Vehicle Program. All amounts shown in this column reflect: (i) the cost of evaluation vehicles provided to Directors; (ii) the cost of a charitable gift made by the Company in the directors' names divided equally among those directors who were active at December 31, 2018, and (iii) the cost of healthcare insurance premiums for certain directors. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees,

32	PROPOSAL 1. Election of Directors	2019 Proxy Statement

  and insurance. We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company. The cost of providing these vehicles is included in column (d).

5
Insurance. Ford provides non-employee directors with $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and lower income imputation. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees. The life insurance premiums paid by the Company for each director are included in column (d). Ford also provides non-employee directors with the option to obtain Company provided healthcare insurance at no cost. The healthcare insurance is identical to healthcare insurance provided to employees, except for the employee paid portion of premiums. Eight directors have elected this option and that portion of the premiums that the Company pays on behalf of directors that equals the amount employees typically pay is included in column (d).

Your Board's recommendation: FOR Proposal 1

PROPOSAL 1. Election of Directors	2019 Proxy Statement	33

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. You must ratify the Audit Committee's selection for 2019.

The Audit Committee selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2019. PricewaterhouseCoopers is well qualified to serve as our independent registered public accounting firm. Representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement and answer appropriate questions.

Amounts paid by the Company to PricewaterhouseCoopers for audit and non-audit services rendered in 2018 and 2017 are disclosed in the table below.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2019 is ratified."

Your Board's recommendation: FOR Proposal 2

Fees Paid to Independent Registered Public Accounting Firm

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit

Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees. The Audit Committee approved of all of the fees listed in the table below.

Fees Paid to PricewaterhouseCoopers	Year-ended December 31, 2018 ($)	Year-ended December 31, 2017 ($)
Audit Fees [1]	37,600,000	38,300,000
Audit-Related Fees [2]	3,700,000	5,000,000
Tax Fees [3]	3,400,000	3,800,000
All Other Fees [4]	1,100,000	1,100,000

TOTAL FEES	45,800,000	48,200,000
1
Consists of the audit of the financial statements included in the Company's Annual Report on Form 10-K, reviews of the financial statement included in the Company's Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company's internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford Motor Company and Ford Motor Credit Company funding transactions.
2
Consists of support of funding transactions, due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

3
Consists of assistance with tax compliance and the preparation of tax returns, tax consultation, planning, and implementation services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions and divestitures. Of the fees paid for tax services, we paid 59% and 58% for tax compliance and preparation of tax returns in 2018 and 2017, respectively.

4
Consists of support in business and regulatory reviews and research analysis regarding new strategies, and advisory services related to insurance claims.

34	PROPOSAL 2	2019 Proxy Statement

Audit Committee Report

The Audit Committee is composed of four directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and Ford's Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm.

Ford management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers, is responsible for performing independent audits of the Company's consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers has served as the Company's independent registered public accounting firm since 1946.

AUDITOR INDEPENDENCE

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company's Annual Report on Form 10-K for the

year ended December 31, 2018. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee, as well as by SEC regulations. In conjunction with the mandated rotation of PricewaterhouseCoopers's lead engagement partner, the Audit Committee and its chairperson are also directly involved in the selection of PricewaterhouseCoopers's new lead engagement partner.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm's independence. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Audit Committee
Stephen G. Butler (Chair)	John B. Veihmeyer
Kimberly A. Casiano	Lynn M. Vojvodich

PROPOSAL 2	2019 Proxy Statement	35

Proposal 3. Approval of the Compensation of the Named Executives

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2017 Annual Meeting you approved our proposal to provide you with this opportunity on an annual basis.

As described in detail in the "Compensation Discussion and Analysis," we seek to closely align the interests of our Named Executives with yours. Our compensation programs are designed to reward our Named Executives for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding unnecessary or excessive risk-taking. We urge you to read the Compensation Discussion and Analysis on pp. 38-59 and the other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our Named Executives, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the Company's shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."

Your Board's recommendation: FOR Proposal 3

36	PROPOSAL 3	2019 Proxy Statement

CD&A Roadmap

*
See pages 27, 74, and 75 of Ford's 2018 Form 10-K for definitions and reconciliations to GAAP.

CD&A ROADMAP	2019 Proxy Statement	37

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

Creating Tomorrow, Together

Our Belief:    Ford Motor Company was built on the belief that freedom of movement drives human progress.

Our Aspiration:    To become the world's most trusted company, designing smart vehicles for a smart world.

Our Plan for Value Creation:    The plan to reach our aspiration and create value involves engaging our passion for product and deep customers insight, focusing on fitness and tracking our success against key metrics.

Passion for Product and Deep Customer Insight:

•
Winning Portfolio — Strengthening our portfolio and focus on products and markets where we know we can win

•
Propulsion Choices — Fully committing to new propulsion systems, including adding hybrid-electrics to high-volume, profitable vehicles

•
Autonomous Technology — Building a viable and profitable autonomous vehicle business offering the most trusted and human-centered ride hailing and goods delivery experience for our customers

•
Mobility Experiences — Creating and scaling the mobility platform and services our customers and partners will embrace

Fitness:

•
Improved operating leverage

•
Adaptive business model — be it build, partner, or buy — to generate highest returns

•
Capital efficiency

•
Strong balance sheet

Metrics:

•
Grow by increasing our revenue even as we become more efficient

•
Earnings Before Interest and Taxes (EBIT) Margin

•
Higher Return on Invested Capital (ROIC)

•
Strong Cash flow

Our People:    The foundation for delivering on our plan is and will always be our people.

38	EXECUTIVE COMPENSATION	2019 Proxy Statement

2018 — LAYING THE FOUNDATION

Over the past year, we have steadily laid the foundation for the global redesign of our business. 2018 was a year in which we made many important strategic choices and began to take actions that will fundamentally redesign our business and ensure we are fit and more resilient to compete for years to come. Fitness is not merely a cost-cutting exercise, but a renewed emphasis on reducing complexity throughout the organization in order to speed up decision-making and become more efficient. It also means developing the capabilities that allow us to compete and win. Winning will be measured by Company Revenue, Company Adjusted EBIT Margin, Company Operating Cash Flow, Adjusted Return On Invested Capital, and ultimately achieving superior Total Shareholder Returns ("TSR") among our peer group. We started our transition in 2017, and in 2018 we set the foundation for our future of becoming the world's most trusted company, designing smart vehicles for a smart world. The graphic below shows our operational performance over the past several years. We have built a solid foundation on which to launch our strategic choices for the future.

*	See pages 27 and 74 of Ford's 2018 Form 10-K for definitions and reconciliations to GAAP.
**	Includes $0.13 per share supplemental dividend

Our 2018 Company Revenue was higher than 2017. Net income was $3.7 billion and Company adjusted EBIT was $7.0 billion. Company Adjusted EBIT Margin was 4.4%. Company adjusted operating cash flow was positive $2.8 billion. From our perspective, results were disappointing with all key metrics down from the prior year other than Company Revenue. The NEO Compensation section of the CD&A (pp. 48-58), reflects our performance against metrics over the 2018 performance period for the Incentive Bonus Plan and the 2016-2018 performance period for the 2016 Performance Unit grant.

IMPROVING OUR FITNESS TO FINANCE OUR GROWTH

The information in this Performance Section shows we continue to deliver positive results over a sustained time period. In order to create greater value for our stakeholders, it is important that we attack costs as well as redesign our business operations to take advantage of future growth opportunities. The following graphics show some of our achievements in these areas and the strategic choices we are making to drive future growth.

EXECUTIVE COMPENSATION	2019 Proxy Statement	39

ACHIEVEMENTS	STRATEGIC CHOICES

In 2018, Ford was America's best-selling vehicle brand for the ninth consecutive year	Announced that we would exit sedan silhouettes in North America and focus our portfolio on more profitable and faster growing segments
Launched Ranger in the U.S., the second best-selling medium pickup outside the U.S.	Signed memorandum of understanding with Mahindra Group in India to co-develop midsize and compact SUVs, electric vehicles, and connected car solutions
Full-year F-Series sales were up 1.4 percent on a total of 909,330 trucks sold, marking its 42nd year as America's best-selling pickup	Miami Automated Vehicle drive for analysts and media highlighted our technology and business models for moving people and goods — exceeded expectations
Ford was the commercial vehicle leader in Europe for the fourth straight year	Announced plan to deploy cellular vehicle-to-vehicles technology in all-new vehicles in the U.S. beginning in 2022
Began redesign of our global salaried workforce to increase effectiveness and efficiency	Announced the first formal agreements in a broad alliance with Volkswagen to develop commercial vans and medium-sized pickups for global markets

We will pursue these and other opportunities as we strive to deliver superior shareholder returns through focused automotive and high-growth mobility initiatives.

FORD TOTAL SHAREHOLDER RETURN ("TSR") PERFORMANCE

Achieving superior shareholder returns is what the employees of Ford strive for each day, and we realize that our TSR has lagged that of our peer group and the S&P 500 over the most recently completed one-, three-, and five-year periods. Our efforts to become more fit and to strengthen those areas of our business where we are winning — primarily through the Creating Tomorrow, Together strategy (see p. 38) — is expected to provide the profits necessary to invest in the future of winning propulsion choices, autonomous technologies, and mobility experiences. We will continue to implement this strategy with a passion for product and keen focus on customer insights that will differentiate us from our competition and position us to deliver value for all of our stakeholders.

Our operating performance affects our TSR and we tie operating performance to our incentive plan payouts. Our Performance Unit grants include internal financial metrics and relative TSR as factors. Thus, payouts under the 2016 Performance Unit grant, which occurred in March 2019, reflect actual relative TSR performance against our peer group as constituted in 2016. This links our executives' performance to shareholder interests, which is a key tenet of our pay-for-performance philosophy (see 2016 Performance Unit Results on p. 55-56 for a discussion of the 2016 Performance Unit payout).

As the graphic on p. 39 shows, our operating results remained positive in 2018 with increased revenue, positive earnings per share and Company Adjusted Operating Cash Flow. Shareholders have benefited from our results. Since reinstituting dividends in 2012, we have returned $18.4 billion to shareholders through year-end 2018 through dividends and share buybacks. We maintained our regular quarterly dividend of $0.15 per share throughout 2018 and paid a supplemental dividend of $0.13 per share in the first quarter. In the first quarter of 2019, we maintained the $0.15 per share regular dividend.

For 2019, we see the potential for year-over-year improvement across all key metrics, including Company Revenue, Company Adjusted EBIT Margin, and Adjusted Return on Invested Capital (ROIC). We also acknowledge certain external influences could affect our 2019 results, including tariffs, commodity costs, and interest rates, among other events.*

Looking ahead, 2019 is about implementation. A year where our thinking about the future of Ford — the fundamental redesign of the business, our capital allocation choices, our fitness, our alliance choices — become increasingly clear. Our capital allocation priorities include funding our traditional product and non-product investment plans, our growth plans for electrification, autonomy and mobility, and shareholder distributions. We believe focusing on these priorities will create value for all of our stakeholders.

*
Please refer to Appendix II for a Cautionary Note on Forward-Looking Statements.

40	EXECUTIVE COMPENSATION	2019 Proxy Statement

COMPENSATION PHILOSOPHY AND STRATEGY

Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles are the pillars that provide the foundation upon which compensation and benefits programs are developed at Ford. The Guiding Principles ensure our Philosophy and Strategy statements are applied consistently across the business for our salaried employees. Driving total shareholder return is inherent in each pillar. They work together — no one principle is more important than any other, and business judgment is used to balance them to ensure our compensation and benefit programs are effective in supporting our strategy.

The Compensation Committee of the Board of Directors regularly reviews the Global Philosophy, Strategy, and Guiding Principles and, in connection with its review of our gender pay equity practices during 2018, determined to include a statement on gender pay equity. In addition, the Committee updated the language to reflect our overall strategic direction. These changes reinforce that pay equity is an important objective that will attract top talent to Ford, and reinforces that compensation practices are tied to our strategy. The changes the Committee approved are highlighted in blue below.

Global Compensation and Benefits Philosophy: Ford Motor Company was built on the belief that freedom of movement drives human progress. It is a belief that has always fueled our passion to create great cars and trucks. And today, it drives our commitment to become the world's most trusted company, designing smart vehicles for a smart world that help people move more safely, confidently and freely. We cannot compete for the future we envision unless we are fit in all aspects of our business.

Attracting, retaining, and developing amazing talent that is empowered to work together to compete and win is a fundamental aspect of our fitness. A core principle of our talent management strategy is a longstanding commitment to equal opportunity in all aspects of employment, including the way Ford compensates its employees.

Compensation and benefits programs are an important part of the Company's employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford strives to have these features as part of its compensation and benefits:

  •
  A consistent framework that is affordable to the business.

  •
  A pay for performance focus — individuals are rewarded for performance and contributions to business success.

  •
  Compensation is fair and equitable, irrespective of gender, race, or similar personal characteristics.

  •
  A total package that will be competitive with leading companies.

Global Compensation and Benefits Strategy: Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop affordable, competitive benefit programs that meet these objectives.

GUIDING PRINCIPLES

•
Pay Equity.Ford employee compensation in each market should be fair and equitable, irrespective of gender, race, or similar personal characteristics. This applies to all forms of pay, including base salary, incentives, bonuses, and other forms of compensation.

•
Performance Orientation. Compensation programs should support and reinforce a pay-for-performance culture. They should motivate and reward employees for achieving desired business results. Benefit programs should provide income security and support/protect for catastrophic loss.

EXECUTIVE COMPENSATION	2019 Proxy Statement	41

•
Competitive Positioning. Competitive compensation and benefit programs are critical to attracting, motivating, and retaining a high performing workforce. We target the average competitive level of automotive and other leading companies within the national market, including large automotive, leading multinational, and other selected companies, as appropriate. Competitiveness will be measured based on program value to employees relative to the comparator group. When business conditions are such that our incentive programs do not provide competitive compensation on a longer-term basis, we will use short-and long-term retention programs to ensure the Company retains key employees who enable the Company to respond successfully to financial and operational challenges.

•
Affordability. Compensation and benefits must be affordable to the Company over the medium- to long-term. To the extent possible, compensation and benefit programs will not fluctuate significantly based on short-term business conditions.

•
Desired Behaviors. Compensation and benefit programs should support the Company's business performance objectives and promote desired behaviors.

•
Flexibility. Compensation, benefit, and other related programs should take into account workforce diversity and provide meaningful individual choice where appropriate.

•
Consistency and Stability. It is a Company objective to provide consistent and stable programs globally (subject to legal, competitive, and cultural constraints), particularly for higher level positions. Compensation and benefit programs should have a high degree of consistency within countries (i.e., among various pay levels and employee groups) and should not fluctuate significantly year-over-year. Programs may vary when competitively driven.

•
Delivery Efficiency. Compensation, benefit, and other related programs should be understandable and easy to administer while leveraging economies of scale and technology. They should be implemented in a consistent, equitable, and efficient manner. Programs will be delivered in a manner that is tax-effective to the Company and employees as far as practicable.

•
Delivery Effectiveness. Clearly defined metrics should be developed for compensation, benefit, and other related programs that are aligned with corporate business performance metrics. Metrics are designed and utilized to measure and continually improve business results.

In keeping with the above, our total direct compensation for Named Executives, consisting of base salary, annual cash incentive, and long-term equity incentive, is heavily weighted towards performance. Base salary represents 20% or less of each Named Executive's target opportunity, and a majority of our executives' target compensation is contingent on meeting incentive plan metrics.

PERFORMANCE-BASED INCENTIVE PLANS

MANAGEMENT RECOMMENDATIONS

The Committee considered recommendations from the Executive Chairman, the President and CEO, and the Chief Human Resources Officer, in developing compensation plans and evaluating performance of executive officers. The Committee's independent consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 16-17). Our senior leadership team established our corporate priorities and developed the 2018 business plan metrics, which were approved at the December 2017 Board meeting. Our Human Resources and Finance departments developed the incentive plan performance weightings, targets, and payout ranges in support of the business plan and in December 2017 presented the recommendations to the Committee. Final decisions on the design of our incentive plans and all major elements of compensation, however, as well as total compensation for each executive officer, were made by the Compensation Committee at the February and March 2018 meetings.

We tie our executive compensation to performance against defined metrics aligned with our strategic objectives. The metrics used in our Incentive Bonus Plan and Performance Unit grants have undergone changes over the years to support our business strategies. As we continue to address core business performance in response to the evolving business environment, and invest in a future that is increasingly driven by automation, electrification and mobility services, the Committee has continually reviewed the metrics used in our performance-based plans and adopted metrics consistent with our strategies on efficiency (margin), balance sheet strength and shareholder

42	EXECUTIVE COMPENSATION	2019 Proxy Statement

distributions (cash flow), quality, and effectiveness of capital allocation (return on invested capital).

With those priorities in mind, the Committee adopted metrics and weightings shown in the following table for the 2018 Incentive Bonus Plan and Performance Unit grants.

Please refer to 2018 Incentive Bonus Plan Results on pp. 51-52 for details on our performance against metrics and payouts under our Incentive Bonus Plan for 2018. Also, refer to 2016 Performance Unit Results on pp. 55-56 for details on our performance against metrics and payouts for the 2016-2018 performance period.

COMPETITIVE SURVEY

December 2017 Survey.    In December 2017, the Committee reviewed a report analyzing Ford's compensation programs for executives compared to our peer group companies. The Committee used the December 2017 Survey as an input for setting 2018 executive compensation. The report was prepared by the Company and reviewed by the Committee's independent consultant, and was based on information obtained from the Willis Towers Watson Executive Compensation Database. The report discussed how our executive compensation program compared with those of peer companies on base salary, annual bonus, long-term incentives, and total direct compensation. The survey group compensation data was collected during the second quarter of 2017 and, therefore, reflected any bonuses paid in early 2017 for 2016 performance, as well as equity grants made in early 2017.

While the Committee used the December 2017 Survey data as a reference point, it was not the sole determining factor in executive compensation decisions in 2018. We generally seek to target total compensation opportunities at or around the survey group's median total compensation. Consistent with our compensation Guiding Principles, we incorporate flexibility into our compensation programs to respond to, and adjust for, changes in the business/economic environment and individual accomplishments, performance, and circumstances.

December 2018 Survey.    The December 2018 Survey is used throughout the CD&A when we discuss the competitiveness of the elements of the Named Executives' targeted compensation compared to our survey group. This survey was reviewed in December 2018, and includes 2018 compensation data of the survey group. The December 2018 Survey was prepared by the Company and reviewed by the Committee's consultant, and based on the Willis Towers Watson Executive Compensation Database.

The Committee uses the following criteria to determine the companies included in the survey group:

  •
  member of the Fortune 100;

  •
  similar primary business to Ford and/or similar business model (e.g., engineering, manufacturing, sales, financial services, and numerous job matches);

  •
  particular line of business comprises no more than 20% of the total peer group; and

  •
  participates in the Willis Towers Watson survey process.

The above criteria ensure that the chosen executive compensation survey group will be representative of Ford's market for talent. The Committee reviews the criteria and survey group annually, and for the December 2017 Survey added Microsoft and Intel to represent the high-tech sector in which Ford increasingly competes for talent. Changes to the survey group are typically minimized in order to support year-over-year data stability and reliability. Our non-U.S. based competitors do not participate in the Willis Towers Watson survey process. The survey group shown below

EXECUTIVE COMPENSATION	2019 Proxy Statement	43

was the survey group used in December 2017 Survey that informed 2018 compensation decisions:

3M	General Dynamics
Arconic	General Electric
AT&T	General Motors
Boeing	Honeywell
Caterpillar	IBM
Chevron	Intel
Cisco Systems	Johnson & Johnson
Coca-Cola	Microsoft
ConocoPhillips	PepsiCo
DowDuPont	Pfizer
ExxonMobil	United Technologies
Fiat Chrysler	Valero

The December 2018 Survey group used throughout the CD&A for comparison purposes is the same as group listed above, except that Arconic was excluded and Verizon was added. Arconic no longer met our criteria as a large company once it was spun-off from Alcoa. Verizon met most of the criteria to be included in the peer group. The survey database did not contain enough job-position-related matches for Mr. Ford, our Executive Chairman, and Mr. Hinrichs, President, Global Operations. Consequently, their compensation was excluded from our analysis of how the total direct compensation of our Named Executives compares to that of the survey group. The December 2018 Survey results indicated that the targeted total direct compensation for Mr. Hackett was at the survey group's median. Targeted total direct compensation was above the survey group's median for Mr. Farley, while at the median for Mr. Shanks. An analysis of how each element of compensation compared to the survey data for 2018, as well as how the factors described above affected Named Executive compensation decisions during 2018, is included in the discussion of each compensation element.

INTERNAL PAY EQUITY — WEALTH ANALYSIS

Periodically, the Committee reviews the amount of all components of compensation of our executive officers. This review includes data on salary, annual bonuses, and equity-based awards, as well as qualitative and quantitative data on perquisites. The Committee also takes into account relative pay considerations within the officer group and data covering individual performance. The Committee uses this analysis to assist it in ensuring internal equity among the officer group.

The Committee also considers the potential value of outstanding equity grants and uses this information as one data-point in evaluating equity compensation grants. For instance, the Committee regularly reviews the value of equity-based awards at certain price levels of Ford stock. The analysis includes the following:

  •
  "in-the-money" stock options;

  •
  unvested Restricted Stock Units; and

  •
  outstanding Performance Unit grants.

The Committee uses this analysis to evaluate the accumulated wealth and retention value in equity of the Named Executives in light of the Company's change in market value. The Committee believes that our equity-based incentive programs are effective in attracting, motivating, and retaining executives, as well as incentivizing executives to accomplish our strategic objectives.

TAX CONSIDERATIONS

Internal Revenue Code § 162(m).    The Tax Cuts and Jobs Act ("TCJA") eliminated the deductibility exemption for performance-based compensation under Internal Revenue Code Section 162(m) for taxable years beginning after December 31, 2017. As a result, all compensation in excess of $1 million paid to the Chief Executive Officer, the Chief Financial Officer, and the next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table of the proxy statement for 2018 and beyond ("Covered Executives") will not be deductible. Once an individual becomes a Covered Executive for a tax year, that individual will remain a Covered Executive for all subsequent tax years, including tax years after the individual's death.

For compensation awarded for years prior to 2018, Code Section 162(m) generally disallowed Federal tax deductions for compensation in excess of $1 million paid to Covered Executives, other than the Chief Financial Officer; however, certain performance-based compensation was not subject to this deduction limitation. As noted above, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. Under the TCJA, performance-based compensation paid to Covered Executives for years prior to 2018 in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Committee's efforts to structure the Covered Executives' Incentive Bonus and Performance Units in a manner intended to be exempt from the Section 162(m) deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be

44	EXECUTIVE COMPENSATION	2019 Proxy Statement

given that such compensation will satisfy the requirements for exemption. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. Generally, we strive to maximize the tax deductibility of our compensation arrangements. In the highly competitive market for talent, however, we believe the Committee needs flexibility in designing compensation that will attract and retain talented executives and provide special incentives to promote various corporate objectives. The Committee, therefore, retains discretion to award compensation that is not fully tax deductible.

Internal Revenue Code § 409A.    Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee's income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All of our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Incentive Bonus Plan and our Long-Term Incentive Plans, are intended to meet these requirements. As a result, employees are expected to be taxed when the deferred compensation is actually paid to them.

EXECUTIVE COMPENSATION	2019 Proxy Statement	45

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for stockholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback provision in our incentive grants
Maintain robust stock ownership goals for executives

Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Corporate Governance — Compensation Committee Operations on pp. 16-17)
Include a double-trigger change-in-control provision for equity grants

WE DO NOT

Provide evergreen employment contracts
Pay out dividend equivalents on equity awards during vesting periods or performance periods

Maintain individual change-in-control agreements for Named Executives
Reprice options

We reviewed and discussed the findings of a risk assessment of these and other compensation policies and practices with the Compensation Committee, which also reviewed and discussed the findings with the Committee's independent consultant, and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our strategic objectives and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company (see Risk Assessment Regarding Compensation Policies and Practices on pp. 15-16). Consequently, we did not make any significant changes to our executive compensation practices for 2018 as a result of our compensation risk analysis.

TIMING OF AWARDS

Annual grants of equity awards are typically determined at February and/or March Compensation Committee meetings. At that time, data for previous performance periods are available to determine the amount of the Final Awards. The Committee also decides the effective date of the Final Awards, and the annual equity-based grants of Time-Based Units and Performance Units. In order to allow enough time for preparation of notification materials, the Committee approved the annual 2018 equity-based grants on February 14, 2018, and approved an effective grant date of March 2, 2018. A similar practice was followed in previous years. This timing allows for the grants to be effective after the release of earnings information for the prior fiscal year when the public is aware of the information and the information is reflected in the stock price used to value the awards.

46	EXECUTIVE COMPENSATION	2019 Proxy Statement

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers do not play a role in the selection of grant dates. Special grants, whether approved by the Compensation Committee for officers or the Long-Term Incentive Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Corporate Governance — Compensation Committee Operations at pp. 16-17 for more information on the Long-Term Incentive Compensation Award Committee.

COMPENSATION PLANNING CYCLE

The graphic below shows our annual compensation planning cycle.

STOCK OWNERSHIP GOALS

For several years the Compensation Committee has imposed stock ownership goals for executives at or above the Vice President level to further align the interests of executives with those of shareholders. An executive has five years from taking his or her position to achieve the relevant officer level goal. The following table shows the officer level and respective ownership goal. We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, Time-Based Units, and units that are based on common stock (excluding stock options and unearned Performance Units) — count toward the goal. As of December 31, 2018, all of the Named Executives complied with the stock ownership goals.

Officer Level	Ownership Goal

Executive Chairman and President & CEO	6X Salary
Chief Financial Officer	3X Salary
President, Global Markets	3X Salary
President, Global Operations	3X Salary

EXECUTIVE COMPENSATION	2019 Proxy Statement	47

NAMED EXECUTIVE OFFICERS

The Named Executives are:

•
James P. Hackett, President and Chief Executive Officer

•
Robert L. Shanks, Chief Financial Officer
•
William Clay Ford, Jr., Executive Chairman

•
James D. Farley, Jr., President, Global Markets

•
Joseph R. Hinrichs, President, Global Operations

ELEMENTS OF COMPENSATION

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long-Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Variable	% of Salary

Form of Delivery	Cash	Cash	Performance Units* and Time-Based Units*	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

*
A Performance Unit is an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Restricted Stock Unit ("Time-Based Unit") represents the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year. The following comparisons, derived from the December 2018 Survey, show the various balances we achieved among our executive officer group (which includes officers in addition to the Named Executives) compared to the balances achieved by the survey group:

48	EXECUTIVE COMPENSATION	2019 Proxy Statement

As the charts indicate, Ford's overall allocation is in line with the comparator group's median.

BASE SALARY

When considering increases to base salaries, the Compensation Committee takes into account the following factors:

•
the individual's job duties, performance, and achievements;

•
similar positions of responsibility within the Company (internal pay equity);

•
job tenure, time since last salary increase, retention concerns, and critical skills; and

•
level of pay relative to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. Our

December 2018 Survey results indicate that salary is slightly above the median for Mr. Hackett, is at the median for Mr. Shanks, and is above the median for Mr. Farley. We believe that paying base salaries at or above the competitive survey is appropriate to retain executives throughout the business cycle.

The Committee decided to provide salary increases effective April 1, 2018, for Messrs. Shanks (13.0%), Hinrichs (2.5%), and Farley (10.0%). The increases for Messrs. Shanks and Farley addressed internal equity and competitive concerns. Mr. Hackett did not receive a salary increase in 2018 in light of his salary increase upon his accession to the President and CEO role in 2017. Also, Mr. Ford did not receive any base salary adjustment in 2018 in consideration of his desire to focus more of his compensation on equity-based grants.

EXECUTIVE COMPENSATION	2019 Proxy Statement	49

ANNUAL CASH INCENTIVE AWARDS

As noted in Performance-Based Incentive Plans on pp. 42-43, the Committee applied corporate metrics for our Incentive Bonus Plan. The corporate metrics and weightings incentivize our executives to work together as a team in achieving common objectives with the desire to advance our strategic objectives and enhance TSR. In addition, corporate metrics in a global enterprise recognize the regional trade-offs that are frequently required to ensure overall corporate success on Company Adjusted EBIT Margin, Company Operating Cash Flow, and Company Revenue. While the Committee generally established corporate metrics, the Quality metric was based on the weighted average of individual market and Business Unit objectives. In 2018, the Committee set a formula that was based on the metrics set forth in the chart to the right for the Named Executives:

The Named Executives and their respective Incentive Bonus targets for the 2018 performance period were as follows:

Name	Target as % of Salary

James P. Hackett	200%
Messrs. Shanks, Hinrichs, Farley	100%
William Clay Ford, Jr.	59%

The Committee established targets for executive officers based on the individual's level of responsibility, competitive compensation data, internal pay equity considerations, past target amounts, as well as the need for flexibility to motivate and reward exceptional performance. In accordance with prior practice for the President and CEO position, the Committee established the target of 200% of salary for Mr. Hackett. The bonus target for Mr. Hackett was above the survey group's median, while the targets for Messrs. Shanks and Farley were at the median.

In light of Mr. Ford's arrangements which emphasize equity-based compensation, the Committee chose to maintain his Incentive Bonus target at $1 million, roughly 59% of his current salary. The Committee believes this arrangement is more appropriate for the position of Executive Chairman and focuses his efforts on long-term objectives.

2018 Incentive Bonus Plan Performance Results

The amount earned under the Incentive Bonus Plan was determined pursuant to a pre-established sliding scale, based on various levels of achievement for each metric.

If minimum performance levels had not been met for all metrics, the payout would have been zero. The scaling is based on a statistical methodology that takes into account historical performance-to-objective for each of the metrics. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives.

For 2018, the Incentive Bonus metrics of Company Revenue, Company Operating Cash Flow, and Company Adjusted EBIT Margin are different metrics than the 2017 metrics of Automotive Segment Revenue, Automotive Segment Operating Margin, and Automotive Segment Operating Cash Flow. Accordingly, direct comparisons of whether a particular metric's target increased or decreased from the previous year is not informative. Instead, we discuss whether the 2018 metrics' targets increased or decreased from the comparable 2017 actual performance of those metrics.

As discussed in Management Recommendations on pp. 42-43, the Committee determines the metrics and targets for our incentive plans for the coming year in December of the prior year based upon our analysis and assumptions at that time. With that backdrop, the 2018 Company Revenue target increased from the 2017 Company Revenue actual performance because we expected a better product mix in a U.S. auto market that was expected to be slightly lower than 2017. Company Adjusted EBIT Margin and Company Operating Cash Flow targets for 2018 were set lower because we expected lower profits in 2018 due to

50	EXECUTIVE COMPENSATION	2019 Proxy Statement

increased investments in emerging opportunities, higher commodity costs, and currency headwinds, among other items. These targets were also consistent with our external guidance for 2018.

The Company Operating Cash Flow metric is different from the Company Adjusted Operating Cash Flow that we report externally (see CD&A Roadmap in p. 37 and 2018 — Laying the Foundation discussion on p. 39). The primary difference is the exclusion of Ford Motor Credit Company dividends to Ford in the calculation of the Company Operating Cash Flow. For a reconciliation to GAAP cash flow for the Company Operating Cash Flow (i.e., the Incentive Bonus metric) please refer to Appendix III.

The 2018 Incentive Bonus Plan Results table below indicates an overall achievement of 72% for the 2018 performance period. We underperformed on the Company Revenue, Company Adjusted EBIT Margin, and Company Operating Cash Flow metrics due to commodity costs increases, unfavorable exchange rates, warranty costs, and operational issues in Europe and China. We met the Quality metric.

The Committee decided to pay out the Incentive Bonus Plan awards to the Named Executives at the 72% of target level that was achieved (see column (f) of the Summary Compensation Table on p. 60). The Committee believes a payout at the level achieved reinforces the performance-based nature of the Incentive Bonus Plan.

2018 INCENTIVE BONUS PLAN RESULTS

*
The Quality metric has a corporate target, which was a weighted average of the Business Units' quality performance. The weightings for the Quality metric were as follows: North America — 37.1%; South America — 8.3%; Europe — 11.1%; Middle East & Africa — 1.4%; and Asia Pacific — 42.2%. These weightings were based on the planned vehicle sales and registrations of the relevant Business Units for 2018. See the Quality Performance table below for an explanation of the targets and results for the 2018 performance period.

EXECUTIVE COMPENSATION	2019 Proxy Statement	51

INCENTIVE BONUS PLAN RESULTS 2018 — QUALITY PERFORMANCE*

*
The Global Quality metrics were developed from our Warranty Spending data and industry survey data that measures Things Gone Wrong and Customer Satisfaction at three months in service. To better understand the Quality metrics, we show the targets as the expected year-over-year increase or decrease vs. the prior year actual performance. Bracketed numbers would indicate expected year-over-year deterioration in the metrics while non-bracketed numbers indicate year-over-year improvements.

Name	Incentive Bonus Target Opportunity $	×	Business Performance Factor	=	Final Incentive Bonus Payout $

James P. Hackett	3,600,000	×	72%	=	2,592,000
Robert L. Shanks	1,000,000	×	72%	=	720,000
William Clay Ford, Jr.	1,000,000	×	72%	=	720,000
James D. Farley, Jr.	1,100,000	×	72%	=	792,000
Joseph R. Hinrichs	1,114,000	×	72%	=	802,080

Incentive Bonus Target Opportunity × Business Performance Factor (0 - 200%)

Incremental Bonuses

The Committee has the ability to create an individual performance fund to recognize and reward exceptional performance. The Committee believes that certain executives exhibited exceptional leadership skills in helping the Company achieve its 2018 results. Consequently, in February 2019, the Committee created an individual performance fund to recognize and reward those executives, including Mr. Hinrichs, with incremental bonuses beyond the Incentive Bonuses earned for the 2018 performance year (see column (d) of the Summary Compensation Table on p. 60).

The Committee viewed Mr. Hinrichs's 2018 performance as exceptional. Mr. Hinrichs coordinated with our Governmental Affairs Office the Company's response to various regulatory and trade issues during 2018. Mr. Hinrichs's extensive knowledge of the automotive industry and of Ford's automotive operations in particular were invaluable in protecting the interests of Ford and its stakeholders, including employees. In addition, Mr. Hinrichs continues to make our Global Operations more fit while continuing to produce high quality vehicles. The Committee believed Mr. Hinrichs's leadership in these critical areas merited an incremental bonus.

LONG-TERM INCENTIVE AWARDS

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests because today's business decisions affect Ford over a number of years.

Based on investor feedback and on management's desire to more closely align our equity compensation

52	EXECUTIVE COMPENSATION	2019 Proxy Statement

with shareholder interests, from 2015-2017 our equity-based compensation design included:

•
Granting Time-Based Units (replaced stock options);

•
Three-year performance period for Performance Unit grants;

•
Relative TSR as a Performance Unit metric; and

•
Ratio of Performance Units to Time-Based Units at 75% : 25%.

These changes increased our compensation competitiveness and alignment with shareholder interests. However, based on a competitive peer survey group analysis by the Committee's consultant, for 2018 equity grants the Committee changed the ratio of Performance Units to Time-Based Units to 60% : 40%. This change better aligns our equity grant practices with our peer group and reduced compensation risk to the Company's stock award participants.

Another change made for the 2018 equity grants that resulted from a peer group analysis was the accruing of dividend equivalents on unvested equity awards. Our analysis showed our peer group consistently accrued dividend equivalents on unvested equity awards. In order to better align our practices with our peer group and to more closely align our equity grants with actual share ownership, the Committee approved the accrual of dividend equivalents on Time-Based Units and Performance Units.

For Time-Based Units, dividend equivalents accrue as if reinvested resulting in additional Time-Based Units. The Committee decided that for 2018 grants when the underlying Time-Based Units vest, the accrued Time-Based Units resulting from the dividend equivalents will be paid in cash based on the fair market value of a share of Ford common stock on the date of vest.

For Performance Units, dividend equivalents accrue as if reinvested resulting in additional Performance Units based on 100% of the target Performance Unit opportunity. The Committee decided that for 2018 grants, the accrued Performance Units will be paid in cash at the end of the performance period based on the fair market value of a share of Ford common stock on the date of vest; however, the accrued Performance Units resulting from dividend equivalents are paid out based on the same performance factor as the underlying Performance Unit. For example, if the performance factor for the underlying Performance Unit was 75%, then only 75% of the accrued Performance Units will be paid.

In general, the total value of equity-based grants in 2018 was determined based on the following considerations:

•
job responsibilities and future contribution assessment to our long-term performance;

•
retention needs;

•
historical share allocations;

•
competitive level of grants for job matches in the survey group;

•
the value of equity-based grants made to the executive in the prior year; and

•
the total number of equity-based grants awarded to our employees.

In granting equity awards, the Committee determined a target dollar value of equity awards to grant to each recipient. For the Named Executives, this target dollar value was translated into a number of Performance Units and Time-Based Units based on the fair market value of Ford common stock on the date of grant. In addition, the target dollar value of the annual equity awards to each of Messrs. Shanks, Farley, and Hinrichs was approximately $3.7 million, which was consistent with internal equity and competitive market data.

Time-Based Units will vest annually over a period of three years from the grant dates. The Committee approved an additional Time-Based Unit grant for Mr. Shanks valued at $3 million that will vest two years from the grant date. The Committee believed this retention grant was appropriate in light of Mr. Shanks's key role in implementing our fitness redesign strategy.

The competitive survey indicates that equity-based compensation was at the median for Mr. Hackett, was above the median for Mr. Farley, and was slightly below the median for Mr. Shanks, excluding his additional Time-Based Unit grant.

We understand that share-based compensation can be dilutive to shareholders. To address this concern, every year since 2012 we have implemented a modest share repurchase program of common stock in order to offset the dilutive effect of share-based compensation. The Board of Directors has approved an anti-dilutive share repurchase program of up to 25 million shares for 2019.

Time-Based Unit Grants

For 2018, 40% of an executive's annual equity-based compensation was awarded in Time-Based Units. In general, these units vest over three years at a rate of 33%-33%-34%.

EXECUTIVE COMPENSATION	2019 Proxy Statement	53

Performance Unit Grants

Annual Performance Unit grants comprise 60% of an executive's equity-based compensation. The 2018 Performance Unit grants are measured through a mix of internal and external financial metrics over a three-year period. The internal financial metrics have a 75% weighting, and the external financial metric has a 25% weighting. The internal metrics are based on the forward year business plan approved at the December Board of Directors meeting immediately prior to the beginning of the three-year performance period — that is, the metrics for the 2018 Performance Unit grants with a 2018-2020 performance period were based on our business plan approved at the December 2017 Board meeting. These metrics are fixed and are not changed over the three-year performance period.

The internal financial metrics are as follows:

•
Company Adjusted EBIT Margin (weighted at 50%): Performance is measured against a three-year average margin target.

•
External Annual ROIC (weighted at 50%): Performance is measured against a three-year average External Annual ROIC target.

Performance to these metrics is measured at the end of year three and is multiplied by a weighting of 75%. Similar to the Incentive Bonus Plan, the maximum that can be achieved for any one metric is 200%.

Because the 2018 Performance Unit grant has a three-year performance period, performance targets and performance results will not be disclosed until the 2021 Proxy Statement. We are not disclosing the 2018 Performance Unit targets now because providing three-year targets for our Company Adjusted EBIT Margin and External Annual ROIC would provide our competitors with insight into our business plan that could substantially harm Ford's business interests. For example, disclosing our three-year Company Adjusted EBIT Margin target could provide competitors insight into our market share strategy and potential entry into, or exit from, markets. Our three-year External Annual ROIC target can provide competitors insight into matters such as capital expenditures and potential cost cutting measures. The Committee believes the targets to be achievable while incentivizing executives to exceed expectations.

The external financial metric is Ford's relative TSR performance compared to a peer group of companies. A key objective of our strategy to achieve automotive leadership is to deliver superior TSR among automotive manufacturers, automotive suppliers, and major industrial companies.

At the end of the three-year performance period, Ford's TSR performance will be evaluated against a peer group of companies approved by the Committee at the time of the grant ("TSR Peer Group"). The TSR Peer Group was comprised of the top ten automobile manufacturers (including Ford) by market capitalization, the top five automotive suppliers by market capitalization, and ten large industrial companies with business models similar to Ford. The Committee decided to use a peer group of companies more closely aligned with our business (global automotive and manufacturing) than the compensation survey group listed on p. 44 because our TSR performance is more competitively aligned with those companies, while our compensation peer group is more closely aligned with the market for our executive talent. For the 2018 Performance Unit grants, the TSR Peer Group consisted of the following:

Automotive Manufacturers:

Toyota	Ford
Daimler	General Motors
Volkswagen	Nissan
BMW	Hyundai
Honda	Tesla

Auto Suppliers:

Continental	Magna
Denso	Valeo
Aptiv

Industrial Companies:

General Electric	DowDuPont
United Technologies	Deere
3M	Caterpillar
Boeing	General Dynamics
Honeywell	Arconic

The TSR performance is calculated as follows:

•
90th percentile and above: 200% of target

•
greater than or equal to 75th to less than 90th percentile: 150% — 199% of target

•
greater than or equal to 50th to less than 75th percentile: 100% — 149% of target

•
greater than or equal to 25th to less than 50th percentile: 50% — 99% of target

•
less than 25th percentile: 0% of target

Performance Factor.    The weighted internal financial metric performance is added to the external financial metric performance to arrive at the overall performance

54	EXECUTIVE COMPENSATION	2019 Proxy Statement

factor for Performance Units. This performance factor is multiplied by the Performance Unit target opportunity for the executive to produce the final award, ranging from 0% to 200% of the target opportunity. The final award is paid in unrestricted shares of Ford common stock.

The Committee believes this structure provides appropriate incentives for executives to over-achieve in one or more metrics, and provides sufficient recognition for such over-achievement while not encouraging excessive risk-taking behavior.

The graphic below demonstrates how the 2018 Performance Unit grant aligns executive interests with shareholder interests.

2016 Performance Unit Results

The performance period of the 2016 Performance Unit grant ended on December 31, 2018. The structure, metrics, and weightings for the 2016 Performance Unit Grant are detailed in the charts below. The TSR peer group for the 2016 Performance Unit grant is the same as that shown on p. 54, except that it included Subaru, Delphi, and Aisen Seiki and excluded Hyundai, Deere, Aptiv, and Valeo. In addition, DowDupont was two separate companies in 2016.

The 2016 Performance Unit Results table on p. 56 indicates an overall achievement of 38% for the 2016-2018 performance period. The Committee decided to pay out the Performance Unit final awards to the

Named Executives at the 38% of the target level that was achieved. The Committee believed a payout at the level achieved was appropriate. This demonstrates our pay-for-performance philosophy. Mr. Hackett was not an employee of the Company when the 2016 Performance Unit grants were made and, therefore, did not receive a final award.

With respect to the internal financial metrics, we underperformed on the Automotive Operating Margin, Automotive Operating Cash Flow, and Automotive Revenue metrics, while meeting the Ford Credit Profit Before Tax metric. We also underperformed on the relative TSR metric (see 2016 Performance Unit Results table on p. 56).

EXECUTIVE COMPENSATION	2019 Proxy Statement	55

2016 PERFORMANCE UNIT RESULTS

Internal Financial Metrics — 75% Weighting

Total 2016 Performance Unit Results
Internal Financial Metrics		Total

Weighting	75%
×
Performance	50%	38%

+
Relative TSR Metric
Weighting	25%
×
Performance (Bottom Quartile)	0%	0%

		38%

Name	2016 Performance Unit Target Opportunity # Units	×	Business Performance Factor	=	Final 2016 Performance Unit Payout # Units

James P. Hackett	NA	×	NA	=	NA
Robert L. Shanks	204,394	×	38%	=	77,669
William Clay Ford, Jr.	470,827	×	38%	=	178,914
James D. Farley, Jr.	193,870	×	38%	=	73,670
Joseph R. Hinrichs	211,595	×	38%	=	80,406

56	EXECUTIVE COMPENSATION	2019 Proxy Statement

BENEFITS AND PERQUISITES

We provided certain perquisites and other benefits to senior management in 2018, the most significant of which are summarized below. The Committee annually reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (h) of the Summary Compensation Table on p. 60.

Personal Travel    Company policy does not allow the President and CEO or the Executive Chairman to fly commercially due to security concerns. Consequently, the Company pays the costs associated with their use of private aircraft for business and personal travel. The families of these persons are allowed to accompany them on trips when they travel on private aircraft.

Requiring the President and CEO and the Executive Chairman to use private aircraft for all travel provides significant benefits to Ford. First, the policy is intended to ensure their personal safety as they both maintain significant public roles for Ford. Second, use of private aircraft maximizes their availability for Ford business.

Evaluation Vehicle Program    We maintain a program that provides certain employees with the use of two Company vehicles free of charge. This program requires participants to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products.

Other Services    For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. We also provide an allowance to senior managers for financial counseling services and estate planning. We pay for approximately 75% of the cost of the financial planning service up to $7,000. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

Tax Reimbursement    The Committee has eliminated tax gross-ups for most executive perquisites. As part of the Company's temporary living/relocation policy, however, the Company provides certain tax reimbursement for all levels of employees who relocate at the Company's request, including relocations pursuant to international service assignments. The Committee believes that not reimbursing taxes for employees who move at the Company's request is an unfair financial burden. This policy removes any financial disincentive for an executive to relocate and, therefore, enhances the Company's ability to have its executives gain experience in a variety of our global operations.

In addition, during 2016 the Internal Revenue Service informed us that it would begin to require us to impute the value of the vehicles provided to executives under the Evaluation Vehicle Program discussed above. As a result, the Committee decided to provide tax relief for the participants of the program. The Evaluation Vehicle Program is available to Company officers and employees who are one Leadership Level below the officer level. The Committee decided to provide tax reimbursement so that the Company could continue to receive participant vehicle evaluation data and to provide a valuable benefit to our executives.

RETIREMENT PLANS

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining leadership talent, providing income security to long serving executives, and providing flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate in light of competitive practices and our executives' total compensation program. For additional information, see the Pension Benefits in 2018 table on pp. 65-66 and the Nonqualified Deferred Compensation in 2018 table on p. 67.

The amounts shown in column (g) of the Summary Compensation Table on p. 60 can vary significantly year to year. These amounts are driven by assumptions regarding discount rates and mortality tables, as well as plan design, years of service, base pay, and the age of the employee. These amounts do not reflect compensation that was paid for any year shown.

Pre-2004 Plans    Our General Retirement Plan ("GRP") provides a tax-qualified defined benefit for each year of non-contributory participation by employees in the U.S. hired before January 1, 2004, and added benefits for those who make contributions. We also have three other nonqualified retirement plans for certain eligible employees. The Supplemental Executive Retirement Plan ("SERP") provides a supplemental monthly benefit calculated on a percentage of final average pay and service. The Benefit Equalization Plan ("GRP-BEP") provides eligible employees with benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code limitations. The Executive Separation Allowance Plan ("ESAP") provides a percentage of salary, based on age and service, from the time of separation until age 65 to certain eligible executives who separate from

EXECUTIVE COMPENSATION	2019 Proxy Statement	57

employment after age 55 (age 52 if retiring under our Select Retirement Plan ("SRP")).

The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. The Committee believes the SRP provides flexibility in executive succession planning.

Messrs. Ford, Shanks, and Hinrichs are eligible for benefits under the GRP, SERP, GRP-BEP, and ESAP. During the period for which Mr. Ford did not receive a cash salary (i.e., November 2001 through July 2010), each of these plans, including the SRP, had been amended in order to provide him with benefits using a notional annual base salary.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment.

Post-January 1, 2004 Plan    Consistent with our Strategy Statement (see Compensation Philosophy and Strategy on pp. 41-42) to develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford adopted a tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S.

The FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. We also have nonqualified plans for employees who participate in the FRP. Under the FRP-Benefit Equalization Plan ("FRP-BEP"), employees, including Messrs. Hackett and Farley, receive benefits substantially equal to those they would have received under the FRP but were not able to because of Internal Revenue Code limitations. The Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") provides certain executives a notional account balance which provides retirement benefits in addition to those provided by the FRP. Company contributions are calculated as a percentage of base salary based on the executive's age and position. To be eligible for DC SERP payments after separation, an executive must be at least age 55 with 10 years of Company service, have at least 5 years of service at Leadership Level 4 or above immediately preceding separation, and separate with Company approval. Employees who participate in the FRP, including Messrs. Hackett and Farley, are not eligible to participate in the GRP (with respect to future service), GRP-BEP, SRP, SERP, or ESAP.

At the 2018 Annual Meeting, we asked you to approve the compensation of the Named Executives as presented in our 2018 Proxy Statement. You approved the compensation of the Named Executives with 96.1% of the votes cast "For" approval. This result was consistent with the 2015-2017 Say-on-Pay results, which had approval rates of around 97.0%. We are pleased that investors support our compensation philosophy, policies, and programs.

We met with institutional investors in the autumn of 2018 to discuss corporate governance topics and any executive compensation related concerns. In general, investors were pleased with the changes we made to our compensation programs in 2015 and did not note any additional concerns.

Beginning in 2016, the Committee modified the terms and conditions applicable to equity-based awards so that upon a change-in-control of the Company where Ford is not the surviving entity, unvested awards will terminate if such awards have been replaced by comparable awards from the acquiring corporation, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change-in-control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change-in-control. The Committee adopted this change in order to bring our provisions in line with market practice and shareholder preferences.

58	EXECUTIVE COMPENSATION	2019 Proxy Statement

• Named Executives' compensation is tied to our 2018 and 2016-2018 performance periods	• Executive stock ownership goals continue to align the interests of executives with shareholders
• 80% of our Named Executives' target compensation is performance-based	• We continued a modest share buyback program to offset the dilutive effect of our equity compensation plans
• We added a gender pay equity statement to our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles	• Executive pay practices are tied to robust risk and control features

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee
Anthony F. Earley, Jr. (Chair)	Ellen R. Marram
John C. Lechleiter	John L. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the Compensation Committee was comprised of Anthony F. Earley, Jr., John C. Lechleiter, Ellen R. Marram, and John L. Thornton, none of whom is an employee or a current or former officer of the Company and none of whom had any relationship with the Company requiring disclosure.

EXECUTIVE COMPENSATION	2019 Proxy Statement	59

COMPENSATION OF NAMED EXECUTIVES

The table below shows 2018 compensation for James P. Hackett, our President & CEO, Robert L. Shanks, our Chief Financial Officer, and the three most highly compensated executive officers at the end of 2018.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus [1] ($)	Stock Awards [2] ($)	Non-Equity Incentive Plan Compensation [3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4] ($)	All Other Compensation [5] ($)	Total ($)

James P. Hackett	2018	1,800,000	0	12,743,125	2,592,000	0	617,710	17,752,835
President and Chief	2017	1,344,333	1,000,000	10,366,420	3,600,000	0	420,971	16,731,724
Executive Officer

Robert L. Shanks	2018	971,250	0	6,617,074	720,000	0	111,841	8,420,165
Chief Financial Officer	2017	879,750	309,750	3,677,962	885,000	893,185	98,571	6,744,218
	2016	858,000	0	3,793,207	656,640	890,532	95,083	6,293,462

William Clay Ford, Jr.	2018	1,700,000	0	10,096,459	720,000	0	1,323,267	13,839,726
Executive Chairman	2017	1,650,000	0	10,266,426	1,000,000	1,192,132	1,517,541	15,626,099
	2016	1,625,000	0	8,737,761	760,000	1,452,739	1,287,438	13,862,938

James D. Farley, Jr.	2018	1,075,000	0	3,744,511	792,000	0	249,077	5,860,588
President — Global Markets	2017	973,417	200,000	8,807,539	1,000,000	0	2,492,602	13,473,558
	2016	918,750	246,050	3,597,900	703,000	0	1,143,753	6,609,453

Joseph R. Hinrichs	2018	1,107,250	97,920	3,617,080	802,080	68,485	122,640	5,815,455
President — Global Operations	2017	1,081,000	0	8,677,955	1,087,000	1,170,817	107,778	12,124,550
	2016	1,053,500	0	3,926,842	807,880	835,352	99,957	6,723,531

1
The amount shown for 2018 reflects a discretionary bonus award paid in 2019 for 2018 performance (see Compensation Discussion and Analysis — Incremental Bonuses on p. 52); amounts shown for 2017 reflect discretionary bonus awards paid in 2018 for 2017 performance and in Mr. Hackett's case, reflects an award upon his accession to the role of President and Chief Executive Officer; and the amount shown for 2016 reflects a discretionary bonus award paid in 2017 for 2016 performance.

2
The amounts shown in column (e) reflect the aggregate grant date value computed in accordance with FASB ASC Topic 718 for stock-based awards for each of the Named Executives for the years ended December 31, 2018, 2017, and 2016. The assumptions used for the 2018, 2017, and 2016 calculations can be found at Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2018; Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2017; and Note 20 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2016, respectively. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

For stock awards granted in 2018, 2017, and 2016, the amounts shown in column (e) reflect grant date values for both Time-Based Units and Performance Units. For those portions of the amounts that relate to the 2018, 2017, and 2016 Performance Units, such amounts reflect the grant date values of such awards that are subject to performance conditions (internal financial metrics) and market conditions (relative TSR performance). The grant date values shown above for the 2018, 2017, and 2016 Performance Units are reported based upon the probable outcome of such conditions as of the respective dates of grant. Pursuant to SEC rules, for those parts of the Performance Unit grants that are subject to performance conditions, the following table shows the values of such awards at their respective grant dates assuming that the highest levels of the performance conditions are achieved. For those parts of the Performance Unit grants that are subject to market conditions, the potential maximum values are factored into the awards' calculated grant date fair values (see Long-Term Incentive Awards on pp. 52-55 for a discussion of the 2018 Performance Unit grants, the internal financial metrics, relative TSR metric, and the weightings of each).

60	EXECUTIVE COMPENSATION	2019 Proxy Statement

Name	Year	Performance Conditions ($)	Market Conditions ($)

James P. Hackett	2018	11,700,000	1,693,125
	2017	11,699,975	1,916,447

Robert L. Shanks	2018	3,320,990	480,586
	2017	4,151,239	679,846
	2016	4,151,256	795,085

William Clay Ford, Jr.	2018	9,269,978	1,341,479
	2017	11,587,495	1,897,685
	2016	9,562,490	1,831,521

Name	Year	Performance Conditions ($)	Market Conditions ($)

James D. Farley, Jr.	2018	3,437,990	497,517
	2017	4,297,488	703,805
	2016	3,937,486	754,162

Joseph R. Hinrichs	2018	3,320,990	480,586
	2017	4,151,239	679,846
	2016	4,297,488	823,108

3
The amounts shown in column (f) reflect awards earned by the Named Executives under the Incentive Bonus Plan (see Compensation Discussion and Analysis — Annual Cash Incentive Awards on pp. 50-52).

4
The amounts shown in column (g) reflect the net increase, if any, in the actuarial present value of accumulated benefits under the various Company plans arising from the passage of time, additional benefits accrued, and changes in the actuarial assumptions. The combined impact of these elements during 2018 resulted in an increase in present value for Mr. Hinrichs and a decrease in present value for Messrs. Shanks and Ford. For Messrs. Shanks and Ford, a zero is shown in the table above per proxy rules. For Mr. Hinrichs, the primary driver of the present value increase was the value of additional benefits accrued exceeding the decrease arising from an increase in discount rates. This was not the case for Messrs. Shanks and Ford during 2018. For 2018, the accrued pension benefits are measured from December 31, 2017 to December 31, 2018; for 2017, the accrued pension benefits are measured from December 31, 2016 to December 31, 2017; and for 2016, the accrued pension benefits are measured from December 31, 2015 to December 31, 2016. For 2018, the decrease in the actuarial present value of accrued pension benefits for Mr. Ford was $1,423,292; and for Mr. Shanks was $119,145. Messrs. Hackett and Farley do not participate in the Company's defined pension benefits plans. See the Pension Benefits in 2018 table and related footnotes on pp. 65-66 for additional information, including the present value assumptions used in these calculations. None of the Named Executives received preferential or above-market earnings on deferred compensation.

5
The following table summarizes the amounts shown in column (h) for 2018.

ALL OTHER COMPENSATION IN 2018

Name	Perquisites and Other Personal Benefits [i] ($)	Tax Reimbursements ii ($)	Life Insurance Premiums iii ($)	Company Contributions to Retirement and 401(k) Plans iv ($)	Other [v] ($)	Total ($)

James P. Hackett	158,045	19,413	14,710	27,238	398,304	617,710
Robert L. Shanks	41,856	15,064	11,215	12,375	31,331	111,841
William Clay Ford, Jr.	1,217,239	15,636	13,892	12,375	64,125	1,323,267
James D. Farley, Jr.	37,096	6,086	7,020	27,500	171,375	249,077
Joseph R. Hinrichs	43,368	26,120	3,326	12,375	37,451	122,640
i
For a description of perquisites relating to personal use of private aircraft, our Evaluation Vehicle Program, and security, financial planning, and other services for Named Executives, see Compensation Discussion and Analysis — Benefits and Perquisites on p. 57. Other perquisites and personal benefits whose incremental costs are included in the amounts shown consist of the following: personal use of Company cell phones, foreign tax preparation fees related to international assignments, personal use of car and driver service, annual executive health exams, spousal incidental charges when accompanying the executive on business trips, charitable gifts related to Company Board service, ground transportation services, fuel and car washes related to the evaluation vehicles, temporary housing/living expenses, and relocation expenses.

Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with such personal use.

Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2018. For Mr. Ford, the amount shown includes $245,658 for personal use of aircraft and $909,891 for security. For Mr. Hackett, the amount shown includes $104,342 for personal use of aircraft.

During 2018, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel, and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under

EXECUTIVE COMPENSATION	2019 Proxy Statement	61

  our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

ii
As stated in the CD&A, we provide tax benefits to those employees who relocate at the Company's request. We also provide tax relief for the imputed income from our Evaluation Vehicle Program. See Compensation Discussion and Analysis — Benefits and Perquisites on p. 57 for a discussion of our Tax Reimbursement policy.

iii
Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee's salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

iv
The amounts shown for Messrs. Hackett and Farley reflect contributions made to their Ford Retirement Plan accounts (see Compensation Discussion and Analysis — Retirement Plans on pp. 57-58) and Company matching contributions to their 401(k) accounts. The amounts for the other Named Executives reflect Company matching contributions to their employee 401(k) accounts.

v
The amounts shown for Messrs. Shanks, Ford, and Hinrichs primarily reflect contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan (see Nonqualified Deferred Compensation in 2018 table and footnotes 1 and 2 on p. 67). The amounts shown for Messrs. Hackett and Farley primarily reflect Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan and contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan.

GRANTS OF PLAN-BASED AWARDS IN 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($) [4]

James P. Hackett	3/2/2018	2/7/2018					750,000	1,500,000		7,543,125
	3/2/2018	2/7/2018							500,000	5,200,000
	3/16/2018	3/6/2018		3,600,000	7,200,000

Robert L. Shanks	3/2/2018	2/7/2018					212,884	425,768		2,141,081
	3/2/2018	2/7/2018							141,923	1,475,999
	3/2/2018	2/7/2018							288,461	2,999,994
	3/16/2018	3/6/2018		1,000,000	2,000,000

William Clay Ford, Jr.	3/2/2018	2/7/2018					594,230	1,188,460		5,976,468
	3/2/2018	2/7/2018							396,153	4,119,991
	3/16/2018	3/6/2018		1,000,000	2,000,000

James D. Farley, Jr.	3/2/2018	2/7/2018					220,384	440,768		2,216,512
	3/2/2018	2/7/2018							146,923	1,527,999
	3/16/2018	3/6/2018		1,100,000	2,200,000

Joseph R. Hinrichs	3/2/2018	2/7/2018					212,884	425,768		2,141,081
	3/2/2018	2/7/2018							141,923	1,475,999
	3/16/2018	3/6/2018		1,114,000	2,228,000

1
The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2018 performance under the Incentive Bonus Plan. Our Incentive Bonus Plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis — Annual Cash Incentive Awards at pp. 50-52. For actual payouts made under the Incentive Bonus Plan for 2018 performance, see column (f) of the Summary Compensation Table on p. 60.

2
For each of the Named Executives, the amounts shown in columns (h) and (i) consist of annual grants of Performance Units that provide an opportunity to earn a Final Award of unrestricted common stock for 2018-2020 performance. The amounts shown represent the target and maximum amounts of the opportunity. The 2018 Performance Unit grants do not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the grants. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. 2018-2020 performance will be measured against the metrics and weightings discussed in Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 52-55. The Final Awards that will be earned, if any, for 2018-2020 performance will be paid out in unrestricted shares of Ford common stock, less shares withheld to pay tax obligations.

3
The amounts shown in column (j) represent Time-Based Unit grants. The Time-Based Units generally have a vesting feature whereby one-third of each grant vests after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary. If a grantee retires, becomes disabled, or dies, his or her grant continues to vest according to the

62	EXECUTIVE COMPENSATION	2019 Proxy Statement

  original vesting schedule. In most other instances of employment termination, all grants generally end upon termination of employment. Time-Based Units are subject to certain conditions, including not engaging in competitive activity. Time-Based Units generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least six months from the date of the grant. Mr. Shanks received a Time-Based Unit grant in March. This grant will vest in full two years from the grant date (see Compensation Discussion and Analysis — Long-Term Incentive Awards on p. 53).

4
The amounts shown in column (k) represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The assumptions used in calculating the grant date value can be found at Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2018. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

	Option awards				Stock awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of securities underlying unexercised options # exercisable	Number of securities underlying unexercised options # unexercisable	Option exercise price ($)	Option expiration date [1]	Number of shares or units of stock that have not vested (#) [2]	Market value of shares or units of stock that have not vested ($) [3]	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#) [4]	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($) [5]

James P. Hackett
					739,199	5,654,872	1,424,393	10,896,606

Robert L. Shanks
	130,932		15.37	03/03/2024	502,370	3,843,131	635,879	4,864,474
	119,284		12.75	03/03/2023
	153,061		12.46	03/04/2022
	33,018		14.76	03/02/2021
	32,341		12.69	03/02/2020

William Clay Ford, Jr.
	286,415		15.37	03/03/2024	589,274	4,507,946	1,675,246	12,815,632
	347,912		12.75	03/03/2023
	595,238		12.46	03/04/2022
	412,735		14.76	03/02/2021
	1,320,754		12.98	08/04/2020
	485,436		12.69	03/02/2020

James D. Farley, Jr.
	118,657		15.37	03/03/2024	676,474	5,175,026	640,557	4,900,261
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	30,071		14.76	03/02/2021

Joseph R. Hinrichs
	130,932		15.37	03/03/2024	675,979	5,171,239	643,080	4,919,562
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	88,443		14.76	03/02/2021

EXECUTIVE COMPENSATION	2019 Proxy Statement	63

1
The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 33% one year after the grant date, 66% two years after the grant date, and in full three years after the grant date.

Option Expiration Dates	Option Vesting Dates

	33%	33%	34%

03/03/2024	03/04/2015	03/04/2016	03/04/2017
03/03/2023	03/04/2014	03/04/2015	03/04/2016
03/04/2022	03/05/2013	03/05/2014	03/05/2015
03/02/2021	03/03/2012	03/03/2013	03/03/2014
08/04/2020	08/05/2011	08/05/2012	08/05/2013
03/02/2020	03/03/2011	03/03/2012	03/03/2013
2
The amounts shown for Named Executives consist of the following Time-Based Unit Grants:

Name	2016 Annual Grant	2017 Annual Grant	2018 Annual Grant	Special Grants

James P. Hackett	87,444	44,984	500,000	105,631
Robert L. Shanks	23,165	48,821	141,923	288,461
William Clay Ford, Jr.	53,361	136,276	396,153	NA
James D. Farley, Jr.	21,972	50,541	146,923	457,038
Joseph R. Hinrichs	23,981	48,821	141,923	461,254

  For the 2016, 2017, and 2018 grants of Time-Based Units, in general, these units vest over three years at a rate of 33%-33%-34%. The amount shown for Mr. Hackett in the 2016 Annual Grant column reflects a Time-Based Unit grant he received upon his accession to the role of Chairman, Ford Smart Mobility, LLC. The amount shown for Mr. Hackett under the Special Grants column reflects a grant he received upon his accession as President and CEO. These Time-Based Units will vest over three years at a rate of 33%-33%-34%. The amounts shown for Messrs. Farley and Hinrichs under the Special Grants column reflect retention awards. These Time-Based Units will vest in full three years from the respective grant dates. The amount shown for Mr. Shanks under the Special Grants column reflects a Time-Based Unit grant awarded in March 2018, which will vest two years from the grant date. When the Time-Based Units included in the table above vest, shares of Ford common stock will be issued, less shares withheld for tax obligation.

  Dividend Equivalents will not accrue nor be paid during the restriction period for grants awarded in 2016 and 2017. For 2018 grants, Dividend Equivalents accrue during the restriction period and will be paid in cash upon vesting of the underlying award (see Compensation Discussion and Analysis — Long-Term Incentive Awards on p. 53).

  In addition to the above, the amounts shown for Messrs. Hackett and Ford include 1,140 and 3,484 Ford common stock units, respectively, resulting from deferral of director fees and Dividend Equivalents that were credited to their accounts pursuant to the Deferred Compensation Plan for Non-Employee Directors while they served as non-employee directors of the Company. Such units will be converted and paid in cash on January 10 of the year, or equally on January 10 over the three years (as in the case of Mr. Hackett), following termination of Board service, based upon the fair market value of a share of Ford common stock on December 31 of the preceding year.

3
The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $7.65, on December 31, 2018.

4
The amounts shown for the Named Executives consist of the annual Performance Unit grants for the 2016, 2017, and 2018 performance periods as follows (see also Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 52-56):

Name	2016 Grant	2017 Grant	2018 Grant

James P. Hackett	NA	674,393	750,000
Robert L. Shanks	204,394	218,601	212,884
William Clay Ford, Jr.	470,827	610,189	594,230
James D. Farley, Jr.	193,870	226,303	220,384
Joseph R. Hinrichs	211,595	218,601	212,884

  Final awards will be made in unrestricted shares of common stock at the conclusion of the three-year performance period. For Mr. Hackett the amount of the 2017 grant consists of 201,421 Performance Units granted in March 2017 in his role as Chairman of Ford Smart Mobility, LLC and 472,972 Performance Units granted upon his accession to the role of President and CEO in May 2017.

  Dividend Equivalents will not accrue nor be paid during the performance period for grants awarded in 2016 and 2017. For 2018 grants, Dividend Equivalents accrue during the performance period and will be paid in cash upon granting of the Final Award based upon the performance factor achieved on the underlying Performance Unit grant (see Compensation Discussion and Analysis — Long-Term Incentive Awards on p. 53).

5
The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $7.65, on December 31, 2018. The number of units assumes that the target level was achieved for the Performance Units granted in 2016, 2017, and 2018.

64	EXECUTIVE COMPENSATION	2019 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2018

	Option Awards		Stock Awards

(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting [1] ($)

James P. Hackett	NA	NA	160,234	1,797,403
Robert L. Shanks	NA	NA	166,616	1,732,806
William Clay Ford, Jr.	1,474,367	11,023,547	359,085	3,734,484
James D. Farley, Jr.	NA	NA	159,444	1,658,218
Joseph R. Hinrichs	NA	NA	174,270	1,812,408
1
The amounts shown in columns (c) and (e) represent the aggregate dollar value realized by the Named Executives upon the exercising of stock options and/or the vesting of stock awards. We computed the aggregate dollar value realized upon the exercise of stock options by multiplying the number of shares realized upon exercise by the difference between the market price of our stock at exercise and the exercise price of the options. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the fair market value (closing price) of Ford common stock on the vesting date.

PENSION BENEFITS IN 2018 1

(a) Name	(b) Plan Name	(c) Number of Years Credited Service (#)	(d) Present Value of Accumulated Benefit ($)	(e) Payments During Last Fiscal Year ($)

James P. Hackett	NA	NA	NA	NA

Robert L. Shanks	GRP	42.4	1,986,648	0
	SERP	42.4	3,969,341	0
	GRP-BEP	42.4	4,859,872	0
	ESAP	42.4	0	0

William Clay Ford, Jr.	GRP	23.8	1,081,506	0
	SERP	32.5	7,530,533	0
	GRP-BEP	32.5	11,499,692	0
	ESAP	32.5	3,169,157	0

James D. Farley, Jr.	NA	NA	NA	NA

Joseph R. Hinrichs	GRP	18.1	646,142	0
	SERP	18.1	1,474,992	0
	GRP-BEP	18.1	2,144,851	0
	ESAP	18.1	1,468,363	0

1
The General Retirement Plan ("GRP") provides a flat-rate defined benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code ("Code") — $275,000 in 2018.

  Contributory benefits are calculated as follows:

Contributory Benefit	=	(1.5% × Final Avg. Pay) × Contributory Service Years,		0.4% × Final Avg. Pay in excess of
		plus up to two years of waiting period service	+	Breakpoint × Contributory Service Years
(maximum 35 service years)

EXECUTIVE COMPENSATION	2019 Proxy Statement	65

  "Final Average Pay" is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

  "Breakpoint" is 150% of Covered Compensation as of January 1 of the year of retirement.

  "Covered Compensation" is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

  Normal retirement is at age 65 with one or more years of credited pension service. Eligible employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee's age.

  The Benefit Equalization Plan ("GRP-BEP") provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP.

  The Supplemental Executive Retirement Plan ("SERP") provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The SERP monthly benefit has no surviving spouse benefit. In addition, the SERP may provide annuities based on Company earnings, the executive's performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company's retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive's subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.

  The Executive Separation Allowance Plan ("ESAP") provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or GRP-BEP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

  To achieve several business goals, we may offer benefits under the Select Retirement Plan ("SRP"), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. In general, the SRP adds three years of age and contributory service and uses "enhanced Final Average Salary" for purposes of calculating benefits based on the formulas under the GRP, GRP-BEP, SERP, and ESAP, with a minimum increase of 15% over regular benefits. Enhanced Final Average Salary is calculated by multiplying present base salary times three, then adding the last two year-end salaries and dividing the total by five.

  The following assumptions are used in calculating the present value of the accumulated benefit:

  •
  The age at which benefits are assumed payable is the greater of (i) present age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Present age is measured as of December 31, 2018.

  •
  Present compensation is used for purposes of the benefit calculations.

  •
  Present Value of Accumulated Benefit (column (d)) is calculated assuming a single life annuity; modified RP-2014 mortality table projected generationally; and a discount rate of 4.341% for the GRP; 4.284% for the SERP; 4.285% for the GRP-BEP; 3.893% for the ESAP; and 4.189% for the SRP as of December 31, 2018.

  •
  The present values include amounts relating to employee contributions.

  Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. We believe our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.

2
The SERP, GRP-BEP, and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 because he did not receive a cash salary for that period.

3
Messrs. Hackett and Farley do not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2018 table on p. 67.

66	EXECUTIVE COMPENSATION	2019 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION IN 2018 1

(a)	(b) Executive Contributions in Last Fiscal Year	(c) Registrant Contributions in Last Fiscal Year [2]	(d) Aggregate Earnings in Last Fiscal Year [3]	(e) Aggregate Withdrawals/ Distributions	(f) Aggregate Balance at Last Fiscal Year-End [4]
Name	($)	($)	($)	($)	($)

James P. Hackett	NA			NA
DC SERP, BEP: SSIP/FRP		398,304	(30,773)		729,927

Robert L. Shanks	NA			NA
BEP-SSIP		31,331	(15,956)		263,907

William Clay Ford, Jr.	NA			NA
BEP-SSIP		64,125	(187,578)		395,277

James D. Farley, Jr.	NA			NA
DC SERP, BEP: SSIP/FRP		171,375	(42,906)		843,491

Joseph R. Hinrichs	NA			NA
BEP-SSIP		37,451	(30,311)		333,097

1
The nontax-qualified defined contribution plan represented in the above table is the benefit equalization plan with sub-accounts that relate to the Savings and Stock Investment Plan ("SSIP") and the Ford Retirement Plan ("FRP"). This plan is unfunded. Notional amounts are credited by book entry to the participant's account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants' accounts. These are considered notional investments. The performance of an individual's investment option(s) tracks the notional value as if an actual investment was made in such option(s).

  For the BEP-SSIP sub-account, investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a real asset fund; and a stable value fund. Participants may change their investment elections at any time. The BEP-FRP sub-account offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these nonqualified plans may be delayed for six months in accordance with Code Section 409A.

  The BEP-SSIP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been made under the SSIP but limited due to Code limitations. Likewise, the BEP-FRP sub-account provides notional credits equivalent to Company contributions that would have been made under the FRP account but for Code limitations.

  The FRP is a tax-qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant's FRP account calculated as a percentage of base salary using a percentage established based on an employee's age. The Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") provides certain executives a notional account balance which provides retirement benefits in addition to those provided by the FRP. To be eligible for DC SERP Company contributions, an executive must be hired on or after January 1, 2004 and be Leadership Level 4 (LL4) or above. Company contributions are calculated as a percentage of base salary based on the executive's age and position. To be eligible for DC SERP payments after separation, an executive must be at least age 55 with 10 years of Company service, have at least 5 years of service at LL4 or above immediately preceding separation, and separate from service with Company approval.

  Initial notional credits to both the BEP: SSIP/FRP sub-accounts and Company contributions to the FRP are allocated to each sub-account's and FRP default investment option. Thereafter, participants may transfer the credits to the BEP-SSIP/FRP and the Company contributions to the FRP to any other investment option available under the respective plans and also elect how any future notional credits and Company contributions are allocated. Vested account balances of both the BEP-SSIP/FRP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their original date of hire with Ford. All of the Named Executives participate in the BEP-SSIP. In addition, Messrs. Hackett and Farley participate in the BEP-FRP.

2
The amounts shown in column (c) for the Named Executives are reflected in column (h) of the Summary Compensation Table on p. 60 and represents credits made to their SERP and BEP-SSIP/FRP sub-accounts, respectively.

3
None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

4
The following amounts were reported in the Summary Compensation Table in prior years: Mr. Hackett: $269,177; Mr. Shanks: $141,862; Mr. Ford: $473,512; Mr. Farley: $349,386; and Mr. Hinrichs: $176,979.

EXECUTIVE COMPENSATION	2019 Proxy Statement	67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2018 table and related footnotes on pp. 65-66. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2018 table and related footnotes on p. 67. In the table below, Messrs. Shanks and Ford are shown as receiving amounts in the "Retirement Eligible" column because they qualify as retirement eligible under our plans.

We do not have any formal agreements with any Named Executive regarding acceleration of awards, and we do not have any formal agreements with any Named Executive regarding provision of benefits related to termination of employment; however, each of the

Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our Long-Term Incentive Plans provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. As noted in the Compensation Discussion and Analysis — 2018 Say-on-Pay on p. 58, the Compensation Committee adopted a double trigger change-in-control provision beginning with equity grants made in 2016. Under this provision, an executive's employment would have to be terminated or his duties reduced before any accelerated vesting of equity awards in a change-in-control situation.

The following tables for the Named Executives assume that the relevant triggering event occurred on December 31, 2018. Unless otherwise noted, the fair market values of stock-based compensation (e.g., Performance Units or Restricted Stock Units) were calculated using the closing price of Ford common stock ($7.65) on the NYSE on December 31, 2018.

68	EXECUTIVE COMPENSATION	2019 Proxy Statement

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement Eligible ($)	Change In Control ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death or Disability ($)

James P. Hackett
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	2,592,000
Performance Units [2]	0	0	4,065,975	0	0	4,065,975
Time-Based Units [3]	0	0	5,654,872	0	0	5,654,872
Benefits and Perquisites:
Evaluation Vehicles [4]	0	0	0	0	0	53,931
Life Insurance/Death Benefit [5]	0	0	0	0	0	5,475,000
Total:	0	0	9,720,847	0	0	17,841,778

Robert L. Shanks
Compensation:
Incentive Bonus Plan [1]	0	720,000	0	0	0	720,000
Performance Units [2]	0	1,833,514	1,833,514	0	0	1,833,514
Time-Based Units [3]	0	1,636,404	3,843,131	0	0	1,636,404
Benefits and Perquisites:
Evaluation Vehicles [4]	0	14,457	0	0	0	53,931
Life Insurance/Death Benefit [5]	0	0	0	0	0	3,041,667
Total:	0	4,204,375	5,676,645	0	0	7,285,516

William Clay Ford, Jr.
Compensation:
Incentive Bonus Plan [1]	0	720,000	0	0	0	720,000
Performance Units [2]	0	4,828,137	4,828,137	0	0	4,828,137
Time-Based Units [3]	0	4,507,946	4,507,946	0	0	4,507,946
Benefits and Perquisites:
Evaluation Vehicles [4]	0	13,825	0	0	0	53,931
Life Insurance/Death Benefit [5]	0	0	0	0	0	5,170,833
Total:	0	10,069,908	9,336,083	0	0	15,280,847

James D. Farley, Jr.
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	792,000
Performance Units [2]	0	0	1,846,588	0	0	1,846,588
Time-Based Units [3]	0	0	5,175,026	0	0	1,678,685
Benefits and Perquisites:
Evaluation Vehicles [4]	0	0	0	0	0	53,931
Life Insurance/Death Benefit [5]	0	0	0	0	0	3,345,833
Total:	0	0	7,021,614	0	0	7,717,037

Joseph R. Hinrichs
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	802,080
Performance Units [2]	0	0	1,854,452	0	0	1,854,452
Time-Based Units [3]	0	0	5,171,239	0	0	1,642,646
Benefits and Perquisites:
Evaluation Vehicles [4]	0	0	0	0	0	53,931
Life Insurance/Death Benefit [5]	0	0	0	0	0	3,388,417
Total:	0	0	7,025,691	0	0	7,741,526

1
See column (f) of the Summary Compensation Table on p. 60. Since the amounts in column (d) of the Summary Compensation Table are paid at the discretion of the Compensation Committee, they are not considered as a payment due upon termination.

2
The 2016, 2017, 2018 Performance Unit opportunities have three-year performance periods, ending December 31, 2018, December 31, 2019, and December 31, 2020, respectively (see column (h) of Outstanding Equity Awards at 2018 Fiscal Year-End table and footnote 4 on pp. 63-64). The amounts shown in the Change In Control column above reflect the value of the performance to metrics of the 2016, 2017, and 2018 Performance Unit opportunities as of December 31, 2018. In each case we multiplied the Performance Unit target opportunity (see Outstanding Equity Awards at 2018 Fiscal Year-End table and footnote 4 on pp. 63-64) by the performance-to-metrics as of December 31, 2018, which was 38% for the 2016 Performance Unit grant, 41% for the 2017 Performance Unit grant, and 34% for the 2018 Performance Unit grant. We multiplied that product by the fair market value of Ford common stock at December 31, 2018, which was $7.65. For terminations resulting from death or disability or for those Named Executives who are retirement eligible, the 2016, 2017, and 2018 Performance Unit grants provide that the executive will receive 100% of the final award determined by the Compensation Committee at the end of the respective three-year performance period. Consequently, the value of that final award, if any, cannot be determined at this time; however, SEC rules require a reasonable estimate be made of such value. We decided to use the same performance-to-metrics (38%, 41%, and 34%) as of December 31, 2018, as a reasonable estimate of the possible value of the final awards to be made in 2019, 2020 and 2021.

EXECUTIVE COMPENSATION	2019 Proxy Statement	69

3
At December 31, 2018, each of the following Named Executives had unvested Restricted Stock Units as follows: Mr. Hackett: 739,199; Mr. Shanks: 502,370; Mr. Ford: 589,274; Mr. Farley: 676,474; and Mr. Hinrichs: 675,979. The amounts shown indicate the fair market value of the unvested Restricted Stock Units as of December 31, 2018 (see footnote 2 to the Outstanding Equity Awards at 2018 Fiscal Year-End table on p. 64). The awards will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability, except that the retention awards for Messrs. Shanks, Farley, and Hinrichs only vest if they are employed on the date of vest. For Time-Based Units, if a change in control occurs and Ford is not the surviving entity, unvested Time-Based Units will terminate if such awards have been replaced by comparable awards from the acquiring entity, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. Restricted Stock Units are subject to clawback provisions if they resulted from final awards of Performance Units (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pp. 15-16). Restricted Stock Units are also subject to forfeiture for violations of non-compete provisions and occurrences of conduct inimical towards the Company.

4
The amount shown for evaluation vehicles under the "Retirement Eligible" column reflects the annual cost of providing vehicles for 2018 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation in 2018 table on pp. 61-62). The amounts shown under the "Death or Disability" column for the Named Executives reflect the three-year average costs for vehicles under our surviving spouse vehicle program. Under that program, the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration, and document fees.

5
The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans, including the Long-Term Incentive Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

	(a)		(b)		(c) [1]

Equity compensation plans approved by security holders	92,410,436	[2]	13.01	[3]	127,967,370
Equity compensation plans not approved by security holders	0		0		0
Total	92,410,436		13.01		127,967,370

1
The number of securities remaining available for future issuance under the 2018 Plan is based on a formula. The 2018 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2018 Plan. As of December 31, 2017, the total number of issued shares of common stock was 3,987,071,864 shares and 2% of such number is 79,741,437 shares. 3% of such number is 119,612,156 shares. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. Since the 2018 Plan became effective May 1, 2018, there are no carryover shares from previous years. There were 546,752 shares used during 2018 under the 2018 Plan and 43,862 shares were forfeited during 2018.

  The number of securities remaining available for issuance under the 2014 Plan is 8,858,104. The 2014 Plan originally had 10,000,000 shares authorized. As of December 31, 2018, 1,141,896 Restricted Stock Units had been granted under the 2014 Plan.

  Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.

  On March 4, 2019, 15,357,414 Restricted Stock Units were granted to certain executives as part of a long-term incentive program.

2
This number includes the following:

(i)
Long-Term Incentive Plans

27,454,670 shares subject to options; 31,691,367 shares covered by Restricted Stock Units; 8,893,999 shares of restricted stock; 23,682,483 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;

70	EXECUTIVE COMPENSATION	2019 Proxy Statement

  (ii)
  Deferred Compensation Plan

  3,456 shares, which is the approximate number of shares to be issued; and

  (iii)
  2014 Plan

  684,461 Restricted Stock Units that have vested but have not yet settled into shares of common stock.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

3
This is the weighted-average exercise price of 27,454,670 options outstanding under the Long-Term Incentive Plans.

PAY RATIO

As required by proxy rules, we are providing the following pay ratio information with respect to the 2018 fiscal year:

•
the median of the annual total compensation of all our employees (other than the CEO) was $64,316;

•
the total compensation of our Chief Executive Officer, Mr. Hackett, was $17,752,835; and

•
based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 276 to 1.

Methodology

SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do not believe that there has been a change to our employee population or our employee compensation arrangements that would result in a significant change to our pay ratio disclosure. Consequently, with respect to the identification of the median employee compensation of all employees (excluding the CEO), the methodology and the material assumptions, adjustments, and estimates that we used to identify the median and determine total compensation (or any elements of total compensation) in 2017 were as follows:

•
We used December 31, 2017 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2017, our workforce consisted of approximately 202,256 employees, with 89,004 (44.0%) of those employees located in the United States, and 113,252 (56.0%) employees located outside of the United States.

•
The de minimis exception of the pay ratio rules allows us to exclude up to 5% of our employees based outside of the U.S. Pursuant to the de minimis exception, we excluded 7,753 of our non-U.S. employees (approximately 3.8%

EXECUTIVE COMPENSATION	2019 Proxy Statement	71

  of our total employee population, comprised of all of our employees in the countries listed in the table below). Consequently, 194,503 employees were considered in determining the median compensated employee.

Country	Number of Employees

Austria	608
Belgium	454
Chile	36
Colombia	42
Czech Republic	20
Greece	18
Hungary	395
Ireland	3
Italy	93
Netherlands	22
New Zealand	67
Peru	17
Philippines	66
Poland	28
Portugal	10
Russia	3,898
South Korea	38
Switzerland	35
Taiwan	998
United Arab Emirates	243
Vietnam	662
Total	7,753

•
As a global enterprise, Ford maintains multiple payroll systems around the world. In determining the median employee compensation (other than our CEO's compensation), we used total taxable income of each employee as of December 31, 2017. This is often referred to as the "Box 5" number on U.S. W-2 forms. We asked our foreign consolidated subsidiaries to provide an equivalent total taxable income number for employees located in their countries. For employees located outside of the U.S., we converted local currency compensation using the Book Average Internal Revenue Service published rate at December 31, 2017. Also, for those countries that have a non-calendar tax year, we used the total taxable income for all of 2017.

•
For employees who were on leave during any part of 2017, we did not annualize their compensation due to the complexity and uncertainty inherent in the manual calculations required; instead, the compensation they actually received was used. We did, however, annualize the compensation of employees hired during 2017.

•
Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S., with 2017 total taxable income of $58,693. We then calculated the median employee's compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the manner in which we calculate the total compensation of our Named Executive Officers as reported in the Summary Compensation Table, resulting in annual total compensation in the amount of $64,316. It should be noted that the amount used to identify the median compensated employee reflects 2017 taxable income, whereas the annual total compensation amount reflects such employee's compensation as determined under the proxy rule identified above for 2018 compensation. That calculation takes into account certain benefits and compensation not included in the employee's 2018 taxable income, including the Incentive Bonus payment for 2018 performance, which is paid in 2019, and the increase, if any, in the present value of the employee's pension. For 2018, the present value of the median employee's pension decreased and, therefore, the value was zero when determining the employee's total compensation per Item 402(c)(2)(viii), Instruction 3.

72	EXECUTIVE COMPENSATION	2019 Proxy Statement

Proposal 4. Approval of Tax Benefit Preservation Plan

On September 13, 2018, we entered into Amendment No. 3 to the Tax Benefit Preservation Plan (the "Plan") between us and Computershare Trust Company, N.A. as rights agent. The Plan, which is designed to preserve our substantial tax assets, was originally entered into in September 2009 and was scheduled to expire at the close of business on September 11, 2012. Amendment No. 1 to the Plan was entered into on September 11, 2012, and extended the expiration date of the Plan to September 30, 2015. Amendment No. 2 to the Plan was entered into on September 9, 2015, and extended the expiration date of the Plan to September 30, 2018. Amendment No. 3 to the Plan, which was unanimously approved by our Board of Directors, extends the expiration date of the Plan to September 30, 2021 (subject to other earlier termination events, including final adjournment of our 2019 Annual Meeting of Shareholders if shareholder approval of the extension has not been received prior to that time). Other than changing the termination provisions as summarized in the immediately preceding sentence, Amendment No. 3 did not change the Plan in any other way.

You approved the Plan with the termination date of September 11, 2012 at the 2010 Annual Meeting of Shareholders. You also approved the Plan and Amendment No. 1 with a termination date of September 30, 2015, at the 2013 Annual Meeting of Shareholders. You also approved the Plan and Amendment No. 2 with a termination date of September 30, 2018, at the 2016 Annual Meeting of Shareholders. The Board of Directors requests your approval of the Plan, as extended to September 30, 2021 by Amendment No. 3, to preserve substantial tax assets of the Company.

  Description of the Plan

The Plan is intended to help protect the Company's tax assets. Through year-end 2018, Ford had tax attributes, including research credits and foreign tax credits, that would offset more than $40 billion of taxable income. We can utilize the tax attributes in certain circumstances to offset taxable income and reduce our federal income tax liability. Our ability to use the tax attributes would be substantially limited if there were an "ownership change" as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Internal Revenue Service rules.

The Plan is intended to reduce the risk of an "ownership change" under Section 382 of the Code by deterring any person or group from becoming or obtaining the right to become a "5-percent shareholder" (as such term is used in Section 382) or, in certain cases, increasing such person's or group's ownership of Common Stock beyond 4.99%, without the approval of the Board of Directors. In general, an ownership change would occur if Ford's "5-percent shareholders" collectively increase their ownership in Ford by more than 50 percentage points over a rolling three-year period. If any person or group acquires 4.99% or more of the outstanding shares of Common Stock (subject to certain exceptions), there would be a triggering event under the Plan which could result in significant dilution in the ownership interest of such person or group in Ford stock. As such, the Plan has anti-takeover effects.

The description of the Plan contained in this Proposal 4 is qualified in its entirety by reference to the text of the Plan, including Amendment No. 1, Amendment No. 2, and Amendment No. 3, and is attached to this Proxy Statement as Appendix I. You are urged to read carefully the Plan in its entirety as the discussion herein is only a summary.

The Rights.    On September 9, 2009, the Board of Directors of Ford declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), and Class B stock, par value $0.01 per share (the "Class B Stock"), of the Company. The dividend was paid on September 25, 2009 to stockholders of record on that date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Plan. Until it is exercised or exchanged, a Right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights.

Preferred Stock.    Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of

PROPOSAL 4	2019 Proxy Statement	73

(a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock and Class B Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock and Class B Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock and Class B Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock and Class B Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock and Class B Stock. These rights are protected by customary anti-dilution provisions. Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Exercisability.    The Rights will not be exercisable until the earlier of (i) 10 business days following a public announcement that a person or group (an "Acquiring Person") has acquired beneficial ownership of 4.99% or more of the shares of Common Stock then outstanding or (ii) 10 business days after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the then-outstanding shares of Common Stock (the earlier of such dates called the "Distribution Date"). Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates or Class B Stock certificates (or book entry shares in respect of the Common Stock or Class B Stock) outstanding as of the Record Date, by such Common Stock certificate or Class B Stock certificate (or such book entry shares) together with a notation to that effect.

Until the Distribution Date, the Rights will be transferred only with the Common Stock and the Class B Stock. Until the Distribution Date, new Common Stock certificates and Class B Stock certificates (or book entry shares in respect of the Common Stock and Class B Stock) issued after the Record Date upon transfer or new issuances of Common Stock and Class B Stock, as applicable, will contain a notation incorporating the Plan by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Plan by reference.

In the event that a person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

Exchange.    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the voting power of the outstanding shares of Common Stock and Class B Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock, at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock of equivalent value, per Right (subject to adjustment).

Expiration.    Pursuant to the Plan amended as of September 13, 2018, the Rights will expire upon the earliest to occur of the following:

•
the close of business on September 30, 2021 (unless that date is advanced or extended);

•
the time at which the Rights are redeemed or exchanged under the Plan;

•
the final adjournment of the Company's 2019 Annual Meeting of Shareholders if shareholder approval of the Plan has not been received prior to that time;

•
the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company's tax benefits; or

•
the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward.

Anti-Dilution Provisions.    The Purchase Price payable, and the number of shares of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a reclassification, subdivision or combination of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current

74	PROPOSAL 4	2019 Proxy Statement

market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants. No adjustments to the purchase price of less than 1% will be made. The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, or subdivisions, consolidation or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Redemption.    At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the adoption of the Plan (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments.    For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

"RESOLVED: the Tax Benefit Preservation Plan, dated September 11, 2009 and as amended by Amendment No. 1 effective September 11, 2012, as amended by Amendment No. 2 effective September 9, 2015, and as amended by Amendment No. 3 effective September 13, 2018, between the Company and Computershare Trust Company, N.A., as Rights Agent, as described in this Proposal 4 and attached as Appendix I to this Proxy Statement, is approved."

Your Board's recommendation: FOR Proposal 4

PROPOSAL 4	2019 Proxy Statement	75

Shareholder Proposals

We expect the following proposals to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. Each of the proposals contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposals. The Board of Directors has thoroughly considered each proposal and recommends a vote AGAINST these proposals for the reasons set forth following each proposal.

Proposal 5. Shareholder Proposal

Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 500 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Proposal 5 — Equal Voting Rights for Each Share

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.

Ford Family shares have 36-votes per share compared to the tiny one-vote per share for regular shareholders. (Some reports say 16-votes per share.) This dual-class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

The onerous Ford requirement for 30% of shares to call a special meeting of shareholders further compounds this. This is when state law allows 10% of shares to call a special shareholder meeting and scores of Fortune 500 companies (with equal voting rights) allow 10%. Plus Ford took away our right to an in-person annual meeting and sends a message that in-person contact with shareholders is a nuisance.

This proposal topic has received more than 51% of the independent vote of the non-family Ford stock in each year since 2011.

In spite of such consistent 2011 to 2018 support from regular Ford shareholders — Ford management has done absolutely nothing to address this serious issue — not even one baby step. It is time that the 63-year practice (1956-2019) of disenfranchising Ford public shareholders is changed for the common benefit of all shareholders.

Corporate governance advocates as well as many investors and index managers have pushed back on the Ford-type dual-class structures. Last year, S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering its flagship S&P 500 index.

As an example for Ford, social and mobile-game maker Zynga announced moving to a single-class share structure in 2018. Zynga executives said in a letter to its shareholders that a single-class share structure simplifies the company's stock structure and gives parity to shareholders. In its 2018 annual report, Zynga said its old multi-class share system could limit the ability of its other stockholders to influence the company and could negatively impact its share price.

Please vote yes:

Equal Voting Rights for Each Share — Proposal 5

76	SHAREHOLDER PROPOSALS	2019 Proxy Statement

The Board of Directors recommends a vote AGAINST Proposal 5 because it is not in the best interests of Ford and you.

The Ford family has more than an 115-year history of significant involvement in the affairs of the Company; they are bound to the Company not just in an economic sense through Class B shares but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family always have played an important role in the Company both before and after it went public in 1956. As a direct result of the dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.

Through their actions during the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement. This long-term focus is essential for sustained success in our industry. Never was this more evident than during the financial crisis. With the unwavering support of the Class B shareholders, Ford was able to maintain a resolute focus on accelerating its plans, not just to survive the crisis while protecting your interests as shareholders rather than going through bankruptcy proceedings, but also to build the foundation necessary to establish sustainable and profitable growth for all.

Moreover, the current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, "relinquish their exclusive right to vote in the affairs of management." Every purchaser of a share of Ford's common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed above. Under the banner of "equal vote," therefore, the proposal actually seeks to upend the 63-year relationship among the Company's shareholders by ignoring the foundational compact on which that relationship was formed as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.

Of course, neither history alone nor even the unfairness of upending the shareholders' compact would justify continuing the Company's capital structure if there were any demonstration that the interests of shareholders were being harmed because of that structure. But the proponent of the proposal demonstrates nothing of the sort and could not do so. On the contrary, your interests as shareholders have been and will continue to be well served by the Company's longstanding capital structure.

Shareholders, however, need not rely just on capital structure or history to conclude that the proposal is unnecessary at best, for your interests as shareholders have long been protected within this structure through the Company's adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company's strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are often equal to, or better than, the practices of both single and dual class companies. Among our robust corporate governance practices are the following:

•
annual election of all directors by majority vote;

•
common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

•
Class B shareholders do not have the right to elect any directors separately from common shareholders, in contrast to many dual-class companies;

•
Common shareholders have the right to call special meetings;

•
ten of the thirteen director nominees are independent;

•
shareholders may act by written consent; and

•
the CEO and Chairman positions are separate, and the Board has a Lead Independent Director.

SHAREHOLDER PROPOSALS	2019 Proxy Statement	77

In addition to these practices, we have instituted the Creating Value Roadmap Process as our primary risk management tool (see Board's Role in Risk Management on pp. 14-17). The Board has reviewed the Creating Value Roadmap Process, and it has been institutionalized through a policy letter that is binding on all Business Units and Skill Teams. We continually review our enterprise risk management processes and procedures with the goal of improving our assessment of, and response to, risks and opportunities.

While competing studies may provide conflicting analysis of the financial performance of dual-class companies generally Ford's performance over the past six years has been consistently profitable with positive Company Operating Cash Flow. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:

•
financed our plan by accessing the debt markets prior to the onset of the financial crisis;

•
invested in new products and technologies that allowed us to emerge from the crisis with the freshest product portfolio in the industry and positioned ourselves to maintain that leadership position;

•
retained our interest in Ford Motor Credit Company, our strategically important finance company;

•
paid back our secured financing by returning to profitability and maintaining consistent profits and cash flow;

•
returned to an investment grade credit rating by the four major credit rating agencies that rate us;

•
reinstated a dividend in 2012, doubled the dividend rate in the first quarter of 2013; increased it by an additional 25% in the first quarter of 2014; increased it a further 20%, to 15 cents per share per quarter (60 cents per share annually), in the first quarter of 2015; in January 2016, the Board approved the payment of a $0.25 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in January 2017, the Board approved a payment of $0.05 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in January 2018, the Board approved a payment of $0.13 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; and in January 2019, the Board maintained the $0.15 per share regular dividend; and

•
returned approximately $18.4 billion to shareholders from 2012-2018 through dividends and share repurchase programs that offset the dilutive effect of our share-based employee compensation plan and the conversions of senior convertible debt.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.

We do not believe that a "one-size-fits-all" approach to corporate governance is appropriate, as best practices for cyclical businesses such as the auto industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.

In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote "against" this Proposal because it is not in the best interests of Ford and you.

Your Board's recommendation: AGAINST Proposal 5

78	SHAREHOLDER PROPOSALS	2019 Proxy Statement

Proposal 6. Shareholder Proposal

The Unitarian Universalist Association of 24 Farnsworth Street, Boston, Massachusetts 02210, which owns 6,332 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Resolved, Ford shareholders request the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by Ford used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  Description of management's decision making process and the Board's oversight for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Ford is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Ford's website.

Supporting Statement

We encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Investors participating in the climate Action 100+, representing $32 trillion in assets under management, seek enhanced disclosure demonstrating company alignment with the Paris Agreement.

Ford spent $42.9 million from 2010 - 2017 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Ford also lobbies but disclosure is uneven or absent. For example, Ford spent $2,833,447 on lobbying in California from 2010 - 2017. Ford's lobbying over fuel efficiency standards has attracted media scrutiny ("The Stunning Hypocrisy of U.S. Automakers," Nexus Media, May 8, 2018).

Ford sits on the board of the Chamber of Commerce, which has spent more than $1.4 billion on lobbying since 1998, belongs to the Business Roundtable, which is lobbying against the right of shareholders to file resolutions, and is a member of the Alliance of Automobiles Manufacturers, which spent over $15.5 million on lobbying for 2016 and 2017. Ford does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying.

We are concerned that Ford's lack of lobbying disclosure presents significant reputational risk when it contradicts the company's public positions. For example, Ford states that climate change is real and it is committed to reducing greenhouse gas emissions, yet the Alliance for Automotive Manufacturers has questioned climate science and lobbied to weaken fuel standards, which will severely hamper the ability to meet climate goals and the Chamber opposed the Paris climate accord. As shareholders, we believe that companies should ensure there is alignment between their own positions and their lobbying, including through trade associations.

SHAREHOLDER PROPOSALS	2019 Proxy Statement	79

The Board of Directors recommends a vote AGAINST Proposal 6 because it is not in the best interests of Ford and you.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. As a matter of policy, the Company does not make contributions to political candidates or organizations, nor does it employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Civic Action Fund (the "Fund"). All of the contributions made by the Fund are derived from voluntary employee contributions; the Company makes no contributions. The Company does pay the solicitation and administrative expenses of the Fund, however, these expenses are minimal, and are permitted by law. Information with respect to contributions made by the Fund in connection with federal and state elections is publicly available from the Federal Election Commission and applicable state boards of election, respectively.

In addition, each quarter we file a publicly available federal Lobbying Disclosure Act report. The report provides specific information on all Ford activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch office. The report also quantifies our expenditures for the quarter, describes the specific pieces of legislation that were the subject of our lobbying efforts and identifies the individuals who lobbied on behalf of our Company. Outside consultants who lobby on our behalf also file reports detailing their efforts on Ford's behalf. All of these reports are available from the websites of the Secretary of the United States Senate and the Clerk of the United States House of Representatives.

Where permitted by law, the Company makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company's business (such as those dealing with local property taxes). Information with respect to contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

We do not believe that the additional information requested by the proposal will add significant value for shareholders. To the extent the proposal would cover payments to tax exempt organizations that in turn may engage in political activity, it should be noted that Ford belongs to many trade associations. These memberships provide significant benefits to the Company and shareholders. Management is aware of the political activities of these organizations and ensures that any such activities further our corporate interests and thus your interests as shareholders. To produce the detailed report requested by the proposal would require significant time and expense. The Board believes that these resources could be better utilized in moving our business forward and, consequently, does not support the proposal.

Your Board's recommendation: AGAINST Proposal 6

80	SHAREHOLDER PROPOSALS	2019 Proxy Statement

Proposal 7. Shareholder Proposal

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri 63131, which owns 385 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Ford Motor Company Political Disclosure Shareholder Resolution

Resolved, that the shareholders of Ford Motor Company ("Ford" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

  1.
  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

  a.
  The identity of the recipient as well as the amount paid to each; and

  b.
  The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Ford, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

Publicly available records show Ford has contributed at least $3,400,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: hyttp://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company's electoral spending. For example, the Company's payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including United Technologies and Boeing, which present this information on their websites.

The Company's Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

SHAREHOLDER PROPOSALS	2019 Proxy Statement	81

The Board of Directors recommends a vote AGAINST Proposal 7 because it is not in the best interests of Ford and you.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. As a matter of Company policy, the Company does not make contributions to political candidates or organizations, nor does it employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Civic Action Fund (the "Fund"). All of the contributions made by the Fund are derived from voluntary employee contributions; the Company makes no contributions. The Company does pay the solicitation and administrative expenses of the Fund, however, these expenses are minimal and are permitted by law. Information with respect to contributions made by the Fund in connection with federal and state elections is publicly available from the Federal Election Commission and applicable state boards of election, respectively.

Where permitted by law, the Company makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company's business (such as those dealing with local property taxes). Information with respect to contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

We do not believe that the additional information requested by the proposal will add significant value for shareholders. To the extent the proposal would cover payments to tax exempt organizations that in turn may engage in political activity, it should be noted that Ford belongs to many trade associations. These memberships provide significant benefits to the Company and shareholders. Management is aware of the political activities of these organizations and ensures that any such activities further our corporate interests and thus your interests as shareholders. To produce the detailed report requested by the proposal would require significant time and expense. The Board believes that these resources could be better utilized in moving our business forward and, consequently, does not support the proposal.

Your Board's recommendation: AGAINST Proposal 7

82	SHAREHOLDER PROPOSALS	2019 Proxy Statement

Other Items

Shareholder Proposals for 2020

Unless the Board of Directors determines otherwise, next year's annual meeting will be held on May 14, 2020. Any shareholder proposal intended for inclusion in the proxy materials for the 2020 Annual Meeting must be received by the Company's Secretary no later than November 30, 2019, and can be sent via facsimile to 313-322-1200. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company's By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford's 2018 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 8:30 a.m. and 5:00 p.m. EDT at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan 48126, for ten days prior to the meeting and on the day of the meeting. The list will also be available to shareholders at www.virtualshareholdermeeting.com/FORD2019 during the annual meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials. This practice is known as "householding," and is designed to reduce our printing and postage costs. If, however, any shareholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, he or she may contact his or her broker. For registered holders, he or she may telephone the Shareholder Relations Department at 800-555-5259 (US and Canada) or 313-845-8540 (international) or write to them at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission, or other means of electronic communication by directors, officers, and other employees of the Company.

OTHER ITEMS	2019 Proxy Statement	83

Questions and Answers About the Proxy Materials

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF COMMON STOCK AND CLASS B STOCK?

•
Holders of common stock and holders of Class B Stock, as of close of business March 13, 2019, the record date, will vote together without regard to class on the matters to be voted upon at the meeting.

•
Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

•
On March 13, 2019, 3,918,667,013 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.
•
Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

•
At this year's meeting, each outstanding share of Class B Stock will be entitled to 36.872 votes on each matter to be voted upon. The number of votes for each share of Class B Stock is calculated each year in accordance with the Company's Restated Certificate of Incorporation.

HOW DO I VOTE MY SHARES?

•
Shares may be voted before the meeting by following the instructions on the proxy card or voting instruction card.

•
Shares may be voted at the meeting by completing a ballot online during the meeting.

•
Company employees or retirees participating in either of the Company's Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any part of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 6, 2019.

HOW CAN I CHANGE MY VOTE?

You can revoke your proxy at any time before it is exercised by:

•
Submitting written notice of revocation to the Secretary of the Company;
•
Submitting another proxy by telephone, online, or by mail that is later dated and, if by mail, that is properly signed; or

•
Voting online during the meeting if you are a shareholder of record or a "street name" holder.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you do not specify on your proxy card (or when giving your proxy by telephone or online) how you want to vote your shares, we will vote them:

FOR all of the director nominees (Proposal 1);

FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019 (Proposal 2);

FOR approval of the compensation of the Named Executives (Proposal 3);

FOR approval of the Tax Benefit Preservation Plan (Proposal 4); and

AGAINST the shareholder proposals (Proposals 5, 6, and 7).

84	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2019 Proxy Statement

CONFIDENTIAL VOTING POLICY

•
The votes of all shareholders are held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card, voting instruction card, or otherwise communicates his or her vote to management.

•
We also continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

VOTING RECOMMENDATIONS AND REQUIRED APPROVAL

Proposals 1, 2, 3, and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

Proposal		Board Recommendation

1.	Election of Directors (pp. 24-33)	The Board recommends a vote FOR each of the nominees.

2.	Ratification of Accounting Firm (pp. 34-35)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.

3.	Say-on-Pay Approval (pp. 36-72)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.

4.	Approval of the Tax Benefit Preservation Plan (pp. 76-78)	The Board recommends a vote FOR the approval of the Tax Benefit Preservation Plan.

5-7.	Shareholder Proposals (pp. 79-82)	The Board recommends a vote AGAINST Shareholder Proposals.

•
A majority of the votes that could be cast by shareholders who are either present online or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal.

•
The votes are computed for each share as described on p. 84.

•
The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions.

•
Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified.

•
Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

•
Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. EDT on May 9, 2019.

•
To participate in the virtual annual meeting visit www.virtualshareholdermeeting.com/FORD2019.
•
Enter your 16-digit control number as indicated.

•
Shareholders may submit questions either before the meeting or during the meeting. For more information regarding how to submit questions see p. 87.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2019 Proxy Statement	85

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

•
We do not know of any other matters to be presented or acted upon at the meeting.

•
Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders.
•
If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

•
This Proxy Statement and our 2018 Annual Report are available on our website at www.corporate.ford.com.

•
Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

  •
  Gain faster access to your proxy materials;

  •
  Save us the cost of producing and mailing documents to you; and

  •
  Help preserve environmental resources.
•
Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

•
Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings of shareholders by registering online at www.eTree.com/ford.

•
"Street name" shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

86	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2019 Proxy Statement

Instructions for the Virtual Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FORD2019 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:00 a.m. Eastern Daylight Savings Time ("EDT") on May 9, 2019. The meeting will begin promptly at 8:30 a.m. EDT on May 9, 2019.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning at 8:30 a.m. EDT on May 6, 2019 and until 11:59 p.m. EDT on May 8, 2019, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on "Question for Management," type in your question, and click "Submit." Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FORD2019, type your question into the "Ask a Question" field, and click "Submit."

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.shareholder.ford.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll). Technical support will be available starting at 8:00 a.m. EDT on May 9, 2019 and will remain available until thirty minutes after the meeting has finished.

/s/ Jonathan E. Osgood

Jonathan E. Osgood
 Secretary

March 29, 2019

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING	2019 Proxy Statement	87

Appendix I

AMENDMENT NO. 3
TO
TAX BENEFIT PRESERVATION PLAN

AMENDMENT NO. 3 to TAX BENEFIT PRESERVATION PLAN (this "Amendment"), by and between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as rights agent (the "Rights Agent"), is effective on September 13, 2018.

WHEREAS, the Company and the Rights Agent are parties to that certain Tax Benefit Preservation Plan, originally dated as of September 11, 2009, as amended by Amendment No. 1 thereto effective as of September 11, 2012, and as further amended by Amendment No. 2 thereto effective as of September 9, 2015 (the "Plan");

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Plan;

WHEREAS, no Person (as defined in the Plan) has become an Acquiring Person (as defined in the Plan); and

WHEREAS, pursuant to and in accordance with Section 27 of the Plan, the Company desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Amendments.

(a)   Paragraph (a), clause (i) of Section 7 of the Plan is amended in its entirety to read as follows:

  "(i) the Close of Business on September 30, 2021,"

(b)   Paragraph (a), clause (iv) of Section 7 of the Plan is amended in its entirety to read as follows:

  "(iv) the final adjournment of the Company's 2019 annual meeting of stockholders if stockholder approval of this Plan has not been received prior to such time,"

(c)   Each of the Legend and Paragraph one of the Form of Right Certificate, attached as Exhibit B to the Plan, is amended so that the references to "September 30, 2018" are replaced with "September 30, 2021".

2.    Effect of this Amendment; Certification.    It is the intent of the parties hereto that this Amendment constitutes an amendment of the Plan as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Plan shall remain in full force and effect. The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendments and/or supplements to the Plan set forth in this Amendment are in compliance with the terms of Section 27 of the Plan, and the certification contained in this Section 2 shall constitute the certification required by Section 27 of the Plan.

3.    Counterparts.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

4.    Governing Law.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

5.    Severability.    If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.    Descriptive Headings.    The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

APPENDIX I	2019 Proxy Statement	I-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

FORD MOTOR COMPANY
By:
Name:
Title:
COMPUTERSHARE TRUST COMPANY, N.A.
By:
Name:
Title:

I-2	APPENDIX I	2019 Proxy Statement

AMENDMENT NO. 2
TO
TAX BENEFIT PRESERVATION PLAN

AMENDMENT NO. 2 to TAX BENEFIT PRESERVATION PLAN (this "Amendment") between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as rights agent (the "Rights Agent") is effective on September 9, 2015.

WHEREAS, the Company and the Rights Agent are parties to a Tax Benefit Preservation Plan, originally dated as of September 11, 2009, as amended by Amendment No. 1 thereto effective September 11, 2012 (the "Plan");

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Plan;

WHEREAS, no Person (as defined in the Plan) has become an Acquiring Person (as defined in the Plan); and

WHEREAS, pursuant to and in accordance with Section 27 of the Plan, the Company desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Amendments.

(a)   Paragraph (a), clause (i) of Section 7 of the Plan is amended in its entirety to read as follows:

  "(i) the Close of Business on September 30, 2018,"

(b)   Paragraph (a), clause (iv) of Section 7 of the Plan is amended in its entirety to read as follows:

  "(iv) the final adjournment of the Company's 2016 annual meeting of stockholders if stockholder approval of this Plan has not been received prior to such time,"

(c)   Each of the Legend and Paragraph one of the Form of Right Certificate, attached as Exhibit B to the Plan, is amended so that the references to "September 30, 2015" are replaced with "September 30, 2018".

2.    Effect of this Amendment; Certification.    It is the intent of the parties that this Amendment constitutes an amendment of the Plan as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Plan remain in full force and effect. The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendments and supplements to the Plan set forth in this Amendment are in compliance with the terms of Section 27 of the Plan, and the certification contained in this Section 2 shall constitute the certification required by Section 27 of the Plan.

3.    Counterparts.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

4.    Governing Law.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

5.    Severability.    If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.    Descriptive Headings.    The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

APPENDIX I	2019 Proxy Statement	I-3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

FORD MOTOR COMPANY
By:
Name:
Title:
COMPUTERSHARE TRUST COMPANY, N.A.
By:
Name:
Title:

I-4	APPENDIX I	2019 Proxy Statement

AMENDMENT NO. 1
TO
TAX BENEFIT PRESERVATION PLAN

AMENDMENT NO. 1 to TAX BENEFIT PRESERVATION PLAN (this "Amendment") between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as rights agent (the "Rights Agent") is effective prior to the close of business on this 11th day of September, 2012.

WHEREAS, the Company and the Rights Agent are parties to a Tax Benefit Preservation Plan, dated as of September 11, 2009 (the "Plan");

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Plan;

WHEREAS, no Person (as defined in the Plan) has become an Acquiring Person (as defined in the Plan); and

WHEREAS, pursuant to and in accordance with Section 27 of the Plan, the Company desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Amendments.

(a)   Paragraph (a), clause (i) of Section 7 of the Plan is amended in its entirety to read as follows:

  "(i) the Close of Business on September 30, 2015,'

(b)   Paragraph (a), clause (iv) of Section 7 of the Plan is amended in its entirety to read as follows:

  "(iv) the final adjournment of the Company's 2013 annual meeting of stockholders if stockholder approval of this Plan has not been received prior to such time,'

(c)   Each of the Legend and Paragraph one of the Form of Right Certificate, attached as Exhibit B to the Plan, is amended so that the references to "September 11, 2012" are replaced with "September 30, 2015".

2.    Effect of this Amendment.    It is the intent of the parties that this Amendment constitutes an amendment of the Plan as contemplated by Section 27 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Plan remain in full force and effect.

3.    Counterparts.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

4.    Governing Law.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

5.    Severability.    If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.    Descriptive Headings.    The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

APPENDIX I	2019 Proxy Statement	I-5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

FORD MOTOR COMPANY
By:
Name:
Title:
COMPUTERSHARE TRUST COMPANY, N.A.
By:
Name:
Title:

I-6	APPENDIX I	2019 Proxy Statement

FORD MOTOR COMPANY

and

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

TAX BENEFIT PRESERVATION PLAN

Dated as of September 11, 2009

(Amended as of September 9, 2015)

APPENDIX I	2019 Proxy Statement	I-7

I-8	APPENDIX I	2019 Proxy Statement

TAX BENEFIT PRESERVATION PLAN

Tax Benefit Preservation Plan, dated as of September 11, 2009 ("Plan"), between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

The Company has generated net operating loss carryovers and tax credit carryovers for United States federal income tax purposes ("NOLs"), which will potentially provide valuable Tax Benefits (as defined below) to the Company. The ability to use the NOLs may be impaired or destroyed by an "ownership change" within the meaning of Section 382 (as defined below). The Company desires to avoid such an "ownership change" and thereby preserve the ability to utilize the NOLs. In furtherance of such objective, the Company desires to enter into this Plan.

The Board of Directors of the Company (the "Board of Directors") has adopted resolutions creating a series of preferred stock designated as "Series A Junior Participating Preferred Stock" and has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) and one Right for each share of Class B Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined below) on September 25, 2009 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock and Class B Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock and Class B Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.    Certain Definitions.     For purposes of this Plan, the following terms have the meaning indicated:

(a)   "Acquiring Person" shall mean any Person (other than any Exempt Person) that has become, in itself or, together with all Affiliates and Associates of such Person, the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, however, that any Existing Holder (as defined below) will not be deemed to be an Acquiring Person for any purpose of this Plan on and after the date on which the adoption of this Plan is first publicly announced unless and until such time as such Existing Holder acquires Beneficial Ownership of additional shares of Common Stock representing .5% of the Common Stock then outstanding, unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company or any issuance by the Company of shares of its capital stock to such Person, or (iv) an Exempt Transaction, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Class B Stock or pursuant to a split or subdivision of the outstanding Common Stock or Class B Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding. No Qualified Holder shall become an "Acquiring Person" as a result of such Qualified Holder becoming the Beneficial Owner of shares of Common Stock into which shares of Class B Stock are convertible or have been converted pursuant to Section 2.4 of Article Fourth of the Certificate of Incorporation. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for purposes of this Plan as a result of such inadvertent acquisition. In addition,

APPENDIX I	2019 Proxy Statement	I-9

notwithstanding the foregoing, if a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such as a result of an acquisition of Beneficial Ownership of shares of Common Stock that the Board in its sole discretion determines in good faith, prior to the Distribution Date that would otherwise occur as a result of such acquisition, will not jeopardize or endanger the availability to the Company of the NOLs, then such Person shall not be deemed to be or to have become an "Acquiring Person" for purposes of this Plan as a result of such acquisition, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Class B Stock or pursuant to a split or subdivision of the outstanding Common Stock or Class B Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding or the Board determines otherwise in accordance with this sentence or the preceding sentence. For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act (as defined below) as in effect on the date hereof.

(b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single "entity" as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provisions to Section 382, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c)   A Person shall be deemed the "Beneficial Owner" of, shall be deemed to have "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

  (i)    which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (including any purchase orders for shares of Common Stock initiated prior to the first public announcement of the adoption of this Plan) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

  (ii)   which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has "beneficial ownership" of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an "entity" under Section 1.382-3(a)(1) of the Treasury Regulations; or

  (iii)  of which any other Person is the Beneficial Owner, if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an "entity" under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or

I-10	APPENDIX I	2019 Proxy Statement

  consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such Beneficial Ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(d)   "Board" shall have the meaning set forth in the recitals hereto.

(e)   "Book Entry" shall mean an uncertificated book entry for the Common Stock or Class B Stock.

(f)    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(g)   "Capital Stock" when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first- mentioned Person.

(h)   "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August 2, 2000, as the same may be amended and restated from time to time.

(i)    "Class B Stock" shall mean the Class B Stock, par value $0.01 per share, of the Company.

(j)    "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(k)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

(l)    "Common Stock" when used with reference to the Company shall mean the Common Stock, par value $0.01 per share, of the Company.

(m)  "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

(n)   "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

(o)   "Distribution Date" shall have the meaning set forth in Section 3 hereof.

(p)   "Equivalent Preferred Shares" shall have the meaning set forth in Section 11(b) hereof.

(q)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(r)   "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

(s)   "Exempt Person" shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity, (ii) any employee benefit and/or savings plan of the Company or of any Subsidiary of the Company, or (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other benefits for employees of the Company or of any Subsidiary of the Company.

(t)    "Exempt Transaction" shall mean (i) any transaction that the Board, in its sole discretion, has declared exempt pursuant to Section 30, which determination shall be irrevocable with respect to such transaction and (ii) any issuance of Common Stock by the Company pursuant to its option to make payments in Common Stock in lieu of cash to the VEBA.

APPENDIX I	2019 Proxy Statement	I-11

(u)   "Existing Holder" shall mean any Person who, together with all Affiliates and Associates, beneficially owned shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding immediately prior to the first public announcement hereof.

(v)   "Expiration Date" shall have the meaning set forth in Section 7 hereof.

(w)  "NASDAQ" shall mean The Nasdaq Stock Market.

(x)   "New York Stock Exchange" shall mean the New York Stock Exchange, Inc.

(y)   "NOLs" shall have the meaning set forth in the recitals hereto.

(z)   "Person" shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(aa) "Plan" shall have the meaning ascribed thereto in the preamble to this Plan, and such term shall include all amendments to this Plan.

(bb) "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Plan as Exhibit A.

(cc) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

(dd) "Qualified Holder" shall mean any Person who beneficially owns shares of Class B Stock as of the Record Date or who, at the time of transfer of shares of Class B Stock to such Person, shall meet any one of the following qualifications:

  (i)    a natural person who meets the qualification that he is either (A) a natural person in whose name shares of Class B Stock became registered on the original stock ledger of the Company by reason of his record ownership of shares of Class A Common Stock (the "Old Class A Common") or Class B Common Stock (the "Old Class B Common") of the Company that were reclassified into shares of Class B Stock, or (B) a descendant (including any descendant by adoption and any descendant of an adopted descendant) of a natural person in whose name shares of Class B Stock were so registered by reason of such record ownership, or (C) a spouse or surviving spouse of a natural person who is or was while living included within the provisions of either of the foregoing subclauses (A) or (B);

  (ii)   any two or more natural persons each of whom meets the qualification set forth in clause (i) of this Section 1(dd);

  (iii)  a transferee as trustee of a trust, created by deed or will, which trust meets the following requirements: (1) the income thereof from the date of transfer to such trustee shall be required to be paid to or applied for the use and benefit of or accumulated for one or more natural persons, concurrently or successively, all of whom meet or will meet the qualification set forth in clause (i) of this Section 1(dd), and no other persons, except for such portion of the income as is payable to or to be applied for the use and benefit of or accumulated for one or more (A) other natural persons during terms not to exceed their respective lives, who, though they do not meet the qualification set forth in clause (i) of this Section 1(dd), are relatives of or are or were employees or dependents of natural persons meeting such qualification, or (B) "exempt organizations" (as defined below) for terms not exceeding 33 years from the date of the commencement of the trust, and except for such accumulated income as may be required to be paid over to others upon the death of the person for whom it was accumulated, and (2) the principal thereof shall be required to be transferred, assigned and paid over upon failure or termination of the interests in the income thereof referred to in subclause (1) of this clause (iii); which trustee shall have agreed that if the provisions of such trust relating to the disposition of income or principal are subject to amendment in such manner that the trust could be changed to a trust not meeting the requirements of this clause (iii), the trustee thereof, as such, shall, if such trust is amended at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, promptly deliver to the Company a copy, duly certified by such trustee, of the instrument effecting such amendment and will, unless such trust as so amended then meets

I-12	APPENDIX I	2019 Proxy Statement

  the requirements of this clause (iii), promptly surrender the certificates representing the shares of Class B Stock then held in such trust for conversion of such shares into an equal number of shares of Common Stock in the manner set forth in the Certificate of Incorporation;

  (iv)  a stock corporation (hereinafter called a "corporate holder"), not less than 75% of the number of outstanding shares of each class of the capital stock, other than shares of "non-voting preferred stock" (as defined below), of which shall, at the time at which the certificate representing shares of Class B Stock is presented for transfer, be owned beneficially and of record by natural persons who meet the qualification set forth in clause (i) of this Section 1(dd) (provided that the same natural person need not be both the beneficial and the record owner), or be owned of record by trustees (or successor trustees) of trusts which meet the requirements set forth in clause (iii) of this Section 1(dd), or be so owned in part by such natural persons and so owned in part by such trustees (or successor trustees); which corporate holder shall have entered into a written agreement with the Company providing that if, at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of "non-voting preferred stock") of such corporate holder shall be so owned, then such corporate holder will either promptly (A) transfer the shares of Class B Stock then held by it to one or more persons who at the time of transfer meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v) or (vi) of this Section 1(dd) and cause the certificates therefor to be duly presented for transfer into the name of such person or persons, or (B) surrender the certificates representing such shares of Class B Stock for conversion of such shares into an equal number of shares of Common Stock, in the manner set forth in the Certificate of Incorporation, or (C) transfer some of such shares as provided in the foregoing subclause (A) of this clause (iv) and surrender the certificates for the remainder of such shares for conversion as provided in the foregoing subclause (B) this clause (iv);

  (v)   a legatee under the will of any stockholder of the Company deceased prior to the effective date of the reclassification of the Old Class A Common and the Old Class B Common of the Company into Class A Stock, Class B Stock and Common Stock, such transfer being made for the purpose of satisfying, in any manner permitted by such will, all or any part of the claim of the said legatee in respect to a legacy of any kind under said will; provided, however, that the aggregate number of shares of Class B Stock transferred pursuant to this clause (v) shall not exceed 8,437,480; or

  (vi)  a transferee as successor trustee or as co-trustee of a trust of which his immediate transferor was or is a trustee registered as a record holder of such shares of Class B Stock as permitted by the provisions of this Section 1(dd); provided, however, that if the proviso in clause (iii) of this Section 1(dd) is applicable, such successor trustee or co-trustee shall have entered into a written agreement with the Company whereby he assumes the obligations of the agreement required by said clause (iii).

For purposes of this Section 1(dd) only, the term "exempt organization" shall mean any corporation, community chest, fund or foundation organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes which, at the date of verification of the affidavit in which reference thereto is made, shall have been exempted or be exempt, wholly or partially, from taxation on income under the provisions of Section 501(c)(3) of the Code, as then in effect, or other provision of Federal law then in effect governing the exemption from federal taxation on income of institutions organized and operated exclusively for any one or more of the foregoing purposes, and for purposes of this Section 1(dd) only, the term "non-voting preferred stock" as applied to stock in a corporate holder, shall mean stock which does not entitle the holder thereto to vote for the election of directors under any circumstances and carries no right to dividends or interest in earnings other than the right to dividends in a fixed amount per annum, which right may be cumulative.

(ee) "Record Date" shall have the meaning set forth in the preamble hereto.

(ff)  "Redemption Date" shall have the meaning set forth in Section 7 hereof.

(gg) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

(hh) "Right" shall have the meaning set forth in the recitals hereto.

(ii)   "Right Certificate" shall have the meaning set forth in Section 3 hereof.

APPENDIX I	2019 Proxy Statement	I-13

(jj)   "Securities Act" shall mean the Securities Act of 1933, as amended.

(kk) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll)   "Section 382" shall mean Section 382 of the Code, or any comparable successor provision.

(mm)  "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person of facts that indicate that an Acquiring Person has become such, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(oo) "Subsidiary" of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

(pp) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

(qq) "Summary of Rights" shall have the meaning set forth in Section 3 hereof.

(rr)  "Tax Benefits" shall mean the net operating loss carryovers, capital loss carryovers, general business carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(ss)  "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

(tt)  "Treasury Regulations" shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(uu) "VEBA" shall mean the New Voluntary Employees' Beneficiary Association trust established under that certain Settlement Agreement dated as of March 28, 2009 by and among the Company, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") and class representatives of former UAW-represented Company employees, as such Settlement Agreement may be amended from time to time.

Any determination required by the definitions in the Plan shall be made by the Board in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of Rights.

Section 2.    Appointment of Rights Agent.     The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.    Issue of Right Certificates.

(a)   Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person to commence, a tender or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being referred to as the "Distribution Date"; provided, however, that if either of such dates occurs after the date of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing the Common Stock or Class B Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock or Class B Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock and Class B Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Stock and Class B Stock as of the close of business on the Distribution Date (other than any Acquiring Person

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or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock and Class B Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)   As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock and Class B Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates representing Common Stock and Class B Stock (or Book Entry shares of Common Stock or Class B Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or the Book Entry shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock or Class B Stock (or any Book Entry shares of Common Stock or Class B Stock) outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock or Class B Stock represented by such certificate or Book Entry shares.

(c)   Rights shall be issued in respect of all shares of Common Stock and Class B Stock issued or disposed of after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution Date). Certificates issued for Common Stock and Class B Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution date) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Benefit Preservation Plan between Ford Motor Company (the "Company") and Computershare Trust Company, N.A., as Rights Agent, dated as of September 11, 2009 and as amended from time to time (the "Plan"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Plan, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Plan) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to any Book Entry shares of Common Stock or Class B Stock, such legend shall be included in a notice to the registered holder of such shares in accordance with applicable law. With respect to certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date the Rights associated with the Common Stock or Class B Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock and Class B Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock or Class B Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock or Class B Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock and Class B Stock which are no longer outstanding.

Notwithstanding this paragraph (c), neither the omission of the legend required hereby, nor the failure to deliver the notice of such legend, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

Section 4.    Form of Right Certificates.     The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the New York Stock Exchange or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the

APPENDIX I	2019 Proxy Statement	I-15

provisions of this Plan, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5.    Countersignature and Registration.

(a)   The Right Certificates shall be executed on behalf of the Company by the President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(b)   Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)   Subject to the provisions of this Plan, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent, subject to the provisions of this Plan, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)   Subject to the provisions of this Plan, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.    Exercise of Rights, Purchase Price; Expiration Date of Rights.

(a)   Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the "Expiration Date") that is

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the earliest of (i) the Close of Business on September 11, 2012, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the final adjournment of the Company's 2010 annual meeting of stockholders if stockholder approval of this Plan has not been received prior to such time, (v) the repeal of Section 382 or any successor statute if the Board determines that this Plan is no longer necessary for the preservation of Tax Benefits, or (vi) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

(b)   The Purchase Price shall be initially $35.00 for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c)   Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the number of shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in cash or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of shares of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt of the cash requisitioned from the Company, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)   Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)   Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (for the purposes of this Section 7(e), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act), former Beneficial Owner and/or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.    Cancellation and Destruction of Right Certificates.     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

APPENDIX I	2019 Proxy Statement	I-17

Section 9.    Availability of Shares of Preferred Stock.

(a)   The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b)   So long as the shares of Preferred Stock (and, following the time that a person becomes an Acquiring Person, shares of Common Stock and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the New York Stock Exchange or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the New York Stock Exchange or listed on any other national securities exchange or quotation system upon official notice of issuance upon such exercise.

(c)   From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(d)   The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)   The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock and other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or shares of Common Stock and other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of Common Stock and other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

Section 10.    Preferred Stock Record Date.     Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or

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other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.    Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.     The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)   (i) In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

  (ii)   Subject to Section 24 of this Plan, and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Plan and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one-thousandths of a share of Preferred Stock) as shall equal the result obtained by multiplying (x) the then-current Purchase Price, by (y) the number of one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing the product of (x) and (y) by (z) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with this Section 11 hereof. Notwithstanding anything in this Plan to the contrary, however, from and after the time (the "Invalidation Time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Invalidation Time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer that the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Plan. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the Invalidation Time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.

  (iii)  The Company may at its option (or, if required to comply with its Certificate of Incorporation, shall) substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fraction of shares of Preferred Stock (or, if required to comply with its Certificate of Incorporation, equivalent shares of its capital stock) having an aggregate current market value

APPENDIX I	2019 Proxy Statement	I-19

  equal to the current per share market price of a share of Common Stock. In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (y) the then-current Purchase Price multiplied by the number of one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the "Spread"), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, within the thirty (30) day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board elects, such thirty (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Stock Equivalent" shall be deemed to equal the current per share market price of the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)   In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having similar rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Shares")) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the

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Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)   In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)   (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted or reported, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

APPENDIX I	2019 Proxy Statement	I-21

Security selected by the Board. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

  (ii)   For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

(e)   No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date. If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(f)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)   Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h)   The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment made to the number of shares of Preferred Stock for which a Right may be exercised pursuant to Section 11(a)(i), 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of

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record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(i)    Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder without effect on the Purchase Price payable to exercise a Right or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right as provided herein.

(j)    Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

(k)   In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock, Common Stock or and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l)    Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(m)  Notwithstanding anything in this Plan to the contrary, in the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock and Class B Stock payable in Common Stock or Class B Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, the number of Rights associated with each share of Common Stock and Class B Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock and Class B Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock and Class B Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock and Class B Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock and Class B Stock outstanding immediately following the occurrence of such event.

APPENDIX I	2019 Proxy Statement	I-23

(n)   The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares.     Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock, the Class B Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock and Class B Stock or Book Entry shares in respect thereof) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Section 11 hereof shall be effective as of the date of the event giving rise to such adjustment.

Section 13.    [Reserved].

Section 14.    Fractional Rights and Fractional Shares.

(a)   The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)   The Company shall not be required to issue fractions of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners (for the purposes of this Section 14(b), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act) of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for shares of Preferred Stock as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)   The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares

I-24	APPENDIX I	2019 Proxy Statement

of Common Stock, the Company shall pay to the registered holders of the Right Certificates at the time such Rights are exercised or exchanged for shares of Common Stock as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise or exchange.

(d)   The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

Section 15.    Rights of Action.     All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock and Class B Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock and Class B Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock and Class B Stock), on such holder's own behalf and for such holder's own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock and Class B Stock) in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Plan.

Section 16.    Agreement of Right Holders.     Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)   prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock and Class B Stock;

(b)   after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c)   the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate or Class B Stock certificate (or Book Entry shares in respect of Common Stock or Class B Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate or Class B Stock certificate (or notices provided to holders of Book Entry shares of Common Stock or Class B Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d)   notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.    Right Certificate Holder Not Deemed a Stockholder.     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Plan), or to receive dividends or subscription rights, or otherwise, until the Rights

APPENDIX I	2019 Proxy Statement	I-25

evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.    Concerning the Rights Agent.

(a)   The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

(b)   The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate for the Preferred Stock, the Common Stock, the Class B Stock or for any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.

(a)   Any corporation or entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity corporation or resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation or entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

(b)   In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 20.    Duties of Rights Agent.     The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)   The Rights Agent may consult with legal counsel (who may be legal counsel for the Company and/or the Board), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)   Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and the Secretary of the Company (each, an "Authorized Officer") and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

I-26	APPENDIX I	2019 Proxy Statement

(c)   The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)   The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers of the Company, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Plan and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h)   The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection and continued employment thereof.

(j)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

APPENDIX I	2019 Proxy Statement	I-27

Section 21.    Change of Rights Agent.     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Plan as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Class B Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a corporation or other entity organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of a corporation or entity described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.    Issuance of New Right Certificates.     Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of Common Stock and/or Class B Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock and/or Class B Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.    Redemption.

(a)   The Board may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board.

(b)   Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any

I-28	APPENDIX I	2019 Proxy Statement

such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.

(c)   In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Company.

Section 24.    Exchange.

(a)   The Board may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock (or one-thousandth of a share of Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of shares of Common Stock and/or Class B Stock aggregating 50% or more of the voting power of the shares of Common Stock and Class B Stock then outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the "Trust Agreement"). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the "Trust") all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)   Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange and shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)   The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24 (or if the issuance of Common Stock in exchange for any Rights would not otherwise be permitted under the Certificate of Incorporation), the Company shall substitute, to the extent of such insufficiency or to the extent necessary to comply with its Certificate of Incorporation, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b), or other equivalent shares of its capital stock) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred

APPENDIX I	2019 Proxy Statement	I-29

Stock (or Equivalent Preferred Share or other equivalent share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

Section 25.    Notice of Certain Events.

(a)   In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Stock and Class B Stock payable in Common Stock or Class B Stock, to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock or Class B Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock, Class B Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, Class B Stock and/or Preferred Stock, whichever shall be the earlier.

(b)   In case any event described in Section 11(a)(ii) shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock and Class B Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii).

(c)   The failure to give notice required by this Section 25 or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.

Section 26.    Notices.     Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

  FORD MOTOR COMPANY
  One American Road
  Dearborn, MI 48126
  Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

  Computershare Trust Company, N.A.
  250 Royall Street
  Canton, MA 02021
  Attention: Client Services

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.    Supplements and Amendments.     Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of

I-30	APPENDIX I	2019 Proxy Statement

any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights, in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment may adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Plan again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Plan to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall promptly execute such supplement or amendment, provided that any supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Plan. The Rights Agent hereby acknowledges that in all matters arising under this Plan, including any amendment hereto pursuant to this Section 27, time is of the essence.

Section 28.    Successors.     All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Benefits of this Plan.     Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Class B Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Class B Stock).

Section 30.    Process to Seek Exemption.     Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially owning 4.99% or more of the then-outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock representing .5% or more of the then-outstanding Common Stock) (a "Requesting Person") may, prior to the Stock Acquisition Date and in accordance with this Section 30, request that the Board grant an exemption with respect to such acquisition under this Plan so that such acquisition would be deemed to be an "Exempt Transaction" for purposes of this Plan (an "Exemption Request"). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock representing ..5% or more of the then-outstanding Common Stock) and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not jeopardize or endanger the availability to the Company of the NOLs. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company's NOLs. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board's determination with respect thereto. For the avoidance of doubt, any issuance of Common Stock by the Company pursuant to its option to make payments in Common Stock in lieu of cash to the VEBA, as provided in Section 1(t) hereof, shall be deemed an Exempt Transaction without reference to the requirements and process of this Section 30.

APPENDIX I	2019 Proxy Statement	I-31

Section 31.    Determinations and Actions by the Board of Directors.     The Board shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Plan). All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

Section 32.    Severability.     If any term, provision, covenant or restriction of this Plan or applicable to this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws.

Section 33.    Governing Law.     This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 34.    Counterparts.     This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 35.    Descriptive Headings.     Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 36.    Force Majeure.     Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, all as of the day and year first above written.

FORD MOTOR COMPANY
By:	/s/ PETER J. SHERRY, JR. Name: Peter J. Sherry, Jr. Title: Secretary
COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
By:	/s/ DENNIS V. MOCCIA Name: Dennis V. Moccia Title: Manager, Contract Administration

I-32	APPENDIX I	2019 Proxy Statement

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

FORD MOTOR COMPANY

Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

FORD MOTOR COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation (the "Certificate of Incorporation"), the said Board of Directors on September 9, 2009 adopted the following resolution creating a series of 8,000,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Junior Participating Preferred Stock

1.    Designation and Amount.     There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 8,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.    Dividends and Distribution.

(A)  Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), or shares of Class B Stock, par value $0.01 per share, of the Corporation (the "Class B Stock"), or a subdivision of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise), declared on the Common Stock or the Class B Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1,000.

APPENDIX I	2019 Proxy Statement	I-33

In the event the Corporation shall at any time after September 25, 2009 (i) declare and pay any dividend on Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately prior to such event.

(B)   The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock and Class B Stock (other than a dividend payable in shares of Common Stock or Class B Stock).

(C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.    Voting Rights.     The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)  Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B)   Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and Class B Stock as set forth herein) for taking any corporate action.

(C)  If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock and Class B Stock for the election of other directors of the Corporation, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock and Class B Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting

I-34	APPENDIX I	2019 Proxy Statement

rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

4.    Certain Restrictions.

(A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

  (i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

  (ii)   declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

  (iii)  purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)   The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.    Reacquired Shares.     Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.    Liquidation, Dissolution or Winding Up.

(A)  Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock and Class B Stock upon such liquidation, dissolution or winding up of the Corporation.

(B)   In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

APPENDIX I	2019 Proxy Statement	I-35

(C)  Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.    Consolidation, Merger, Etc.     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock and Class B Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock and Class B Stock is changed or exchanged.

8.    No Redemption.     Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

9.    Ranking.     The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock and Class B Stock as to such matters.

10.    Amendment.     At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11.    Fractional Shares.     Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of September, 2009.

FORD MOTOR COMPANY
By:
Name: Title:

I-36	APPENDIX I	2019 Proxy Statement

Exhibit B

Form of Right Certificate

Certificate No. R-

    NOT EXERCISABLE AFTER ~~SEPTEMBER 11, 2012 SEPTEMBER 30, 2015 SEPTEMBER 30, 2018~~ SEPTEMBER 30, 2021 OR SUCH EARLIER DATE AS PROVIDED BY THE PLAN OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

FORD MOTOR COMPANY

This certifies that                                                 or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefit Preservation Plan, dated as of September 11, 2009, as the same may be amended from time to time (the "Plan"), between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to 5:00 P.M., Eastern time, on ~~September 11, 2012 September 30, 2015 September 30, 2018~~ September 30, 2021 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company at a purchase price of $35.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [                                      , 20            ], based on the Preferred Stock as constituted at such date. As provided in the Plan, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Plan are on file at the principal executive offices of the Company. The Company will mail to the holder of this Right Certificate a copy of the Plan without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.01 per share, or shares of Preferred Stock.

No fractional shares of Common Stock or Preferred Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one

APPENDIX I	2019 Proxy Statement	I-37

one-thousandths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                                       , 20            .

FORD MOTOR COMPANY
By:
Name: Title:
ATTEST:
Name: Title: Countersigned:
COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
By:
Name: Title:

I-38	APPENDIX I	2019 Proxy Statement

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                                                 hereby sells, assigns and transfers unto

(Please print name and address of transferee)

               Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                 Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:

Signature
Signature Guaranteed:
Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).
Signature
TO FORD MOTOR COMPANY:

The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates representing such shares of Preferred Stock (or such other securities) be issued in the name of:
(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number
(Please print name and address)

APPENDIX I	2019 Proxy Statement	I-39

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by Right Certificate)

Dated:

Signature
(Signature must conform to holder specified on Right Certificate)
Signature Guaranteed:
Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).
Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

I-40	APPENDIX I	2019 Proxy Statement

Exhibit C

    UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
FORD MOTOR COMPANY

On September 9, 2009, the Board of Directors of Ford Motor Company (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.01 per share (the "Common Stock"), and Class B Stock, par value $0.01 per share, of the Company (the "Class B Stock"). The dividend is payable on September 25, 2009 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Tax Benefit Preservation Plan, dated as of September 11, 2009, as the same may be amended from time to time (the "Plan"), between the Company and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

The Plan is intended to help protect the Company's tax net operating loss carryforwards and have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. Additionally, the Board of Directors may redeem the Rights, as discussed more fully below. The Plan is intended to act as a deterrent to any person or group from becoming or obtaining the right to become a "5-percent shareholder" (as such term is used in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder) or, in certain cases, increasing such person's or group's ownership of Common Stock beyond a specified threshold, without the approval of the Board of Directors.

Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 4.99% or more of the shares of Common Stock then outstanding or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the then-outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates or Class B Stock certificates (or book entry shares in respect of the Common Stock or Class B Stock) outstanding as of the Record Date, by such Common Stock certificate or Class B Stock certificate (or such book entry shares) together with this Summary of Rights.

The Plan provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock and the Class B Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates and Class B Stock certificates (or book entry shares in respect of the Common Stock and Class B Stock) issued after the Record Date upon transfer or new issuances of Common Stock and Class B Stock, as applicable, will contain a notation incorporating the Plan by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Plan by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock and Class B Stock (or book entry shares of Common Stock or Class B Stock) outstanding as of the Record Date, even without a notation incorporating the Plan by reference (or such notice, in the case of Book Entry shares), notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock or Class B Stock represented by such certificate or book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to (or credited to the account of) holders of record of the Common Stock and Class B Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

APPENDIX I	2019 Proxy Statement	I-41

The Rights are not exercisable until the Distribution Date. The Rights will expire upon the earliest of the close of business on September 11, 2012 (unless that date is advanced or extended), the time at which the Rights are redeemed or exchanged under the Plan, the final adjournment of the Company's 2010 annual meeting of stockholders if stockholder approval of the Plan has not been received prior to that time, the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company's tax benefits, or the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock and Class B Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock and Class B Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock and Class B Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock and Class B Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock and Class B Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the voting power of the outstanding shares of Common Stock and Class B Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having similar rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a similar class or series of the Company's preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock or Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Plan (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in

I-42	APPENDIX I	2019 Proxy Statement

its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 11, 2009. A copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, as the same may be amended from time to time, which is hereby incorporated herein by reference.

APPENDIX I	2019 Proxy Statement	I-43

Appendix II. Cautionary Note on
Forward-Looking Statements

Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•
Ford's long-term competitiveness depends on the successful execution of fitness actions;

•
Industry sales volume, particularly in the United States, Europe, or China, can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

•
Ford's new and existing products and mobility services are subject to market acceptance;

•
Ford's results are dependent on sales of larger, more profitable vehicles, particularly in the United States;

•
Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•
Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results;

•
With a global footprint, Ford's results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including Brexit;

•
Ford's production, as well as Ford's suppliers' production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors;

•
Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;

•
Pension and other postretirement liabilities could adversely affect Ford's liquidity and financial condition;

•
Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

•
Ford's vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;

•
Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, and other regulations that may change in the future;

•
Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
Ford's receipt of government incentives could be subject to reduction, termination, or clawback;

•
Operational systems, security systems, and vehicles could be affected by cyber incidents;

•
Ford Credit's access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•
Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•
Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and

•
Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" above.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	2019 Proxy Statement	II-1

Appendix III. Company Operating Cash Flow Metric GAAP Reconciliation

(Mils)	2018

Company net cash provided by / (used in) operating activities (GAAP)	$15,022
Less: Items not included in Company operating cash flows
Ford Credit operating cash flows	8,171
Funded pension contributions	(437)
Separation payments	(179)
Other, net	65
Add: Items included in Company operating cash flows
Automotive and Mobility capital spending	(7,737)
Settlement of derivatives	132
Pivotal conversion to a marketable security	263

Company adjusted operating cash flow (Non-GAAP)	$58

APPENDIX III	2019 Proxy Statement	III-1

Notice of 2019
Virtual Annual Meeting of Shareholders
and Proxy Statement

www.corporate.ford.com

During 2018, 1,038 trees were planted as a result of shareholders enrolling in the electronic delivery program for a total of 8,038 trees planted since inception. Experts say 8,038 mature trees will sequester 2,679 tons of carbon over 40 years.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 During The Meeting - Go to www.virtualshareholdermeeting.com/FORD2019 You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58213-P19050-Z74377 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FORD MOTOR COMPANY The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2, 3, and 4. 1. Election of Directors For ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Stephen G. Butler 1b. Kimberly A. Casiano For ! ! ! Against ! ! ! Abstain ! ! ! 1c. Anthony F. Earley, Jr. 2. Ratification of Independent Registered Public Accounting Firm. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. Approval of the Tax Benefit Preservation Plan. 1d. Edsel B. Ford II 3. 1e. William Clay Ford, Jr. 4. The Board of Directors recommends a vote AGAINST Proposals 5, 6, and 7. 1f. James P. Hackett ! ! ! 5. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share. 1g. William W. Helman IV 1h. William E. Kennard 6. Relating to Disclosure of the Company's Lobbying Activities and Expenditures. Relating to Disclosure of the Company’s Political Activities and Expenditures. ! ! ! ! ! ! 1i. John C. Lechleiter 7. 1j. John L. Thornton 1k. John B. Veihmeyer 1l. Lynn M. Vojvodich ! 1m. John S. Weinberg For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58214-P19050-Z74377 Proxy — Ford Motor Company Proxy Solicited by Board of Directors for Virtual Annual Shareholder Meeting – May 9, 2019 The undersigned hereby appoints Robert L. Shanks and Bradley M. Gayton, or either of them, proxies ("Proxies") each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Virtual Annual Meeting of Shareholders to be held online at 8:30 a.m. Eastern Daylight Savings Time on May 9, 2019 or at any postponement or adjournment thereof. The Proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the Proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) "FOR" Proposals 2, 3, and 4, each of which is set forth in the Proxy Statement, and (c) "AGAINST" Proposals 5, 6, and 7, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. Eastern Daylight Savings Time on May 6, 2019. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be voted on reverse side.) Address Changes/Comments: